    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 8, 2000


                                                      REGISTRATION NO. 333-48280

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM F-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                                WORLD GAMING PLC
             (Exact name of registrant as specified in its charter)

      ENGLAND AND WALES                                 7371                       NONE
 (State or other jurisdiction               (Primary Standard Industrial     (I.R.S. Employer
              of                            Classification Code Number)   Identification Number)
Incorporation or Organization)

                            THE CIBC BANKING CENTRE
                                OLD PARHAM ROAD
                                 P.O. BOX 3265
                        ST. JOHN'S, ANTIGUA, WEST INDIES
                                 (268) 480-1650
   (Address, including zip code and telephone number, including area code, of
                   Registrant's principal executive offices)

                                  FRED HAZELL
                               MANAGING DIRECTOR
                                WORLD GAMING PLC
                            THE CIBC BANKING CENTRE
                                OLD PARHAM ROAD
                                 P.O. BOX 3265
                        ST. JOHN'S, ANTIGUA, WEST INDIES
                                 (268) 480-1650

(Name, address, including zip code and telephone number, including area code, of agent for service)

                         ------------------------------

                                   COPIES TO:

            SUSAN ELIZABETH BREEN                               JEFFREY R. HOULE, ESQ.
           JONATHAN RICHARD LOVITT                         FIORELLO J.P. VICENCIO, JR., ESQ.
             ORCHARD SOLICITORS                                 GREENBERG TRAURIG, LLP
               99 BISHOPSGATE                                    1750 TYSONS BOULEVARD
               LONDON EC2M 3YU                                        SUITE 1200
                   ENGLAND                                      MCLEAN, VIRGINIA 22102
            (011-44) 20-7392-0200                                   (703) 749-1300

                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

                         ------------------------------

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

        TITLE OF EACH CLASS OF                                PROPOSED MAXIMUM                              AMOUNT OF
           SECURITIES TO BE                AMOUNT TO BE      OFFERING PRICE PER    PROPOSED MAXIMUM       REGISTRATION
              REGISTERED                    REGISTERED            SHARE (1)       OFFERING PRICE (1)         FEE (2)
Ordinary Shares, nominal value L0.01
  per share...........................      32,193,181             $1.375             44,265,624             $11,687

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the closing sales price of the class A common stock of Starnet Communications International (DE) Inc. as quoted on the Over-the-Counter Bulletin Board service under the ticker symbol SNMM.OB on October 16, 2000.

(2) Previously paid.

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     [LOGO]


                               November 10, 2000


Dear Fellow Shareholder:

    We are pleased to present a proposal for reorganizing your company, Starnet Communications International (DE) Inc., so that it will become a wholly-owned subsidiary of a new holding company incorporated in England and Wales, part of the United Kingdom. We believe the reorganization will add shareholder value over time as it will enable our company to gain business advantages that are not currently available under our current corporate structure. The reorganization of our company will offer us:

    - an environment more supportive of companies which are involved in the online gaming industry than in the U.S.;

    - an enhanced ability to pursue business combinations with non-U.S.
      entities;

    - greater flexibility in structuring European and international gaming opportunities; and

    - improved access to sophisticated capital markets.

In addition, after the reorganization, we will have the flexibility of conducting new or continuing operations out of our new English company, and in such case our earnings will be taxable in the United States only on that portion of our worldwide income that is attributable to the United States, United States subsidiaries or non-United States subsidiaries owned by a United States subsidiary to the extent the income is earned in the United States (directly or indirectly through a partnership of limited liability company) or is distributed to the United States subsidiary. Of course, World Gaming Plc's worldwide income and gains will be taxable in the U.K. subject to any double taxation relief for tax paid outside of the U.K.


    If the reorganization is approved, your relative economic ownership in the company will remain the same as your current ownership in Starnet Communications International (DE) Inc. However, you will then hold ordinary shares in an English company, World Gaming Plc. Our board of directors does not intend to consummate the reorganization if the ordinary shares of World Gaming Plc are not admitted or authorized to trade on a stock exchange or trading facility in the U.K., U.S. or elsewhere, either directly as ordinary shares or as American depositary receipts.


    This proxy statement (which includes a prospectus covering the issuance to you in the reorganization of new ordinary shares of World Gaming Plc) provides you with detailed information regarding the reorganization.

    Along with the benefits mentioned above, this transaction contains certain important changes to your rights as shareholders and is not without some risk. While we believe the potential benefits outweigh any change in your rights and any possible risks, we encourage you to read this entire document including the agreement and plan of reorganization annexed to this proxy statement/ prospectus carefully.

    OUR BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS FAVORABLE FOR OUR COMPANY AND FOR YOU AND RECOMMENDS AND APPROVES THIS PROPOSAL FOR
REORGANIZATION.

    Your support and your vote for the reorganization matter greatly. Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the enclosed return envelope. The affirmative vote of a majority of all outstanding shares of our common stock is required for approval of the reorganization, so it is extremely important that you respond. We urge you to join us in supporting this important opportunity.

                                          Sincerely,

                                          /s/ FRED HAZELL
                                          --------------------------------------
                                          Fred Hazell
                                          Managing Director

    YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 12. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


    This proxy statement/prospectus is dated November 10, 2000 and is first being mailed to stockholders on or about November 10, 2000.

                             ADDITIONAL INFORMATION

    This proxy statement/prospectus incorporates business and financial information about Starnet Communications International (DE) Inc. from other documents that are not included in or delivered with the proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone at:

               Starnet Communications International (DE) Inc.
               The CIBC Banking Centre
               Old Parham Road
               P.O. Box 3265
               St. John's, Antigua, West Indies
               (268) 480-1650


    IF YOU WOULD LIKE TO REQUEST ANY DOCUMENTS, PLEASE DO SO BY NOVEMBER 24, 2000 IN ORDER TO RECEIVE THEM BEFORE THE SPECIAL MEETING.



    Please see "Where You Can Find More Information" that begins on page 52.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                     [LOGO]


                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF
                 STARNET COMMUNICATIONS INTERNATIONAL (DE) INC.


                         TO BE HELD ON DECEMBER 8, 2000

To the Stockholders of STARNET COMMUNICATIONS INTERNATIONAL (DE) INC.:

    A special meeting of stockholders of Starnet Communications International
(DE) Inc. will be held at 10:00 a.m., local time, on December 8, 2000 at the Royal Antiguan Resort, Deep Bay, St. John's, Antigua, for the following purposes:

    (1) To approve the proposed corporate reorganization whereby Starnet Communications International (DE) Inc., a Delaware corporation, will become an indirect wholly-owned subsidiary of a new holding company, World Gaming Plc, which is incorporated in England and Wales, pursuant to an agreement and plan of reorganization, a copy of which is attached as annex I to the accompanying proxy statement/prospectus, pursuant to which WG Reorganization Sub, Inc., a newly-formed, indirect wholly-owned subsidiary of World Gaming Plc will be merged with and into Starnet Communications International (DE) Inc., which will survive the merger and to authorize the board of directors to take any and all actions deemed necessary or advisable to give effect to the reorganization; and

    (2) To transact such other business as may properly be brought before the meeting, or any adjournment or postponement of the meeting, including any adjournment or postponement of the special meeting to another time and place for the purposes of soliciting additional proxies to approve proposal (1) above.

    The board of directors has fixed the close of business on November 1, 2000 as the record date for determining stockholders entitled to notice of, and to vote at, the special meeting.

                                          By order of the Board of Directors,


                                          /s/ FRED HAZELL
                                          --------------------------------------
                                          Fred Hazell
                                          Secretary



St. John's, Antigua
November 10, 2000


    ALL STOCKHOLDERS ARE URGED TO ATTEND THE SPECIAL MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE FURNISHED FOR THAT PURPOSE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER SET FORTH IN THE PROXY STATEMENT/PROSPECTUS.

                               TABLE OF CONTENTS


QUESTIONS AND ANSWERS ABOUT THE
  REORGANIZATION......................      1
SUMMARY OF PROXY STATEMENT/
  PROSPECTUS..........................      4
  Parties To The Reorganization.......      4
  The Reorganization..................      5
  The Reorganization Agreement........      6
  Amendment/Termination; Effective
    Time..............................      6
  Amendments to Stock Based Plans.....      7
  Acceleration Of Some Management And
    Director Compensation Benefits....      7
  Recommendation Of The Board Of
    Directors.........................      7
  Vote Required For Adoption..........      7
  Quorum..............................      8
  Record Date.........................      8
  Trading.............................      8
  Market Price........................      8
  Comparison Of Rights Of
    Shareholders......................      9
  Tax Considerations..................      9
  Rights Of Dissenting Shareholders...      9
  Accounting Treatment................      9
COMPARATIVE PER SHARE DATA............     10
SELECTED FINANCIAL DATA...............     11
RISK FACTORS..........................     12
UNAUDITED PRO FORMA FINANCIAL
  INFORMATION.........................     14
THE REORGANIZATION....................     18
  General.............................     18
  Background and Reasons for the
  Reorganization......................     18
  Recommendation of the Board of
    Directors.........................     19
  Rights of Dissenting Shareholders...     19
  Amendments to Stock Based Plans.....     21
  Bulletin Board Trading..............     21
  Accounting Treatment................     21
  Acceleration of Certain Compensation
  Benefits............................     22
  Regulatory Approval in the U.K......     22
THE SPECIAL MEETING...................     23
  General.............................     23
  Quorum..............................     23
  Record Date.........................     23
  Vote Required for Adoption..........     23
  Proxies.............................     24
  Solicitation of Proxies.............     24
  Additional Proposal.................     25
THE REORGANIZATION AGREEMENT..........     26
  General.............................     26
  Exchange of Certificates
    Representing Starnet Common
    Stock.............................     26
  Conditions to Consummation of the
    Reorganization....................     27
  Effective Time......................     27
  Amendment/Termination...............     27
STARNET COMMUNICATIONS INTERNATIONAL
  (DE) INC............................     28
  Starnet Communications International
    (DE) Inc..........................     28
  Price Range of Starnet
    Communications International (DE)
    Inc. Common Stock.................     28
  World Gaming Plc....................     29
  WG International Limited............     29
  WG Reorganization Sub, Inc..........     29
DESCRIPTION OF AUTHORIZED SHARES OF
  WORLD GAMING PLC....................     29
COMPARISON OF RIGHTS OF
  SHAREHOLDERS........................     31
  Quorum; Meeting of Shareholders.....     31
  Voting of Shareholders..............     32
  Preemptive Rights...................     32
  Preferred Stock.....................     33
  Distributions and Dividends; Stock
  Repurchases.........................     33
  Action by Written Consent...........     33
  Indemnification of Directors and
    Officers..........................     34
  Limited Liability of Directors......     34
  Interested Party Transactions.......     35
  Shareholders' Suits.................     35
  Shareholder Approval of Business
  Combinations........................     36
  Amendment of Governing Documents....     38
  Appraisal Rights....................     38
  Ability to Bring Suits, Enforce
    Judgments and Enforce U.S. Law....     39
  Inspection of Books and Records.....     39
  Removal of Directors; Vacancies on
    the Board of Directors............     39
  Classified Board of Directors.......     40
  Content and Timing of Reports and
    Notices of the Companies;
    Definition of Foreign Private
    Issuer............................     40
MATERIAL TAX CONSIDERATIONS...........     42
  United Kingdom Tax Consequences.....     42
  Tax of World Gaming Plc.............     44
  United States Federal Income Tax
    Consequences......................     45
  Tax Consequences for U.S. Holders...     45
  Tax Consequences for Non-U.S.
    Holders...........................     50

  Information Reporting and Back-up
    Withholding.......................     50
MANAGEMENT............................     51
  Management of World Gaming Plc......     51
  Committees of the Board of
    Directors.........................     51
LEGAL MATTERS.........................     51
EXPERTS...............................     51
WHERE YOU CAN FIND MORE INFORMATION...     52
DISCLOSURE REGARDING FORWARD LOOKING
  STATEMENTS..........................     53


APPENDIX I--Agreement and Plan of Reorganization

APPENDIX II--Section 262 of the Delaware General Corporation Law (Appraisal Rights)

                 QUESTIONS AND ANSWERS ABOUT THE REORGANIZATION

Q: WHAT ARE THE PURPOSES OF THE REORGANIZATION?

A: The reorganization will allow us to avail ourselves of business and financial advantages that are not available under our current corporate structure. The reorganization of Starnet Communications International
    (DE) Inc. by the formation of an English holding company for all of our operating businesses and investments, would offer our company greater flexibility in structuring international business activities. We believe the opportunities include:

    - a more favorable environment for the formation and growth of our various businesses which are active in the online gaming industry;

    - an enhanced ability to compete with non-U.S. companies involved in the online gaming industry;

    - an enhanced ability to pursue business combinations with non-U.S.
      entities;

    - an expansion of the investor base as our company's shares may become more attractive to non-U.S. investors;

    - increased visibility among the investment banking community arising from its perception of the company's enhanced corporate structure; and

    - improved access to sophisticated capital markets.

    In addition, after the reorganization, we will have the flexibility of conducting new or continuing operations out of our new English company and in such case our earnings will be taxable in the United States only on that portion of our worldwide income that is attributable to the United States, United States subsidiaries or non-United States subsidiaries owned by a United States subsidiary to the extent the income is earned in the United States (directly or indirectly through a partnership of limited liability company) or is distributed to the United States subsidiary. Of course, World Gaming Plc's worldwide income and gains will be taxable in the U.K. subject to any double taxation relief for tax paid outside of the U.K.

Q: HOW WOULD I BENEFIT FROM THIS CHANGE?

A: Our principal objective in this reorganization is to enhance shareholder value by increasing the long-term profitability and opportunities of our company.

Q: WILL I BE TAXED AS A RESULT OF THIS PROPOSAL?

A: At the time of reorganization, if you are a United States person, for U.S. federal income tax purposes, you will be treated as if you had sold all of your shares in Starnet Communications International (DE) Inc. in a fully taxable transaction in which you will recognize gains and losses, if any, in an amount equal to the difference between your tax basis in your Starnet Communications International (DE) Inc. shares and the value of the World Gaming Plc you receive. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISERS REGARDING YOUR PARTICULAR TAX CONSEQUENCES.

Q: WILL OUR COMPANY HAVE TO PAY TAXES AS A RESULT OF THE PROPOSAL?


A: The reorganization is structured so that it will be free of U.S. federal income tax to our company, but involves a taxable disposal in the U.K., which involves a small gain taxable at rates of up to 30%.


Q: WILL THE IRS ACCEPT OUR DETERMINATION OF OUR TAX LIABILITY?

A: The IRS is not obliged to accept our determination or the methodologies we used.

Q: HAS THE IRS RENDERED AN OPINION ON THIS TRANSACTION?

A:  We are not requesting any ruling or expression of views from the IRS.

Q: WHY WERE ENGLAND AND WALES SELECTED AS THE NEW DOMICILE FOR OUR COMPANY?

A: We chose England and Wales, part of the United Kingdom, principally for its stable and supportive environment for companies involved in the online gaming industry and because it will provide continued access to sophisticated capital markets and will serve as an ideal base for pursuing European and Asian gaming opportunities.

Q: WILL THE PROPOSAL AFFECT OUR COMPANY'S CURRENT OPERATIONS AND JOBS? WHAT
    ABOUT THE FUTURE?

A: This reorganization will have limited immediate effect on our operations and employees. After the reorganization, locations of operations will be chosen based on the needs of the business, which we expect to address independently from where we are legally domiciled.

Q: WHAT EFFECT WILL THE REORGANIZATION HAVE ON MANAGEMENT AND DIRECTOR
    COMPENSATION?

A: The reorganization will have the effect of accelerating or creating payments due to certain executive officers and one director of Starnet Communications International (DE) Inc. However, it is expected that all of these officers and the affected director will execute waivers of these payments prior to completion of the reorganization.

Q: WHAT WILL BE THE SIGNIFICANT CHANGES UPON MY RIGHTS AS A SHAREHOLDER AS A
    RESULT OF THE REORGANIZATION?

A: There will be a number of significant differences in the rights of shareholders as a result of holding shares in an English company versus a Delaware company. These differences are discussed in the section entitled "Comparison of Rights of Shareholders" beginning on page 31.

Q: IS A MAJORITY OF ALL SHARES REQUIRED OR ONLY OF THE SHARES THAT ARE ACTUALLY
    VOTED?

A: In order for us to effect the reorganization, we need favorable votes from a majority of all outstanding shares. Shares for which no votes are cast will be treated as though they were voted against the reorganization, so it is very important for all stockholders to vote.

Q: IF APPROVED, WHEN DOES THIS ALL BECOME EFFECTIVE?

A: While we currently expect the reorganization to take place soon after the special meeting, the board of directors of Starnet Communications International (DE) Inc. may defer for a significant time or abandon the reorganization after the special meeting. One of the factors the board of directors of Starnet Communications International (DE) Inc. will consider at the time of the reorganization is whether there has been an increase in our estimate of the costs of the reorganization. In addition, the board of directors of Starnet Communications International (DE) Inc. does not intend to consummate the reorganization if the ordinary shares of World Gaming Plc are not admitted or authorized to trade on a stock exchange or trading facility in the U.K., U.S. or elsewhere, either directly as ordinary shares or as American depositary receipts.

Q: WHAT WILL I RECEIVE IN THE REORGANIZATION?

A: You will receive one ordinary share or equivalent of World Gaming Plc for each share of Starnet Communications International (DE) Inc. you own. Your relative economic ownership in our company will not change as a result of the reorganization.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After we complete the reorganization, we will send you instructions explaining how to exchange your Starnet Communications International
    (DE) Inc. common stock certificates for certificates for World Gaming Plc ordinary shares.

Q: HOW DO I VOTE?

A: You should indicate on your proxy card how you want to vote and mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the special meeting.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
    SHARES FOR ME?

A: No. You must instruct your broker how to vote your shares or else your broker will not vote your shares. Follow your broker's directions as to the procedure for voting your shares.

Q: CAN I CHANGE MY VOTE AFTER I GRANT MY PROXY?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in the manner described under "The Special Meeting-Proxies" on page 24.

Q: WHOM DO I CONTACT WITH FURTHER QUESTIONS?

A: Please call our proxy solicitor and information agent, Regan & Associates, Inc. toll free at 1-800-737-3426, or our company at
    (268) 480-1650.

                     SUMMARY OF PROXY STATEMENT/PROSPECTUS


    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER AND THE OTHER TRANSACTIONS MORE FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE REORGANIZATION, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS TO WHICH WE HAVE REFERRED YOU. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 52 OF THIS PROXY STATEMENT/PROSPECTUS. THE ACTUAL TERMS OF THE REORGANIZATION ARE CONTAINED IN THE REORGANIZATION AGREEMENT. THE REORGANIZATION AGREEMENT IS INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS AS ANNEX I.


    IN THIS DOCUMENT, "WE," "US," "OUR" AND "OUR COMPANY" REFER TO STARNET COMMUNICATIONS INTERNATIONAL (DE) INC. AND ITS SUBSIDIARIES OR WORLD GAMING PLC AND ITS SUBSIDIARIES, AS THE CONTEXT REQUIRES, AND "YOU" REFERS TO THE STOCKHOLDERS OF STARNET COMMUNICATIONS INTERNATIONAL (DE) INC. OR THE SHAREHOLDERS OF WORLD GAMING PLC, AS THE CONTEXT REQUIRES.

    Starnet Communications International (DE) Inc. has two classes of common stock authorized, voting Class A common stock and non-voting Class B common stock. As of the date of this proxy statement/prospectus, Starnet Communications International (DE) Inc. has only Class A common stock outstanding. Accordingly, references to the common stock of Starnet Communications International
(DE) Inc. below and elsewhere in this proxy statement/prospectus refer only to such Class A common stock, unless otherwise specified.


PARTIES TO THE REORGANIZATION
(SEE PAGE 28)


    STARNET COMMUNICATIONS INTERNATIONAL (DE) INC.

    Starnet Communications International (DE) Inc. is a St. John's, Antigua-based holding company. Our subsidiaries and affiliates focus on the development, production and licensing of Internet technologies for gaming applications. Our company was incorporated in Nevada as Creative Sports Marketing, Inc., and subsequently the name of our company was changed to Gelato Brats Inc. in January 1997 and then to Starnet Communications International
(DE) Inc. in February 1997. We redomiciled our company to Delaware in March 1997.

    In the current fiscal year, we have announced or consummated the following significant transactions or events:

    - On September 13, 2000, we announced that Fred Hazell, our current chairman, had been appointed as acting chief executive officer and president following the resignation of Meldon Ellis from the same positions. Mr. Ellis resigned to pursue other interests. Mr. Hazell has assumed control of our day-to-day operations pending the selection of a new chief executive officer.

    - On September 1, 2000, we announced the launch of the first phase of our Beyond2000 software on our gaming site. Beyond2000 is a comprehensive suite of I-learning products available on the Internet. It includes instant play and downloadable casino and lottery games, multi-player bingo, pari-mutuel wagering and sports betting. The first phase of the launch included Java casino, lotteries and multi-player bingo games. Subsequent phases will include pari-mutuel wagering and new downloadable casino, lottery and bingo products.

    Our principal executive office is located at the CIBC Banking Centre, Old Parham Road, P.O. Box 3265, St. John's, Antigua, West Indies and our telephone number is (268) 480-1650.

    WORLD GAMING PLC

    World Gaming Plc is a company incorporated in England and Wales, initially incorporated for the sole purpose of effecting the reorganization. It has transacted no business to date except in connection with the reorganization and related transactions. World Gaming Plc has issued no capital stock to date, except for nominee shareholders holding the minimum number of ordinary shares required upon incorporation of an English company. After the reorganization, you will be a shareholder of World Gaming Plc.

    Our principal executive offices are located at The CIBC Banking Centre, Old Parham Road, P.O. Box 3265, St. John's, Antigua, West Indies (telephone 268-480-1650).

    WG INTERNATIONAL LIMITED


    WG International Limited is an English private limited company and a wholly-owned subsidiary of World Gaming Plc. It has conducted no business to date except in connection with the reorganization and related transactions. WG International Limited was formed for the purpose of effecting the reorganization and to provide flexibility to World Gaming Plc in structuring its investments and holdings in the future. In addition, it will provide World Gaming Plc with a European-based company which could, if necessary, guarantee the obligations of its various subsidiaries.


    WG REORGANIZATION SUB, INC.

    WG Reorganization Sub, Inc. is a Delaware corporation and a wholly-owned subsidiary of WG International Limited. It also has conducted no business to date except in connection with the reorganization and related transactions. In the reorganization, WG Reorganization Sub, Inc. will be merged with and into Starnet Communications International (DE) Inc., with Starnet Communications International (DE) Inc. surviving.

THE REORGANIZATION (SEE PAGE 18)

    GENERAL

    Our board of directors has approved and recommends that you approve a proposed corporate reorganization so that we will become an indirect, wholly-owned subsidiary of a new holding company incorporated in England and Wales. A holder of Starnet Communications International (DE) Inc. common stock will, after the reorganization, continue to own, as a holder of World Gaming Plc ordinary shares, the same relative economic interest in World Gaming Plc. However, there will be significant differences in your rights as a shareholder of World Gaming Plc, of which the material differences are described in "Risk Factors" and "Comparison of Rights of Shareholders."

    REASONS FOR THE REORGANIZATION

    The board of directors believes that the reorganization will allow our company to avail itself of significant business and financial advantages that are not available under the current corporate structure. Accordingly, the board of directors believes the reorganization should have a favorable impact on the conduct of our future business operations. In particular, the board of directors believes that you should approve the reorganization for the following reasons:

    - more favorable environment for the formation and growth of a company whose businesses are involved in the online gaming industry;

    - an enhanced ability to compete with non-U.S. companies involved in the online gaming industry;

    - an enhanced ability to pursue business combinations with non-U.S.
      entities;

    - an expansion of our investor base as our company's shares may become more attractive to non-U.S. investors;

    - increased visibility among the investment banking community arising from its perception of our company's enhanced corporate structure; and

    - improved access to sophisticated capital markets.

    OTHER BENEFITS

    Our current corporate structure is such that worldwide income is subject, either immediately or eventually, to U.S. taxation. After the reorganization, we will have the flexibility of conducting new operations directly by World Gaming Plc, WG International Limited or other non-U.S. entities owned directly or indirectly by World Gaming Plc or WG International Limited but not by Starnet Communications International (DE) Inc., and in such case our earnings will be taxable in the United States only on that portion of our worldwide income that is attributable to the United States, United States subsidiaries or non-United States subsidiaries owned by a United States subsidiary to the extent the income is earned in the United States (directly or indirectly through a partnership of limited liability company) or is distributed to the United States subsidiary. Of course, World Gaming Plc's worldwide income and gains will be taxable in the U.K. subject to any double taxation relief for tax paid outside of the U.K.

    We can give no assurances, however, that we will realize any of the anticipated benefits of the reorganization.

    COSTS AND RISKS

    The reorganization will impose costs on our company and will expose our company to some risks. Our board of directors believes that the potential advantages of the reorganization substantially outweigh these costs and risks.

    There are differences between Delaware and English corporate law, as they apply to the rights attaching to shares of common stock and ordinary shares, respectively. We discuss the material differences under "Comparison of Rights of Shareholders." We describe the principal tax and enforcement risks related to the reorganization under "Risk Factors."

THE REORGANIZATION AGREEMENT (SEE PAGE 26)

    The reorganization will be accomplished through the merger of WG Reorganization Sub, Inc. with and into Starnet Communications International
(DE) Inc., with Starnet Communications International (DE) Inc. surviving. At that time each outstanding share of Starnet Communications International
(DE) Inc. common stock will be exchanged and at the same time you shall have the right by virtue of the reorganization to receive ordinary shares of World Gaming Plc.

AMENDMENT/TERMINATION; EFFECTIVE TIME
(SEE PAGE 27)


    The merger may be terminated, and the reorganization abandoned, at any time, by action of the board of directors of Starnet Communications International
(DE) Inc., whether before or after the special meeting. While we currently expect the reorganization to take place soon after the special meeting, the board of directors of Starnet Communications International (DE) Inc. may defer the reorganization for a significant time or may abandon the reorganization after the special meeting. Our board of directors may exercise this right for a variety of reasons including if they determined that the reorganization would, in their view, be too costly or would have material adverse consequences to our company. In addition, the board of directors of Starnet Communications International (DE) Inc. does not intend to consummate the reorganization if the ordinary shares of World Gaming Plc are not admitted or authorized to trade on a stock exchange or trading facility in the U.K., U.S., or elsewhere, either directly as ordinary shares or as American depositary receipts.


AMENDMENTS TO STOCK BASED PLANS
(SEE PAGE 21)

    In connection with the reorganization, the boards of directors of Starnet Communications International (DE) Inc. and World Gaming Plc will have the ability to amend Starnet Communications International (DE) Inc.'s existing stock based compensation plans, or create new ones, that will provide for the issuance of World Gaming Plc ordinary shares. In determining whether to amend existing stock based plans or create new ones, the boards of directors will consider, among other things, tax consequences and the terms and conditions of the plans then in effect. Your approval of the reorganization will also constitute approval of the foregoing.

ACCELERATION OF SOME MANAGEMENT AND DIRECTOR COMPENSATION BENEFITS
(SEE PAGE 22)


    The reorganization will have the effect of accelerating or creating payments due to certain executive officers and one director of Starnet Communications International (DE) Inc. However, all of these officers and the affected director have or will execute prior to completion of the reorganization waivers of these payments.


RECOMMENDATION OF THE BOARD OF DIRECTORS
(SEE PAGE 19)

    THE BOARD OF DIRECTORS OF STARNET COMMUNICATIONS INTERNATIONAL (DE) INC. HAS APPROVED THE PROPOSED REORGANIZATION AND RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE REORGANIZATION.

VOTE REQUIRED FOR ADOPTION
(SEE PAGE 23)

    Approval of the reorganization requires the affirmative vote of the holders of a majority of the outstanding shares of Starnet Communications International
(DE) Inc. common stock. Because of the vote required, abstentions and broker non-votes will be treated as votes against the proposal to approve the reorganization.

    As of the record date described below, there were 32,193,181 shares of Starnet Communications International (DE) Inc. common stock outstanding and entitled to vote. As of the record date, the directors and executive officers of Starnet Communications International (DE) Inc. and affiliates of those persons directly owned, in the aggregate, approximately 1,451,517 shares of Starnet Communications International (DE) Inc. common stock (approximately 4.51% of the outstanding Starnet Communications International (DE) Inc. common stock). They (or their proxies) have indicated their intention to vote these shares in favor of the proposal to approve the reorganization.

    PROXIES

    If you held Starnet Communications International (DE) Inc. common stock on November 1, 2000, the record date, you will receive a proxy card. You may grant a proxy to vote by marking the proxy card appropriately, executing it in the space provided, and returning it to Starnet Communications International
(DE) Inc. in the enclosed postage paid, pre-addressed envelope.

    If you hold your Starnet Communications International (DE) Inc. common stock in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee on voting your shares. To be effective, a proxy card must be received at or prior to the special meeting.

    Shares of Starnet Communications International (DE) Inc. common stock represented by a properly executed proxy card will, unless the proxy or voting instructions are revoked, be voted in accordance with the specification indicated on such proxy card. Shares of Starnet Communications International
(DE) Inc. common stock represented by a properly executed proxy card on which no specification is made will be voted "for" the proposal to approve the reorganization.

    If any other matters are properly presented at the special meeting for consideration, including consideration of a motion to adjourn the special meeting to another time and/or place, including adjournments for the purpose of soliciting additional proxies, the persons named in the proxy card will have the discretion to vote on those matters in accordance with their best judgment.

    REVOCATION

    You may revoke a proxy card at any time prior to its exercise by:

    - giving written notice of the revocation to the Secretary of Starnet Communications International (DE) Inc.;

    - appearing and voting in person at the special meeting; or

    - properly completing and executing a later-dated proxy and delivering it to the Secretary of Starnet Communications International (DE) Inc. at or before the special meeting.

    Presence without voting at the special meeting will not automatically revoke a proxy, and any revocation during the meeting will not affect votes previously taken.

QUORUM (SEE PAGE 23)

    The presence, in person or by proxy, of stockholders holding one-third of the outstanding shares of Starnet Communications International (DE) Inc. common stock entitled to vote at the special meeting will constitute a quorum.

RECORD DATE (SEE PAGE 23)


    Only Starnet Communications International (DE) Inc. stockholders of record at the close of business on November 1, 2000, as shown on Starnet Communications International (DE) Inc.'s records, will be entitled to vote, or to grant proxies to vote, at the special meeting.


TRADING (SEE PAGE 28)


    Starnet Communications International (DE) Inc. common stock is currently traded on the OTC Bulletin Board under the symbol "SNMM.OB," but will cease to so trade upon completion of the merger. The board of directors of Starnet Communications International (DE) Inc. does not intend to consummate the reorganization if the ordinary shares of World Gaming Plc are not admitted or authorized to trade on a stock exchange or trading facility in the U.K., U.S. or elsewhere, either directly as ordinary shares or as American depositary receipts.


    As is the case with Starnet Communications International (DE) Inc., as a result of registering its ordinary shares for issuance in the reorganization, World Gaming Plc will be subject to the informational requirements of the securities laws of the United States. These information requirements, however, are different for a foreign private issuer, which World Gaming Plc expects to be, versus U.S.

issuers. The differences are described under "Comparison of Rights of Shareholders--Content and Timing of Reports and Notices of the Companies; Definition of Foreign Private Issuer."

MARKET PRICE (SEE PAGE 28)


    The closing price per share of Starnet Communications International
(DE) Inc. common stock on the OTC Bulletin Board was $1.4375 on November 6, 2000. The high and low sales prices of Starnet Communications International
(DE) Inc. common stock on the OTC Bulletin Board were $1.4062 and $1.129 on October 18, 2000, the last trading day before the public announcement of the reorganization.


COMPARISON OF RIGHTS OF SHAREHOLDERS
(SEE PAGE 31)

    There are differences between the rights of shareholders under Delaware law and English law. In addition, there are differences between Starnet Communications International (DE) Inc.'s certificate of incorporation and bylaws and World Gaming Plc's memorandum of association and articles of association. Material differences between the rights of shareholders are discussed in the section entitled "Comparison of Rights of Shareholders."

TAX CONSIDERATIONS (SEE PAGE 42)

    TAXATION OF STARNET COMMUNICATIONS INTERNATIONAL (DE) INC. STOCKHOLDERS


    At the time of the reorganization, if you are a United States person, for U.S. federal income tax purposes, you will be treated as if you sold all of your shares in Starnet Communications International (DE) Inc. in a fully taxable transaction in which you will recognize gains and losses, if any, in an amount equal to the difference between your tax basis in your shares in Starnet Communications International (DE) Inc. and the value of the shares in World Gaming Plc you receive.


    WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES.

    TAXATION OF STARNET COMMUNICATIONS INTERNATIONAL (DE) INC.

    Starnet Communications International (DE) Inc. and it will not recognize any gain or loss by virtue of the merger.

    After the reorganization, World Gaming Plc will be subject to U.S. federal income tax only to the extent that it derives U.S. source income that is subject to U.S. withholding tax or income that is effectively connected with the conduct of a trade or business within the United States and is not exempt from U.S. tax under an applicable income tax treaty with the United States. Because Starnet Communications International (DE) Inc. will be a subsidiary of World Gaming Plc and will remain a Delaware corporation, the U. S. tax obligations will remain the same for Starnet Communications International (DE) Inc. and its subsidiaries after the reorganization as before.

RIGHTS OF DISSENTING SHAREHOLDERS
(SEE PAGE 19)

    You will have dissenters' appraisal rights in connection with the reorganization. In order to qualify for these rights, you must take specific actions. See also the complete text of Section 262--Appraisal Rights under the Delaware General Corporation Law attached to this proxy statement/prospectus as appendix II.

ACCOUNTING TREATMENT (SEE PAGE 21)

    The reorganization involves a pooling of interests among companies within common control and, therefore, there will be no change in accounting as a result of the reorganization.

                           COMPARATIVE PER SHARE DATA


    The following table sets forth the historical and pro forma consolidated per share data of Starnet Communications International (DE) Inc. giving effect to the reorganization merger for the years ended April 30, 2000, April 30, 1999 and April 30, 1998, and the historical and equivalent pro forma per share data of World Gaming Plc after giving effect to the merger for the years ended
April 30, 2000, April 30, 1999 and April 30, 1998. The data should be read in conjunction with the consolidated financial statements of each of Starnet Communications International (DE) Inc. and the respective notes thereto incorporated by reference in this proxy statement/prospectus, as well as the information set forth under "Starnet Communications International (DE) Inc. Consolidated Pro Forma Financial Statements." The unaudited pro forma financial data is not necessarily indicative of the operating results that would have been achieved had the transactions been in effect at the beginning of the periods presented and should not be considered indicative of future results. The per share data in the table immediately below is in U.S. dollars.



                                                          STARNET
                                                      COMMUNICATIONS    WORLD GAMING
                                                      INT'L (DE) INC.       PLC         PRO FORMA
                                                      ---------------   ------------   -----------
Year Ended April 30, 2000
Income (loss) from cont. operations per:
  common stock/per share
    basic...........................................     $     (0.16)        --        $     (0.16)
  Cash dividends per share..........................              --         --                 --
  book value........................................            0.65         --               0.65
Weighted Shares outstanding.........................      29,625,460         --         29,625,460

Year Ended April 30, 1999
Income (loss) from cont. operations per:
  common stock/per share
    basic...........................................     $      0.04         --        $      0.04
    diluted.........................................            0.08         --               0.08
  Cash dividends per share..........................              --         --                 --
  book value........................................            0.41         --               0.41
Weighted Shares outstanding.........................      22,951,546         --         22,951,546

Year Ended April 30, 1998
Income (loss) from cont. operations per:
  common stock/per share
    basic...........................................     $     (0.04)        --        $     (0.04)
  Cash dividends per share..........................              --         --                 --
  book value........................................            0.06         --               0.06
Weighted Shares outstanding.........................      21,002,885         --         21,002,885

                            SELECTED FINANCIAL DATA

    Selected income statement data for the quarter ended July 31, 2000 and the years ended April 30 (in thousands of US dollars, except per share figures):

                                                JULY 31    APRIL 30    APRIL 30    APRIL 30    APRIL 30    APRIL 30
                                                  2000       2000        1999        1998        1997        1996
                                                --------   ---------   ---------   ---------   ---------   ---------
Net sales from continuing operations.........   $ 4,029     $17,881     $6,255      $  257      $   --      $   --
Income (loss) from continuing operations.....    (1,822)     (4,462)     1,031        (818)         --          --
Income (loss) from continuing operations per
  common share...............................   $ (0.06)    $ (0.16)    $ 0.04      $(0.04)         --          --
Net sales from discontinued operations.......        --       2,705      3,518       3,113       1,997         379
Income (loss) from discontinued operations...        --        (355)     1,011        (220)        (94)        (26)
Income (loss) from discontinued operations
  per common share...........................        --     $ (0.01)    $ 0.04      $(0.01)     $(0.00)     $(0.00)
Cash dividends declared per common share.....        --          --         --          --          --          --

    Prior to 1998, the Company's activities were limited to activities which have since been classified as discontinued operations. The discontinued operations were disposed of effective March 31, 2000.

    Selected balance sheet data as at July 31, 2000 and April 30 for the years indicated (in thousands of US dollars):


                                                  JULY 31    APRIL 30   APRIL 30   APRIL 30   APRIL 30   APRIL 30
                                                    2000       2000       1999       1998       1997       1996
                                                  --------   --------   --------   --------   --------   --------
Total assets....................................  $26,037    $27,983    $13,439     $3,275     $1,197      $458
Long-term obligations...........................      727        503        461        258        237        63

                                  RISK FACTORS

    You should consider the following risk factors carefully as well as the other information in this document.

    We also caution you that this document contains statements that contain "forward looking" information that are not related to historical facts, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on our current beliefs as to the outcome and timing of future events, and actual results may differ materially from those projected or implied in the forward looking statements. Further, some forward looking statements are based upon assumptions of future events which may not prove to be accurate. The forward looking statements involve risks and uncertainties including, but not limited to, the risks and uncertainties referred to under "Risk Factors," "Disclosure Regarding Forward Looking Statements" and elsewhere within the document and in other of our filings with the Securities and Exchange Commission.

WE MAY CHOOSE TO DEFER OR ABANDON THE REORGANIZATION.

    The merger may be terminated, and the reorganization abandoned, at any time, by action of the board of directors of Starnet Communications International
(DE) Inc., whether before or after the special meeting. While we currently expect the reorganization to take place soon after the special meeting, the board of directors of Starnet Communications International (DE) Inc. may defer the reorganization for a significant time or may abandon the reorganization after the special meeting. Our board of directors may exercise this right for a variety of reasons including if they determined that the reorganization would, in their view, be too costly or would have material adverse consequences to our company. In addition, the board of directors of Starnet Communications International (DE) Inc. does not intend to consummate the reorganization if the ordinary shares of World Gaming Plc are not admitted or authorized to trade on a stock exchange or trading facility in the U.K., U.S., or elsewhere either directly as ordinary shares or as American depositary receipts.

SOME OF YOUR RIGHTS AS A SHAREHOLDER WILL CHANGE AS A RESULT OF THE
  REORGANIZATION.

    Because of differences in Delaware law and English law and differences in the governing documents of Starnet Communications International (DE) Inc. and World Gaming Plc, your rights as a shareholder will change if we complete the reorganization. Material differences in your rights as a shareholder are discussed in the section "Comparison of Rights of Shareholders" beginning on page 31.

THE REORGANIZATION COULD CAUSE YOU TO RECOGNIZE A GAIN ON YOUR SHARES OF THE
  COMPANY.

    At the time of the reorganization, if you are a United States person, for U.S. federal income tax purposes, you will be treated as if you sold all of your shares in Starnet Communications International (DE) Inc. in a fully taxable transaction in which you will recognize gains and losses, if any, in an amount equal to the difference between your tax basis in your shares in Starnet Communications International (DE) Inc. and the value of the shares in World Gaming Plc you receive. Your tax liability could be significant if the fair market value of your World Gaming Plc shares at the time of the reorganization substantially exceeds the amount you paid for your Starnet Communications International (DE) Inc. shares. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES.

YOU MAY FIND IT DIFFICULT TO SELL YOUR INTERESTS IN WORLD GAMING PLC.

    We cannot provide any assurance about the liquidity of any markets that may develop for the ordinary shares, your ability to sell your ordinary shares or the prices at which you will be able to sell the ordinary shares. The liquidity of any market for the ordinary shares will depend on the number of holders of ordinary shares, the interest of any securities dealers in making a market in the ordinary shares, any transfer restrictions imposed by the laws of the jurisdiction in which the shares trade and various other factors.

WE MAY BECOME SUBJECT TO CHANGES IN ENGLISH LAW OR POLITICAL CIRCUMSTANCES.

    The English government is currently conducting a review of its gaming laws and regulations in view of rapidly developing Internet-based, or online, gaming businesses. The English government has observed that almost all relevant British gaming legislation pre-dates the Internet. One area of particular concern to the English government is the loss of tax revenues from offshore Internet gaming concerns. The foregoing review is not scheduled to be completed until the summer of 2001. While we do not anticipate having licensed gaming operations in England, we are unable to predict with certainty the outcome of the review and therefore there is a risk that any future legislation enacted may be unfavorable to our business.

IF WORLD GAMING PLC IS OR BECOMES A PASSIVE FOREIGN INVESTMENT COMPANY, SHAREHOLDERS THAT ARE UNITED STATES PERSONS WOULD BECOME SUBJECT TO SIGNIFICANT ADVERSE U.S. FEDERAL INCOME TAX CONSEQUENCES.

    The rules governing passive foreign investment companies can have significant adverse tax consequences for U.S. investors. World Gaming Plc would be classified as a passive foreign investment company if, for any taxable year, either:

    - 75% or more of our gross income is passive income, which includes interest (on working capital, including the proceeds of this offering, as well as most other interest income), dividends and certain types of rents and royalties; or

    - the average percentage, by fair market value, of our assets that produce or are held for the production of passive income is 50% or more.

    Distributions that constitute "excess distributions," as defined in
Section 1291 of the Internal Revenue Code of 1986, as amended (which we refer to as the Code), from a passive foreign investment company and gains on dispositions of shares of a passive foreign investment company may be subject to the highest rates of tax on ordinary income in effect from time to time and to an interest charge based on the deferral of such tax during the period the shares are owned. However, these rules generally will not apply if the U.S. investor elects to treat the passive foreign investment company as a qualified electing fund under Section 1295 of the Code and thereby pay tax currently on the investor's share of our undistributed ordinary earnings and capital gains. For a discussion of these and other tax considerations relating to an investment in our ordinary shares, see "Material Tax Considerations--United States Federal Income Tax Consequences."

WE MAY SEEK TO RAISE ADDITIONAL CAPITAL BY SELLING OUR SHARES IN THE FUTURE.

    After the reorganization, we intend to examine acquisition opportunities and/or equity or debt capital raising opportunities. Any such actions could adversely affect the market price of our ordinary shares or be dilutive to our shareholders.


ORDINARY SHARES OF WORLD GAMING PLC THAT ARE TRADED ON A U.S. EXCHANGE OR
  TRADING FACILITY WILL BE SUBJECT TO A STAMP DUTY TAX.



    After the reorganization, our ordinary shares may be admitted or authorized to trade on a U.S. exchange or trading facility directly without the use of an American depositary facility. In such event, each transfer of ordinary shares on the U.S. exchange or trading facility would be subject to a stamp duty tax in the U.K. The rate of the stamp duty tax payable is approximately 0.5 percent of the consideration. See "Material Tax Consequences--Stamp Duty and Stamp Duty Reserve Tax" for more information.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

    The reorganization involves a pooling of interests among companies within common control which will require no change in accounting.


    The accompanying unaudited pro forma condensed consolidated income statement of Starnet Communications International (DE) Inc. for the period ended
April 30, 2000 presents our results as if these transactions had occurred as of May 1, 1999. The accompanying unaudited pro forma condensed consolidated balance sheet of Starnet Communications International (DE) Inc. as of April 30, 2000 presents our financial position as if these transactions had occurred as of April 30, 2000. The unaudited pro forma financial information does not purport to represent what our financial position or results of operations actually would have been had these events occurred as of the dates indicated, or to project our financial position or results of operations for any future date or period. The pro forma adjustments are based on available information and certain assumptions that we currently believe are reasonable under the circumstances. The unaudited pro forma financial information should be read in conjunction with the financial information and data and discussions contained in the documents described under "Where You Can Find More Information" on page 52.

                 STARNET COMMUNICATIONS INTERNATIONAL (DE) INC.
                      CONSOLIDATED PROFORMA BALANCE SHEETS
                                 APRIL 30, 2000
                             (IN THOUSANDS OF US $)
                                  (UNAUDITED)

                                                    STARNET                       PROFORMA
                                                 COMMUNICATIONS                  ADJUSTMENTS
                                                 INTERNATIONAL    WORLD GAMING    INCREASE       PROFORMA
                                                   (DE) INC.          PLC        (DECREASE)    CONSOLIDATED
                                                 --------------   ------------   -----------   ------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents....................     $ 5,984           $ --          $ --         $ 5,984
  Reserves and deposits with credit card
    processors.................................       3,857             --            --           3,857
  Accounts receivable..........................       2,022             --            --           2,022
  Prepaid expenses and deposits................         616             --            --             616
  Other current assets.........................       1,349             --            --           1,349
  Current portion of long-term receivable......         514             --            --             514
                                                    -------           ----          ----         -------
    Total Current Assets.......................      14,342             --            --          14,342
                                                    -------           ----          ----         -------
OTHER ASSETS
  Restricted cash..............................       7,234             --            --           7,234
  Capital assets (net).........................       4,868             --            --           4,868
  Long-term receivable                                1,539             --            --           1,539
                                                    -------           ----          ----         -------
    Total Other Assets.........................      13,641             --            --          13,641
                                                    -------           ----          ----         -------
    TOTAL ASSETS...............................     $27,983           $ --          $ --         $27,983
                                                    =======           ====          ====         =======

LIABILITIES AND STOCKHOLDERS EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities.......     $ 5,223           $ --          $ --         $ 5,223
Funds held on deposit..........................       2,118             --            --           2,118
Deferred revenue...............................         287             --            --             287
Current portion of capital lease obligations...         476             --            --             476
                                                    -------           ----          ----         -------
Total Current Liabilities......................     $ 8,104             --            --         $ 8,104
                                                    -------           ----          ----         -------

LONG-TERM LIABILITIES
Non-current portion of capital lease
  obligations..................................     $   503             --            --         $   503
                                                    -------           ----          ----         -------
Total Long-Term Liabilities                             503             --            --             503
                                                    -------           ----          ----         -------
Total Liabilities..............................     $ 8,607             --            --         $ 8,607
                                                    -------           ----          ----         -------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Capital stock..................................     $22,143             --            --         $22,143
Subscription receivable........................        (381)            --            --            (381)
Retained earnings (deficit)....................      (2,371)            --            --          (2,371)
Accumulated other comprehensive loss...........         (15)            --            --             (15)
                                                    -------           ----          ----         -------
Total Stockholders' Equity.....................     $19,376             --            --         $19,376
                                                    -------           ----          ----         -------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.....     $27,983           $ --          $ --         $27,983
                                                    =======           ====          ====         =======

                  See Summary of Assumptions and Disclosures.

                 STARNET COMMUNICATIONS INTERNATIONAL (DE) INC.
                 CONSOLIDATED PROFORMA STATEMENTS OF OPERATIONS
                       FOR THE YEAR ENDED APRIL 30, 2000
                             (IN THOUSANDS OF US $)
                                  (UNAUDITED)


                                               STARNET                       PROFORMA
                                            COMMUNICATIONS                  ADJUSTMENTS
                                            INTERNATIONAL    WORLD GAMING    INCREASE       PROFORMA
                                              (DE) INC.          PLC        (DECREASE)    CONSOLIDATED
                                            --------------   ------------   -----------   ------------
REVENUE
  Sales
    Licensing.............................      $ 4,028          $ --           $ --         $ 4,028
    Royalties and fees....................       13,853            --             --          13,853
                                                -------          ----           ----         -------
      Total Sales.........................       17,881            --             --          17,881
  Cost of sales...........................        5,143            --             --           5,143
                                                -------          ----           ----         -------
      Gross Profit........................       12,738            --             --          12,738
                                                -------          ----           ----         -------

OPERATING EXPENSES

  Development, selling, general and
    administrative........................       11,704            --             --          11,704
  Provision for bad debts.................        1,734            --             --           1,734
  Legal...................................        2,082            --             --           2,082
  Depreciation............................        2,011            --             --           2,011
  Interest and bank charges...............           93            --             --              93
                                                -------          ----           ----         -------
      Total Operating Expenses............       17,624            --             --          17,624
                                                -------          ----           ----         -------
INCOME (LOSS) FROM OPERATIONS.............       (4,886)           --             --          (4,886)

OTHER INCOME (EXPENSES)...................          308            --             --             308
                                                -------          ----           ----         -------

INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES.......................       (4,578)           --             --          (4,578)
                                                -------          ----           ----         -------
INCOME TAX EXPENSE (RECOVERY)
  Current.................................         (266)           --             --            (266)
  Deferred................................          150            --             --             150
                                                -------          ----           ----         -------
      Total Income Taxes..................         (116)           --             --            (116)
                                                -------          ----           ----         -------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS..............................       (4,462)           --             --          (4,462)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS
  OF THE ON-LINE INTERACTIVE MEDIA
  DIVISION (LESS APPLICABLE INCOME
  TAXES)..................................         (355)           --             --            (355)
GAIN ON SALE OF THE ON-LINE INTERACTIVE
  MEDIA DIVISION (INCLUDING APPLICABLE
  INCOME TAXES OF $-0- (Note 15)).........        1,562            --             --         $ 1,562
                                                -------          ----           ----         -------
NET INCOME (LOSS) FOR THE YEAR............       (3,255)           --             --          (3,255)
RETAINED EARNINGS (DEFICIT), BEGINNING OF
  YEAR....................................          884            --             --         $   884
                                                -------          ----           ----         -------
RETAINED EARNINGS (DEFICIT),
  END OF YEAR.............................      $(2,371)         $ --           $ --         $(2,371)
                                                =======          ====           ====         =======


                  See Summary of Assumptions and Disclosures.

                 STARNET COMMUNICATIONS INTERNATIONAL (DE) INC.

                     SUMMARY OF ASSUMPTIONS AND DISCLOSURES

NOTE 1 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


       Business Organization



       The accompanying proforma financial statements are prepared to present the acquisition of Starnet Communications International (DE) Inc. by World Gaming Plc to aid the user in understanding the acquisition. The proforma balance sheet and the statement of operations is presented as though the reorganization took place on May 1, 1999.


       The financial statements presented are those of Starnet Communications International (DE) Inc. (the "Company"). The Company develops, operates and markets proprietary software that is currently being used for on-line gaming. The Company's revenues are earned from licensing fees, service fees and royalties from licensees located outside North America.

NOTE 2--DESCRIPTION OF TRANSACTION

       Starnet Communications International (DE) Inc., a Delaware corporation, will become an indirect wholly-owned subsidiary of World Gaming Plc, a new holding company incorporated in England and Wales. Pursuant to an agreement and plan of reorganization, WG Reorganization Sub, Inc. will be merged with and into Starnet Communications International (DE) Inc., with Starnet Communications International (DE) Inc. surviving. WG Reorganization Sub, Inc. is a newly-formed, wholly-owned subsidiary of WG International Limited, which is a wholly-owned subsidiary of World Gaming Plc.

                               THE REORGANIZATION

GENERAL

    The board of directors has approved and recommends that you approve the proposed reorganization. WG Reorganization Sub, Inc. will merge with and into Starnet Communications International (DE) Inc., with Starnet Communications International (DE) Inc. surviving. You will receive ordinary shares of World Gaming Plc in exchange for your Starnet Communications International (DE) Inc. common stock.

    After the reorganization, Starnet Communications International (DE) Inc. will be a wholly-owned subsidiary of WG International Limited, which itself will be a wholly-owned subsidiary of World Gaming Plc. Your proportionate economic ownership of World Gaming Plc after the reorganization will be the same as it was in Starnet Communications International (DE) Inc. The material differences in your rights as a shareholder of World Gaming Plc are described under "Risk Factors--Some of Your Rights as a Shareholder Will Change as a Result of the Reorganization," "Description of Authorized Shares of World Gaming Plc" and "Comparison of Rights of Shareholders." The actual terms of the reorganization are contained in the reorganization agreement. The reorganization agreement is included in this proxy statement/prospectus as annex I. We encourage you to carefully read this proxy statement/prospectus, as well as the reorganization agreement.

    Starnet Communications International (DE) Inc. has two classes of common stock authorized, voting Class A common stock and non-voting Class B common stock. As of the date of this proxy statement/prospectus, Starnet Communications International (DE) Inc. has only Class A common stock outstanding. Accordingly, references to the common stock of Starnet Communications International
(DE) Inc. below and elsewhere in this proxy statement/prospectus refer only to such Class A common stock, unless otherwise specified.

BACKGROUND AND REASONS FOR THE REORGANIZATION

    Companies involved in the gaming industry have historically been subject to extensive statutory and regulatory control by the governments of the countries and states in which they conduct their operations. In many jurisdictions, the traditional regulatory scheme has had difficulty in deciding how to address the birth and rapid growth of the online gaming industry. This has led some jurisdictions to license and regulate it, others have sought to ban it, while others are still trying to determine the most appropriate course of action.


    Starnet Systems International and World Gaming Services, our subsidiaries which license online gaming software and operate online casinos are domiciled and located, in the Country of Antigua and Barbuda, which decided to license and support online gaming. In the United States, where Starnet Communications International (DE) Inc. is domiciled, the U.S. Congress has debated and considered for four years whether to restrict or ban certain types of online gaming. Starnet Communications International (DE) Inc. believes that the domicile of our publicly traded parent in the United States is not conducive to the long term growth and future prospects of the company. Notwithstanding the foregoing, Starnet Communications International (DE) Inc. which will become a subsidiary of the new England and Wales-based company, will remain a Delaware company.


    Our board of directors believes that the United Kingdom provides a more stable business and financial environment for companies involved in the online gaming industry. Further, our board of directors believes that because the online gaming industry is increasingly global in nature, the reorganization will allow us to avail ourselves of significant business and financial advantages that are not available under the current corporate structure. In particular, the board of directors recommends the establishment of our publicly traded parent in England for the following reasons:

    - more favorable environment for the formation and growth of companies involved in the online gaming industry;

    - an enhanced ability to compete with non-U.S. companies involved in the online gaming industry;

    - an enhanced ability to pursue business combinations with non-U.S.
      entities;

    - an expansion of the investor base as our shares may become more attractive to non-U.S. investors;

    - an increased visibility among the investment banking community arising from its perception of our company's enhanced corporate structure; and

    - improved access to sophisticated capital markets.

    Over the long term, other benefits of the reorganization include the potential for reducing our exposure to U.S. federal income taxes on income from new operations conducted outside the United States although that income may be subject to taxation in other jurisdiction, including the United Kingdom, where U.K. resident corporations are subject to U.K. corporation tax on the worldwide income and gains, subject to double taxation relief.

    In addition to the potential benefits described above, the reorganization will impose some costs on us and will expose us and you to some risks. See "Risk Factors."

    We chose the United Kingdom principally for its stable and supportive gaming environment and because it will provide continued access to sophisticated capital markets and will serve as a helpful base for pursuing European- and Asian-based opportunities in the online gaming industry.

    There are also differences between Delaware and English corporate law, and our Delaware and English constitutional documents. See "Comparison of Rights of Shareholders." There are also selected tax risks related to the reorganization. See "Risk Factors." The board of directors determined that the potential advantages of the reorganization substantially outweigh these risks and differences.

    Although the board of directors evaluated variations in the basic structure of the reorganization, the board of directors believes, based on advice from management and its outside advisors in the U.S., that the proposed structure of the reorganization is the best structure to provide the advantages we are seeking, without substantial operational or financial risks. Consequently, the board of directors did not consider any alternatives to the reorganization. No assurances can be given, however, that the anticipated benefits of the reorganization will be realized.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The board of directors of Starnet Communications International (DE) Inc. has approved the proposed reorganization and recommends that you vote for the proposal to approve the reorganization.

RIGHTS OF DISSENTING SHAREHOLDERS

    Starnet Communications International (DE) Inc. is a Delaware corporation, and as a result of the terms of the reorganization agreement and under the Delaware General Corporation Law, our stockholders will have rights of appraisal with respect to their Starnet Communications International (DE) Inc. common stock.

    Delaware law entitles the holders of record of shares of Starnet Communications International (DE) Inc. common stock who follow the procedures specified in Section 262 of the Delaware General Corporation Law to have their shares appraised by the Delaware Court of Chancery and to receive the

"fair value" of such shares as of the effective time of the merger as determined by the court instead of the ordinary shares of World Gaming Plc. In order to exercise such rights, a stockholder must demand and perfect the rights in accordance with Section 262. The following is a summary of Section 262 and is qualified in its entirety by reference to Section 262, a copy of which is attached as appendix II to this proxy statement/prospectus. Stockholders should carefully review Section 262 as well as information discussed below to determine their rights to appraisal.

    To exercise your right to an appraisal under Section 262, you must do all of the following:

    - file with Starnet Communications International (DE) Inc. at our main office in St. John's, Antigua, West Indies, a written demand for appraisal of shares of Starnet Communications International (DE) Inc. common stock held. The demand must identify the stockholder and expressly request an appraisal, before the vote is taken on the reorganization agreement at the special meeting (this written demand for appraisal must be in addition to and separate from any proxy or vote against the reorganization agreement; neither voting against, abstaining from voting nor failing to vote on the reorganization agreement will constitute a demand for appraisal within the meaning of Section 262);

    - not vote in favor of the reorganization agreement (a failure to vote or abstaining from voting will satisfy this requirement, but a vote in favor of the reorganization agreement, by proxy or in person, or the return of a signed proxy that does not specify a vote against approval and adoption of the reorganization agreement, will constitute a waiver of such stockholder's right of appraisal and will nullify any previously filed written demand for appraisal); and

    - continuously hold such shares through the effective time of the merger reorganization.

    All written demands for appraisal should be addressed to: Starnet Communications International (DE) Inc., The CIBC Banking Centre, Old Parham Road, P.O. Box 3265, St. John's, Antigua, West Indies, Attention: President and Chief Executive Officer, before the vote is taken on the reorganization at the special meeting, and should be executed by, or on behalf of, the holder of record. Such demand must reasonably inform Starnet Communications International
(DE) Inc. of the identity of the stockholder and that the stockholder is thereby demanding appraisal of his or her shares of Starnet Communications International
(DE) Inc. common stock.

    Within 10 days after the effective time of the merger, the surviving corporation of the merger will give written notice to each stockholder of Starnet Communications International (DE) Inc. who has satisfied the requirements of Section 262 and has not voted for the proposal to approve and adopt the reorganization agreement and the transactions contemplated thereby (a "Dissenting Stockholder"). Within 120 days after the effective time, the surviving corporation or any Dissenting Stockholder may file a petition in the court demanding a determination of the fair value of the shares of Starnet Communications International (DE) Inc. common stock that are held by all Dissenting Stockholders. Any Dissenting Stockholder desiring to file this petition is advised to file the petition on a timely basis unless the Dissenting Stockholder receives notice that a petition has already been filed by the surviving corporation or another Dissenting Stockholder.

    If a petition for appraisal is timely filed, the court will determine which stockholders are entitled to appraisal rights and thereafter will determine the fair value of the shares of Starnet Communications International (DE) Inc. common stock held by Dissenting Stockholders, exclusive of any element of value arising from the accomplishment or expectation of the merger, but together with a fair rate of interest, if any, to be paid on the amount determined to be fair value. In determining such fair value, the court shall take into account all relevant factors. The court may determine such fair value to be more than, less than or equal to the consideration that the Dissenting Stockholder would otherwise be entitled to receive pursuant to the reorganization agreement. If a petition for appraisal is not timely filed, then the right to an appraisal shall cease. The costs of the appraisal proceeding shall be determined by the court and charged against the parties as the court determines to be equitable under the circumstances. Upon the application of any stockholder, the court may determine the amount of interest, if any, to be paid upon the value of the shares of Starnet Communications International (DE) Inc. common stock of stockholders entitled to such interest. Upon application of a stockholder, the court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of Starnet Communications International (DE) Inc. common stock entitled to appraisal.

    From and after the effective time of the merger, no Dissenting Stockholder shall have any rights of a Starnet Communications International (DE) Inc. stockholder with respect to such holder's shares for any purpose, except to receive payment of its fair value and to receive payment of dividends or other distributions on such holder's shares of Starnet Communications International
(DE) Inc. common stock, if any, payable to Starnet Communications International
(DE) Inc. stockholders of record as of a date prior to the effective time. If a Dissenting Stockholder delivers to the surviving corporation a written withdrawal of the demand for an appraisal within 60 days after the effective time or thereafter with the written approval of the surviving corporation, or, if no petition for appraisal is filed within 120 days after the effective time, then the right of that Dissenting Stockholder to an appraisal will cease and the Dissenting Stockholder will be entitled to receive only ordinary shares of World Gaming Plc.

AMENDMENTS TO STOCK BASED PLANS


    After the reorganization we will amend our stock based compensation plans or create new stock based compensation plans to provide that World Gaming Plc will issue options for its ordinary shares. We will revise or amend our other employee benefit plans, or cancel existing plans and adopt new plans, as necessary, as the board of directors of Starnet Communications International
(DE) Inc. and World Gaming Plc may determine to be appropriate based on taxation issues that arise in this regard.


    Your approval of the reorganization will also constitute approval of amendments to our existing stock based compensation plans and stock purchase plans and other employee benefit plans providing for future use of World Gaming Plc ordinary shares in lieu of Starnet Communications International (DE) Inc. common stock after the reorganization, if relevant, or the creation of new stock based compensation plans, stock purchase plans and other employee benefit plans in World Gaming Plc as the boards of directors of Starnet Communications International (DE) Inc. and World Gaming Plc consider appropriate based on tax issues and the plans and benefits then currently available.

BULLETIN BOARD TRADING

    Our common stock is currently traded on the Over-The-Counter Bulletin Board under the symbol "SNMM.OB." Upon effectiveness of the merger, if you do not properly seek appraisal rights under Delaware law, your Starnet Communications International (DE) Inc. common stock will automatically convert into and represent the right to receive ordinary shares of World Gaming Plc, and trading of the common stock on the OTC Bulletin Board and otherwise will cease. We expect to be publicly traded prior to the consummation of the reorganization. However, the board of directors of Starnet Communications International
(DE) Inc. will not consummate the reorganization if the ordinary shares of World Gaming Plc are not admitted or authorized to trade on a stock exchange or trading facility in the U.K., U.S., or elsewhere either directly as ordinary shares or as American depositary receipts.

ACCOUNTING TREATMENT

    The reorganization involves a pooling of interests among companies with common control and, therefore, there will be no change in accounting as a result of the reorganization.

ACCELERATION OF CERTAIN COMPENSATION BENEFITS


    The reorganization will have the effect of accelerating or creating payments due to certain executive officers and one director of Starnet Communications International (DE) Inc. However, all of these officers and the affected director have or will execute prior to completion of the reorganization waivers of these payments.


REGULATORY APPROVAL REQUIREMENTS IN U.K.

    The reorganization does not require any material approval by any U.K. governmental authority.

                              THE SPECIAL MEETING

GENERAL

    Starnet Communications International (DE) Inc. will hold a special meeting for its stockholders at 10:00 a.m., local time, on December 8, 2000, at the Royal Antiguan Resort, Deep Bay, St. John's, Antigua, to consider and vote on:

    - approval of the reorganization, including the reorganization agreement, and authorization for the board of directors to take all actions deemed necessary or advisable to give effect to the reorganization, and

    - any other matters that may properly come before the special meeting, or any adjournment or postponement of the special meeting, including the adjournment or postponement of the special meeting for the purpose of soliciting additional votes in favor of the first proposal.

QUORUM

    The presence, in person or by proxy, of stockholders holding one-third of the outstanding shares of Starnet Communications International (DE) Inc. common stock entitled to vote at the special meeting will constitute a quorum.

RECORD DATE

    Only Starnet Communications International (DE) Inc. stockholders of record at the close of business on November 1, 2000, as shown on Starnet Communications International (DE) Inc.'s records, will be entitled to vote, or to grant proxies to vote at the special meeting.

VOTE REQUIRED FOR ADOPTION

    Approval of the reorganization requires the affirmative vote of the holders of a majority of the outstanding shares of Starnet Communications International
(DE) Inc. common stock.


    Because of this vote requirement, abstentions will have the same effect as votes against the proposal to approve the reorganization. Under the rules of the NYSE, brokers who hold shares in "street name" for customers have the authority to vote on many routine proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to non-routine matters such as the reorganization. Thus, absent specific instructions from you, your broker is not empowered to vote your shares with respect to the approval and adoption of the reorganization, a so called broker non-vote. Since an affirmative vote of a majority of the outstanding Starnet Communications International (DE) Inc. common shares is required for approval of the reorganization, a broker non-vote will have the same effect as a vote against the reorganization. Starnet Communications International (DE) Inc. and World Gaming Plc each will approve the reorganization. Similarly, World Gaming Plc will approve the reorganization as the sole shareholder of WG International Limited, and WG International Limited will approve the reorganization as the sole shareholder of WG Reorganization Sub, Inc.


    As of the record date described above, there were 32,193,181 shares of Starnet Communications International (DE) Inc. common stock outstanding and entitled to vote. As of the record date, the directors and executive officers of Starnet Communications International (DE) Inc. and affiliates of these persons directly owned, in the aggregate, approximately 1,451,517 shares of Starnet Communications International (DE) Inc. common stock (approximately 4.51% of the outstanding Starnet Communications International (DE) Inc. common stock). They (or their proxies) have indicated their intention to vote these shares in favor of the proposal to approve the reorganization.

PROXIES

    GENERAL. You will receive a proxy card if you were a stockholder of our company as of the record date. If you properly received a proxy card, you may grant a proxy to vote for or against, or to abstain from voting, on the proposal to approve the reorganization by marking your proxy card appropriately, executing it in the space provided and returning it to the Secretary of Starnet Communications International (DE) Inc.

    If you hold your Starnet Communications International (DE) Inc. common stock in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee on voting your shares.

    If you have timely submitted a properly executed proxy card and clearly indicate your votes, your shares will be voted as indicated. If you have timely submitted a properly executed proxy card and have not clearly indicated your votes, your shares will be voted FOR the proposal to approve the reorganization. Any Starnet Communications International (DE) Inc. stockholder of record who is present at the special meeting in person will be entitled to vote at the meeting regardless of whether that stockholder has previously granted a proxy with respect to the reorganization.

    REVOCATION. You may revoke your proxy card at any time prior to its exercise by:

    - giving written notice of the revocation to the Secretary of Starnet Communications International (DE) Inc.;

    - appearing and voting in person at the special meeting; or

    - properly completing and executing a later-dated proxy and delivering it to the Secretary of Starnet Communications International (DE) Inc.

    Your presence without voting at the special meeting will not automatically revoke your proxy and any revocation during the meeting will not affect votes previously taken. If you hold your Starnet Communications International
(DE) Inc. common stock in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

    VALIDITY. The inspectors of election will determine all questions as to the validity, form, eligibility, including time of receipt, and acceptance of proxy cards. Their determination will be final and binding. The board of directors of Starnet Communications International (DE) Inc. will have the right to waive any irregularities or conditions as to the manner of voting. Starnet Communications International (DE) Inc. may accept proxies by any reasonable form of communication so long as Starnet Communications International (DE) Inc. is reasonably assured that the communication is authorized by you.

SOLICITATION OF PROXIES

    The board of directors of Starnet Communications International (DE) Inc. is soliciting the accompanying proxy. The expenses of preparing, printing and mailing the proxy and the materials used in the solicitation will be borne by Starnet Communications International (DE) Inc.

    Starnet Communications International (DE) Inc. has retained Regan & Associates, Inc. to aid in the solicitation of proxies, for a fee of approximately $15,000 and the reimbursement of expenses. Proxies may also be solicited by personal interview, telephone and telegram by directors, officers and employees of Starnet Communications International (DE) Inc. who will not receive additional compensation for their services. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries to the beneficial owners of Starnet Communications International (DE) Inc. common stock held by those persons, and Starnet Communications International (DE) Inc.

will reimburse them for reasonable expenses in connection with the forwarding of the solicitation materials.

ADDITIONAL PROPOSAL

    Management of Starnet Communications International (DE) Inc. knows of no matters other than as described in the accompanying notice of special meeting which are likely to be brought before the special meeting. However, if any other matters are properly presented at the special meeting, or at any adjournment or postponement of the special meeting, for consideration, including consideration of a motion to adjourn the meeting to another time and/or place, including adjournments for the purpose of soliciting additional proxies, our board of directors seek your authorization to direct the manner in which your shares are voted on such matters in accordance with their best judgment.

    THE BOARD OF DIRECTORS OF STARNET COMMUNICATIONS INTERNATIONAL (DE) INC. RECOMMENDS THAT YOU VOTE "FOR" AUTHORIZATION OF THE BOARD OF DIRECTORS TO DIRECT THE VOTE OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, INCLUDING ANY MOTION TO ADJOURN OR POSTPONE THE SPECIAL MEETING FOR THE PURPOSE OF SOLICITING ADDITIONAL VOTES FOR THE REORGANIZATION PROPOSAL.

                          THE REORGANIZATION AGREEMENT

GENERAL

    We propose that the reorganization be effected pursuant to the reorganization agreement, which is incorporated herein by reference. The steps to the reorganization are:

    - merging WG Reorganization Sub, Inc. with and into Starnet Communications International (DE) Inc., with Starnet Communications International
      (DE) Inc. surviving; and

    - in the merger, each share of outstanding Starnet Communications International (DE) Inc. common stock will automatically convert into and represent the right, pursuant to the reorganization agreement and Delaware law, to receive one ordinary share of World Gaming Plc. As a result of the merger, you will become, unless you properly exercise your dissenter's appraisal rights, a shareholder of an English company.

    The memorandum of association and articles of association of World Gaming Plc shall be the governing organizational documents of the surviving corporation of the merger and are set forth in exhibit B and exhibit C to the reorganization agreement, attached as annex I to this proxy statement/ prospectus.

EXCHANGE OF CERTIFICATES REPRESENTING STARNET COMMON STOCK


    World Gaming Plc will appoint an exchange agent who will exchange certificates representing shares of Starnet Communications International
(DE) Inc. common stock for certificates representing ordinary shares of World Gaming Plc. Promptly after the merger is completed, Starnet Communications International (DE) Inc. or the exchange agent will mail to each registered holder of shares of Starnet Communications International (DE) Inc. common stock, a letter of transmittal which the holder must properly complete and deliver to the exchange agent with the holder's common stock certificates. World Gaming Plc will deposit with the exchange agent World Gaming Plc ordinary share certificates in an amount sufficient to deliver ordinary shares to holders of Starnet Communications International (DE) Inc. common stock.


    After a registered holder of shares of Starnet Communications International
(DE) Inc. common stock delivers certificates for those shares and a signed transmittal letter to the exchange agent, the holder will be entitled to receive in exchange for the holder's Starnet Communications International (DE) Inc. common stock:


    - the number of ordinary shares of World Gaming Plc, into which the holder's shares were converted in the merger; and


    - a check in the amount, after giving effect to any required tax withholdings, of any cash dividends or other distributions that the holder has the right to receive, including dividends or other distributions payable with respect to the holder's ordinary shares of World Gaming Plc with a record date after the completion of the merger and a payment date on or before the date the holder properly delivers Starnet Communications International (DE) Inc. common stock certificates to the exchange agent.

    Shares of Starnet Communications International (DE) Inc. common stock that are surrendered to the exchange agent will be canceled. No holder of Starnet Communications International (DE) Inc. common stock will receive any dividends or other distributions with respect to ordinary shares of World Gaming Plc to which the holder is entitled under the reorganization agreement until that holder's Starnet Communications International (DE) Inc. common stock certificate is surrendered to the exchange agent with a properly completed letter of transmittal.

    Shares of WG Reorganization Sub, Inc. common stock held by World Gaming Plc immediately prior to the merger, which constitute all of the outstanding capital stock of WG Reorganization Sub, Inc., will automatically convert in the merger into shares of common stock of Starnet Communications International (DE) Inc. As a result of the merger, Starnet Communications International (DE) Inc. will become a wholly-owned subsidiary of WG International Limited, and therefore an indirect wholly-owned subsidiary of World Gaming Plc.

    In order for a person who is not a registered holder of the Starnet Communications International (DE) Inc. common stock to have a certificate exchanged, the person must:

    - ensure that the certificate surrendered is properly endorsed or otherwise in proper form for cancellation; and

    - pay the exchange agent any transfer or other taxes required or establish to the satisfaction of the exchange agent that such taxes have been paid or are not payable.

    A Starnet Communications International (DE) Inc. stockholder who holds Starnet Communications International (DE) Inc. common stock in "street name" through a bank, broker or other financial institution should receive information about the procedures for exchanging that holder's shares for ordinary shares from that institution.

CONDITIONS TO CONSUMMATION OF THE REORGANIZATION

    The reorganization will not be completed unless, among other requirements, the following conditions are satisfied or, if allowed by law, waived:

    - The stockholders of Starnet Communications International (DE) Inc. approve the reorganization by the requisite vote.

    - We receive all necessary third-party consents to the reorganization, if any.

EFFECTIVE TIME


    We anticipate that the reorganization will become effective soon after the special meeting. The merger of WG Reorganization Sub, Inc. with and into Starnet Communications International (DE) Inc., if approved by our shareholders and not terminated by the board of directors, will become effective upon the later of:
(1) the time of filing a certificate of merger with the Delaware Secretary of State; or (2) a later effective time specified in the certificate of merger filed with Delaware.



    Immediately following the effective time of the reorganization, World Gaming Plc will have the same directors and executive officers as Starnet Communications International (DE) Inc. had immediately prior to that date except that Dean Grimm will not be a director of World Gaming Plc.


AMENDMENT/TERMINATION

    By a written agreement, all of the parties to the reorganization agreement may amend, modify or supplement the reorganization agreement at any time, except no amendment, modification or supplement may be made or effected that by law requires further approval by stockholders without the further approval of those stockholders.

    The board of directors of Starnet Communications International (DE) Inc. may terminate the reorganization agreement and abandon the reorganization, at any time, whether before or after the special meeting. While we currently expect the reorganization to take place soon after the special meeting, the board of directors of Starnet Communications International (DE) Inc. may defer the reorganization for a significant time or may abandon the reorganization after the special meeting. Our board of directors may exercise this right for a variety of reasons including if they determined that the reorganization would, in their view, be too costly or would have material adverse consequences to our company. In addition, the board of directors of Starnet Communications International (DE) Inc. does not intend to consummate the reorganization if the ordinary shares of World Gaming Plc are not admitted or authorized to trade on a stock exchange or trading facility in the U.K., U.S., or elsewhere either directly as ordinary shares or as American depositary receipts.

                 STARNET COMMUNICATIONS INTERNATIONAL (DE) INC.
                              AND OTHER COMPANIES

STARNET COMMUNICATIONS INTERNATIONAL (DE) INC.

    Starnet Communications International (DE) Inc. is incorporated in the State of Delaware and is a St. John's, Antigua-based holding company with its subsidiaries involved in the online gaming industry. Our subsidiaries and affiliates focus on the development, production and licensing of Internet technologies for gaming applications. Our company was incorporated in Nevada as Creative Sports Marketing, Inc., and subsequently the name of our company was changed to Gelato Brats Inc. in January 1997 and then to Starnet Communications International (DE) Inc. in February 1997. We redomiciled our company to Delaware in March 1997.

    Since our most recent filing with the SEC, we have announced or consummated the following significant transactions or events:

    - On September 13, 2000, we announced that Fred Hazell, our current chairman, had been appointed as acting chief executive officer and president following the resignation of Meldon Ellis from the same positions. Mr. Ellis resigned to pursue other interests. Mr. Hazell has assumed control of our day-to-day operations pending the selection of a new chief executive officer.

    - On September 1, 2000, we announced the launch of the first phase of our Beyond2000 software on our gaming site. Beyond2000 is a comprehensive suite of I-learning products available on the Internet. It includes instant play and downloadable casino and lottery games, multi-player bingo, pari-mutuel wagering and sports betting. The first phase of the launch included Java casino, lotteries and multi-player bingo games. Subsequent phases will include pari-mutuel wagering and new downloadable casino, lottery and bingo products.

PRICE RANGE OF STARNET COMMUNICATIONS INTERNATIONAL (DE) INC. COMMON STOCK

    Starnet Communications International (DE) Inc. common stock trades on the OTC Bulletin Board under the symbol "SNMM.OB." The following table sets forth the quarterly range of high and low reported sale prices of the Starnet Communications International (DE) Inc. common stock on the OTC Bulletin Board for the periods indicated.

                                                                HIGH       LOW
Calendar Year 1998                                            --------   --------
    Fourth Quarter..........................................   1.4375     0.4062
Calendar Year 1999
    First Quarter...........................................  14.6562     1.8125
    Second Quarter..........................................  19.2812     8.875
    Third Quarter...........................................  24.7188     3.75
    Fourth Quarter..........................................   4.9375     2.125
Calendar Year 2000
    First Quarter...........................................   9.50       2.5938
    Second Quarter..........................................   4.125      2.375
    Third Quarter...........................................   3.9375     1.75

    On November 6, 2000 the last reported sale price of the Starnet Communications International (DE) Inc. common stock as reported on the OTC Bulletin Board was $1.4375 per share. As of November 1, 2000, there were approximately 159 record holders of Starnet Communications International
(DE) Inc. common stock.


WORLD GAMING PLC

    World Gaming Plc is an English company incorporated and existing under the laws of England and Wales. It has transacted no business to date except in connection with the reorganization and related transactions. World Gaming Plc has issued no capital stock to date, except to the nominee shareholders holding the minimum number of ordinary shares required upon incorporation of an English company. World Gaming Plc's registered office is located at Devonshire House, 60 Goswell Road, London EC1M 7AD.

WG INTERNATIONAL LIMITED

    WG International Limited is an English private limited company and a wholly-owned subsidiary of World Gaming Plc. It has conducted no business to date except in connection with the reorganization and related transaction. WG International Limited was formed for the purpose of effecting the reorganization and to provide flexibility to World Gaming Plc in structuring its investments and holdings in the future. In addition, it will provide World Gaming Plc with a European based company which could, if necessary guarantee the obligations of its various subsidiaries. WG International Limited's registered office is located at Devonshire House, 60 Goswell Road, London EC1M 7AD.

WG REORGANIZATION SUB, INC.

    WG Reorganization Sub, Inc. is a Delaware corporation and wholly-owned subsidiary of WG International Limited. WG Reorganization Sub, Inc. was organized for the sole purpose of effecting the reorganization and has transacted no business to date except in connection with the reorganization and related transactions. In the reorganization, WG Reorganization Sub, Inc. will be merged with and into Starnet Communications International (DE) Inc. with Starnet Communications International (DE) Inc. surviving. WG Reorganization Sub, Inc.'s registered office is located at Devonshire House, 60 Goswell Road, London EC1M 7AD.

                      DESCRIPTION OF AUTHORIZED SHARES OF
                                WORLD GAMING PLC

    The authorized share capital of World Gaming Plc is L1,000,000 divided into shares of L0.01 each.

    All of the issued ordinary shares of World Gaming Plc have been validly issued, and are fully paid up. There are no rights of pre-emption attaching to the ordinary shares. Furthermore, they are not issued as redeemable shares. However, it should be noted that World Gaming Plc may choose to utilize the power conferred upon it by Part V Chapter VII of the Companies Act 1985 to issue redeemable shares subject to obtaining an appropriate authority from shareholders. Neither the Memorandum of Association or Articles of Association of World Gaming Plc nor any statutory provision in England and Wales restrict in any way the ownership of or voting rights attaching to the ordinary shares held by persons resident outside the United Kingdom. Under the terms of the Articles of Association of World Gaming Plc, the company is obliged to give notice of shareholder meetings to all persons, including those with an address for service outside the United Kingdom.

    DIVIDEND AND LIQUIDATION RIGHTS. Holders of ordinary shares are entitled to receive equally, share for share, any dividends that may be declared by the board of directors of World Gaming Plc out of funds legally available therefor. In the event of World Gaming Plc's liquidation, after satisfaction of liabilities to creditors, holders of ordinary shares are entitled to share pro rata in the net assets of World Gaming Plc. Such rights may be affected by the grant of preferential dividend or distribution rights to the holders of a class or series of preferred shares that may be authorized in the future. However, the creation of a new class of shares with rights in preference to those of the ordinary shares would require the consent of shareholders with at least three-fourths nominal value of the ordinary share capital.

    VOTING, SHAREHOLDER MEETINGS AND RESOLUTIONS. Holders of ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of shareholders. These voting rights may be affected by the grant of any special voting rights to the holders of a class or series of preferred shares that may be authorized in the future. However, the creation of a new class of shares with rights in preference to those of the ordinary shares would require the consent of shareholders with at least three-fourths in nominal value of the ordinary share capital. An annual general meeting of shareholders of World Gaming Plc will be held once every calendar year at the time (within a period of not more than 15 months after the last preceding annual general meeting of shareholders) and at the place as may be determined by the board of directors of World Gaming Plc. The quorum required for a meeting of shareholders is two shareholders present in person or by proxy.

    An ordinary resolution (such as a resolution for the appointment or removal of a director) requires approval by the holders of a majority of the ordinary shares of World Gaming Plc represented at a meeting, in person or by proxy, and voting thereon. A special or extraordinary resolution (such as, for example, a resolution amending World Gaming Plc's Memorandum of Association or Articles of Association or approving a winding-up of the company) requires approval of the holders of 75% of the ordinary shares of World Gaming Plc represented at the meeting, in person or by proxy, and voting thereon. A special or extraordinary resolution can only be considered if World Gaming Plc's shareholders receive at least 21 days' prior notice of the meeting at which such resolution will be considered.

    TRANSFER OF SHARES AND NOTICES. Fully paid ordinary shares of World Gaming Plc are issued in registered form and may be freely transferred pursuant to the Articles of Association. Subject to the provisions of English law, World Gaming Plc's articles of association provide that World Gaming Plc may issue shares which may be held evidenced and transferred through a relevant system in an uncertificated form. Each shareholder entered on the Register of Members of the Company is entitled to receive at least fourteen days' prior notice of an ordinary shareholders' meeting of World Gaming Plc and at least twenty-one days' prior notice of any shareholders' meeting of World Gaming Plc at which a special resolution is to be adopted. Subject to some limited exceptions, for the purposes of determining the shareholders entitled to receive notice and to vote at the meeting, the board of directors of World Gaming Plc may fix a record date not more than 21 days' prior to the date of the meeting.

    MODIFICATION OF CLASS RIGHTS. The rights attached to any class (unless otherwise provided by the terms of issue of that class), such as voting, dividends and the like, may be varied with the consent in writing of the holders of 75% of the issued shares of such class, or with the adoption of an extraordinary resolution passed at a separate general meeting of the holders of the shares of that class.

    ELECTION OF DIRECTORS. Subject to subsequent variations in World Gaming Plc's Articles of Association as may be made by its shareholders, the holders of World Gaming Plc ordinary shares that represent more than 50% of the voting power of World Gaming Plc have the power to elect and remove all of World Gaming Plc's directors.

    A summary of the rights attaching to the ordinary shares is included as part of the discussion under the caption "Comparison of Rights of Shareholders" beginning on page 31.

                      COMPARISON OF RIGHTS OF SHAREHOLDERS

    The following discussion is a summary of material changes in your rights as a shareholder following the reorganization. We believe this summary is accurate. However, it is subject to the complete text of the relevant provisions of the Companies Act of 1985 and 1989 (as amended) and related legislation, the Delaware General Corporation Law, Starnet Communications International
(DE) Inc.'s certificate of incorporation and bylaws, World Gaming Plc's memorandum of association and articles of association, and the Securities Exchange Act of 1934, as amended, the SEC's rules and regulations, and the Insolvency Act of 1986 and the Financial Services Act of 1986 in the United Kingdom.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

    Your rights as a stockholder of Starnet Communications International
(DE) Inc. are governed by Delaware law and Starnet Communications International
(DE) Inc.'s certificate of incorporation and bylaws. After the reorganization, you will become a shareholder of World Gaming Plc and your rights will be governed by the laws of England and Wales and World Gaming Plc's memorandum of association and articles of association.

    The certificate of incorporation of Starnet Communications International
(DE) Inc. authorizes 100,000,000 shares of voting Class A common stock, 50,000,000 shares of non-voting Class B common stock and 50,000,000 shares of preferred stock. As of the date of this proxy statement/prospectus, Starnet Communications International (DE) Inc. has only Class A common stock outstanding. Accordingly, references to the common stock of Starnet Communications International (DE) Inc. below and elsewhere in this proxy statement/prospectus refer only to such Class A common stock, unless otherwise specified.

QUORUM; MEETING OF SHAREHOLDERS

    Starnet Communications International (DE) Inc. Under Delaware law, shareholder meetings generally must be held every thirteen months and a special meeting of stockholders may be called only by the board of directors or by persons authorized in the charter or the bylaws. The bylaws of Starnet Communications International (DE) Inc. provide for the calling of a special meeting of stockholders by the chairman of the board, or by the secretary at the written request of a majority of the capital stock entitled to vote.

    The bylaws of Starnet Communications International (DE) Inc. provide that one-third of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders.

    World Gaming Plc. World Gaming Plc is a public company registered under the laws of England and Wales. Under English law, an annual general meeting of a public company must be held each year and at least once every fifteen months, and an extraordinary general meeting of shareholders may be called by the board of directors or (notwithstanding any provision to the contrary in a company's articles of association) by a request to the board of directors from shareholders holding not less than one-tenth of the paid-up capital of the company carrying voting rights at general meetings. In the event that the board of directors does not call an extraordinary general meeting pursuant to a request from the requisite number of shareholders, the shareholders are entitled to call an extraordinary general meeting.

    An extraordinary general meeting at which an ordinary resolution is proposed requires 14 clear days' notice (other than an ordinary resolution to remove a director which requires 21 clear days' notice). Such ordinary resolution requires a majority of the votes cast by those present (in person or by proxy). An extraordinary general meeting at which a special resolution is proposed requires 21 clear days' notice and such resolution requires a three-quarters majority of the votes cast by those present (in person or by proxy). An annual general meeting requires 21 clear days' notice regardless of the types of resolution to be proposed. The term "clear days' notice" means calendar days and excludes the date of mailing, the deemed date of receipt of such notice (which is provided for in the articles of association when first-class mail is employed), and the date of the meeting itself.

    "Extraordinary resolutions" are relatively unusual and are confined to certain matters out of the ordinary course of business such as a proposal to wind up the affairs of a company. Proposals that are the normal subject of "special resolutions" generally involve proposals to change the name of the company, to alter its capital structure, to change or amend the rights of shareholders, to permit the company to issue new shares for cash without applying the shareholders' pre-emptive rights and to amend the company's objects (purpose) clause in its memorandum of association and articles of association and to carry out certain other matters where either the company's articles of association or the Companies Act prescribe that a "special resolution" is required. All other proposals relating to the ordinary course of the company's business such as the election of directors would be the subject of an "ordinary resolution."

    Under English law, the quorum for a shareholders' meeting is two. A company can change that quorum in its articles of association. The articles of association of World Gaming Plc specify that two shareholders present in person or by proxy and entitled to vote constitute a quorum.

    Any registered shareholder may vote in person or, assuming the proxy is received at least 48 hours prior to the time set for the meeting, by proxy. There is no record date for shareholders meetings under English law.

VOTING OF SHAREHOLDERS

    Starnet Communications International (DE) Inc. Under Delaware law, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by that stockholder. Starnet Communications International (DE) Inc. provides for one vote for each share of capital stock held by that stockholder. Starnet Communications International (DE) Inc. does not provide for cumulative voting.


    World Gaming Plc. Under English law, the voting rights of shareholders are governed by a company's articles of association. Unless a shareholder loses the right to vote for failing to disclose his or her beneficial ownership, each registered shareholder present in person (or, if a corporation, present by a duly authorized representative) or by proxy, is entitled to cast one vote for each share held at any annual general meeting or extraordinary general meeting. Cumulative voting, which means that a shareholder is allowed to cumulate all of the shareholder's votes for director for one director, is essentially unknown under English law.


PREEMPTIVE RIGHTS

    Starnet Communications International (DE) Inc. Under Delaware law, a stockholder is not entitled to preemptive rights to subscribe for additional issuances of stock or any security convertible into stock unless they are specifically granted in the certificate of incorporation. Starnet Communications International (DE) Inc.'s certificate of incorporation does not provide for preemptive rights.

    World Gaming Plc. Under English law, the issue for cash of equity securities (securities that with respect to dividends or capital carry a right to participate beyond a specified amount) or rights to subscribe for or convert into equity securities must be offered first to the existing equity shareholders in proportion to their respective ownership in the company, unless a special resolution has been passed in a general meeting of shareholders to the contrary. World Gaming Plc will have initial authority to issue 5% of its issued share capital through an issue for cash of equity securities other than pro rata to existing shareholders entitlements.

PREFERRED STOCK

    Starnet Communications International (DE) Inc. Under Delaware law and the certificate of incorporation of Starnet Communications International (DE) Inc., the board of directors has the right to issue up to 50,000,000 shares of preferred stock with such powers, rights and designations as it may so determine.

    World Gaming Plc. Initially, World Gaming Plc will not have any authorized preference shares. Under English law, the creation and issue of any additional class of shares (including preference shares) would require approval by shareholders in a general meeting and subject to this the board of directors has the right to issue preference shares with such powers, rights and restrictions as it may determine.

DISTRIBUTIONS AND DIVIDENDS; STOCK REPURCHASES

    Starnet Communications International (DE) Inc. Under Delaware law, a corporation may pay dividends out of surplus and, if there is no surplus, out of net profits for the current and/or the preceding fiscal year, unless the net assets of the corporation are less than the capital represented by issued and outstanding stock having a preference on asset distributions. Surplus is defined under Delaware law as the excess of the net assets over capital, as such capital may be adjusted by the board of directors.

    A Delaware corporation may purchase shares of any class except when its capital is impaired or would be impaired by such purchase. A corporation may, however, purchase out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its stock if these shares are to be retired and the capital reduced.

    World Gaming Plc. Under English law, a company may only pay dividends out of profits legally available for distribution, which are basically defined as being the company's accumulated realized profits less its accumulated realized losses. A company may only make a distribution if its accumulated profit and loss account shows a surplus. A company which makes a profit in a given year will only be in a position to pay a dividend to the extent that its accumulated profits exceed its accumulated losses. Profits and losses from previous years are therefore taken into account.

    A public company may, if authorized by its articles of association, repurchase or redeem its shares out of distributable profits or from the proceeds of a new issuance of shares. Shares are only capable of redemption where those shares are issued as redeemable shares. An English public company is not entitled to fund a redemption or repurchase of its shares from its capital reserves. In order for a company to repurchase its shares, shareholders must grant such authority to its directors. Such an authority can be renewed on an annual basis but must not exceed 18 months in duration. Shareholder authority can be given subject to conditions and limitations, in particular, as to the number of shares to be purchased and the price to be paid.

ACTION BY WRITTEN CONSENT

    Starnet Communications International (DE) Inc. Under Delaware law, unless otherwise provided in the certificate of incorporation, stockholders may take any action required or permitted to be taken at a stockholders meeting without a meeting if the action is consented to in writing by stockholders entitled to cast the same number of votes that would be required to take that action at a meeting at which stockholders were present and voting in person. Starnet Communications International (DE) Inc. provides for the same ability in its certificate of incorporation.

    World Gaming Plc. If authorized by its articles of association, the shareholders of a public company may make decisions in writing. However, such consent must be signed by or on behalf of every person entitled to attend and vote at general meetings of the company. World Gaming Plc's articles of association make provisions for unanimous decisions in writing.

INDEMNIFICATION OF DIRECTORS AND OFFICERS


    Starnet Communications International (DE) Inc. Delaware law generally permits a corporation to provide indemnification and advancement of expenses, by bylaw provision, agreement or otherwise, against judgments, fines, expenses and amounts paid in settlement actually and reasonably incurred by the person in connection with a proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation.


    The bylaws of Starnet Communications International (DE) Inc. provide for indemnification on the part of Starnet Communications International (DE) Inc. to the fullest extent permitted by law.

    World Gaming Plc. English law does not permit a company to indemnify a director or an officer of the company or any person employed by the company as an auditor against any liability that, by virtue of any rule of law, would otherwise attach to him in respect of negligence, default, breach of duty or breach of trust in relation to the company, except liability incurred by such director, officer or auditor in defending any legal proceedings (whether civil or criminal) in which judgment is given in his favor or in which he is acquitted or in certain instances in which, although he is liable, a court finds that such director, officer or auditor acted honestly and reasonably and that, with regard to all the circumstances, he ought fairly to be excused and relief is granted by the court. English law enables companies to purchase and maintain insurance for directors, officers and auditors against any liability that would otherwise attach to them in respect of any negligence, default, breach of duty or breach of trust in relation to the company. World Gaming Plc's articles of association entitles every director, secretary or manager of World Gaming Plc, to be indemnified by World Gaming Plc against liabilities incurred during the discharge of his or her duties including where judgment is given in his or her favor or if the claim is disposed of where he or she has not been found to have been in material breach of his or her duty.

LIMITED LIABILITY OF DIRECTORS

    Starnet Communications International (DE) Inc. Delaware law permits the adoption of a charter provision limiting or eliminating the monetary liability of a director to a corporation or its stockholders by reason of a director's breach of the fiduciary duty of care. However, Delaware law does not permit any limitation of the liability of a director for breaching the duty of loyalty to the corporation or its stockholders.

    The certificate of incorporation of Starnet Communications International
(DE) Inc. eliminates the monetary liability of a director to the fullest extent permitted by Delaware law and any director exempting him or her from, or indemnifying him or her against, any liability in respect of any fraud or dishonesty of which he or she may be guilty in relation to the company.

    World Gaming Plc. Under English law, a director must act honestly and in good faith, in the best interests of the company, its shareholders, employees and creditors and exercise due care, diligence and skill in performing his duties. English law does not permit or enable a director or a company to avoid or limit the directors liability by reason of a director's breach of any fiduciary duties of care.

    English law does not prohibit an English company from adopting a provision in its articles of association disapplying restrictions against directors profiting from their position or from acting in a position of conflict of interest (for example taking a directorship with a rival company). World Gaming Plc's articles of association provide that directors may have permitted interests, as specified in the articles of association, provided that the board of directors is notified of such interests in accordance with the articles. Permitted interests include a directorship or employment with a company promoted by

World Gaming Plc and being interested in a contract or arrangement in which World Gaming Plc is interested.

INTERESTED PARTY TRANSACTIONS

    Starnet Communications International (DE) Inc. Under Delaware law, no contract or transaction between a corporation and one or more of its directors or officers, or between a corporation or another entity in which one or more of its directors or officers have a financial interest, shall be void or voidable solely for that reason or solely because the director or officer is present at or participates in that meeting which authorizes the contract or solely because those directors' votes are counted for that purpose if:

    - the material facts of the relationship or interest are known to the board of directors and the board of directors in good faith authorizes the contract by the affirmative vote of the disinterested directors;

    - the material facts of the relationship or interest are known to the stockholders and the contract is specifically approved in good faith by the stockholders; or

    - the contract is fair to the corporation at the time it is authorized.

Interested directors may be counted in determining the presence of a quorum at a meeting which authorizes the contract or the transaction.


    The bylaws of Starnet Communications International (DE) Inc. provides that a proposed contract or transaction involving an interested party, which includes 10% holders of Starnet Communications International (DE) Inc.'s outstanding stock in addition to the parties identified above, may not be consummated unless it is authorized at a board meeting at which:



    - all material facts as to the relationship or interest of the interested party have been disclosed; and



    - a majority of the directors who are not interested parties have authorized the contract or transaction following such full disclosure.


    World Gaming Plc. Under English law, there are various restrictions concerning dealings between a company and its directors or persons connected with its directors. Failure of a director to declare his interest in any contract entered into or to be entered into is a criminal offense. However, such failure does not make the contract invalid or unenforceable. Any substantial property transaction entered into between the company and a director or a person connected with a director must be approved in advance by a resolution of the shareholders of the company. Any failure to comply with this requirement makes, among other things, the contract voidable at the election of the company. A director is duty bound to declare his interest in any shares in a company of which he is a director. English law also includes a number of prohibitions and restrictions on a company entering into loan or quasi-loan agreements with its directors or persons connected with its directors. In addition, it is common for the articles of association of English companies to contain additional restrictions on dealings between the company and its directors. These often require disclosure beyond that which is required by English law.

SHAREHOLDERS' SUITS

    Starnet Communications International (DE) Inc. Delaware law requires only that the stockholder bringing a derivative suit must have been a stockholder at the time of the wrong complained of or that the stock devolved to him or her by operation of law from a person who was a stockholder in that situation. In addition, the stockholder must remain a stockholder throughout the litigation.

    World Gaming Plc. There are a number of circumstances under which a shareholder in an English company can bring proceedings in respect of his shareholdings. Generally speaking, only the directors of a company can bring a suit in its name. However, a shareholder is entitled to bring proceedings in the name and on behalf of the company in certain limited circumstances. These will include a situation where the directors have acted in breach of their duties to the company and, by virtue of a shareholding control of the company, are able to prevent proceedings being brought by the company itself. A shareholder is also entitled to bring proceedings directly against the company to enforce various personal rights, including the rights to vote at general meetings. There are two statutory provisions under which a shareholder may seek redress in respect of the management of a company. Under section 459 of the Companies Act 1985, a court has the power to grant a remedy to a shareholder who can establish that the affairs of the company have been managed in a manner unfairly prejudicial to his interests as a member of the company. Further, under Section 122(1)(g) of the Insolvency Act 1986, a court has power to order a winding up of a company where it is just and equitable to do so.

SHAREHOLDER APPROVAL OF BUSINESS COMBINATIONS

    Starnet Communications International (DE) Inc. Under Delaware law, holders of a majority of the shares entitled to vote must approve a merger or consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of the corporation not in the usual and regular course of the corporation's business, or a dissolution of the corporation. In addition, under Delaware law, class voting rights exist with respect to amendments to the charter that adversely affect the terms of the shares of a class. See "Amendment of Governing Documents--Starnet Communications International (DE) Inc." below. These class voting rights do not exist as to other extraordinary matters, unless the charter provides otherwise. The certificate of incorporation of Starnet Communications International (DE) Inc. does not provide otherwise.

    In addition, because Starnet Communications International (DE) Inc. is a Delaware corporation, it has the benefit of a Delaware law that generally prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the time of the transaction in which the person became an interested stockholder, unless:

    - prior to that time, the board of directors approves the transaction or the business combination;

    - upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock, excluding for purposes of determining the number of shares outstanding, shares owned by directors who are also officers and by certain employee plans; or

    - on or after that time the board of directors and the stockholders by an affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder approve the transaction.

    The definition of "business combinations" includes mergers, assets sales and other transactions resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns or, within three years, did own 15% or more of the corporation's voting stock.

    World Gaming Plc. Under the Companies Act, fundamental corporate changes, such as the passing of a resolution for winding up, non pro-rata issues of shares for cash, reductions of capital (subject to sanction by the Court) and certain repurchases of shares may be authorized by a special resolution passed at a general meeting of shareholders. Subject to the provisions of the Companies Act, if at such time the share capital of the company is divided into different classes of shares and the amendment or other resolution would cause any of the special rights attached to any class of shares to be varied or abrogated, the amendment must also be sanctioned by the holders of at least three-quarters in nominal value of the class concerned who are entitled to vote.

    The Companies Act provides for schemes of arrangement, which are arrangements or compromises between a company and any class of its shareholders (or any class of its creditors) and are used for certain types of reconstructions, amalgamations, capital reorganizations or takeovers. They require the approval at an extraordinary general meeting of the company convened by order of the court of a majority in number of the shareholders representing three-fourths in value of the capital or class of creditors or shareholders or class of shareholders present and voting, either in person or by proxy, and the sanction of the High Court. Once so approved and sanctioned, all creditors or shareholders (of the relevant class) are bound by the terms of the scheme, a dissenting shareholder would have no rights comparable to dissenter's rights described below. A scheme of reconstruction under section 110 of the Insolvency Act may be made when a company is being wound up voluntarily under which, with the sanction of a special resolution of shareholders in a general meeting, the whole or part of the company's business or property is transferred to a second company in consideration for the issue or transfer to them of shares in the second company. Any dissenting shareholder can require the liquidator to abstain from carrying the resolution into effect or to purchase his interest at a price agreed or determined by arbitration. The Companies Act also provides that where a takeover offer (as defined therein) is made for the shares of a company incorporated in the United Kingdom and, within four months of the date of the offer the offeror has, by virtue of acceptances of the offer, acquired or contracted to acquire not less than nine-tenths in value of the shares of any class to which the offer relates, the offeror may, within two months of reaching the nine-tenths level, by notice require shareholders who do not accept the offer to transfer their shares on the terms of the offer. A dissenting shareholder may apply to the Court within six weeks of the date on which such notice was given objecting to the transfer or its proposed terms. The Court is unlikely (absent fraud or oppression) to exercise its discretion to order the acquisition not take effect, but it may specify such terms of the transfer as it finds appropriate. A minority shareholder is also entitled in these circumstances to require the offeror to acquire his shares on the terms of the offer.

    In the United Kingdom, takeovers of public companies are regulated by the City Code. The City Code is administered by the Takeover Panel, a body comprising representatives of certain City of London financial and professional institutions which oversees the conduct of such takeovers. One of the provisions of the City Code requires that:

    - when any person acquires, whether by a series of transactions over a period of time or not, shares which (taken together with shares held or acquired by persons acting in concert with him) carry 30 percent or more of the voting rights of a public company; or

    - when any person, together with a person acting in concert with him, holds not less than 30 percent but not more than 50 percent of the voting rights and such person together with any persons acting in concert with him, acquires any additional shares carrying voting rights, such person must generally make an offer for all of the equity shares of the company (whether voting or non-voting) for cash, or accompanied by a cash alternative, at not less than the highest price paid for the relevant shares during the 12 months preceding the date of the offer.

    Under English law, there are no general restrictions on the powers of the directors of a company to acquire, deal with an dispose of the company's assets. However, in certain circumstances a public company may become subject to restrictions on dealings pursuant to regulations imposed by the listing authorities.

AMENDMENT OF GOVERNING DOCUMENTS

    Starnet Communications International (DE) Inc. Under Delaware law, the certificate of incorporation may be amended if:

    - the board of directors sets forth the proposed amendment in a resolution, declares the amendment advisable and directs that it be submitted to a vote at the meeting of stockholders; and

    - unless the charter requires the vote of a greater number of shares, holders of at least a majority of shares entitled to vote approve the amendment.

    Under Delaware law, the board of directors may amend bylaws if so authorized in the certificate of incorporation. Our certificate of incorporation does so authorize. The stockholders of a Delaware corporation also have the power to amend bylaws.

    World Gaming Plc. Under English law, shareholders have the authority to alter, delete, substitute or add to the objects clause in a company's memorandum and alter provisions of its articles of association by a vote of not less than three-quarters of the shareholders entitled to vote and who do vote, either in person or by proxy, at a general meeting subject, in the case of certain alterations to the memorandum of association, to the right of dissenting shareholders to apply to the Courts to cancel the alterations. Under English law, the board of directors is not authorized to change the memorandum or the articles of association of a company. Amendments affecting the rights of the holders of any class of shares may, depending on the rights attached to such class and the nature of the amendments, also require approval of the class(es) affected in separate class meeting(s).

APPRAISAL RIGHTS

    Starnet Communications International (DE) Inc. Under Delaware law, a stockholder of a corporation does not have appraisal rights in connection with a merger or consolidation or, in the case of a disposition, if:

    - the shares of the corporation are listed on (1) a national securities exchange or (2) designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (3) held of record by more than 2,000 stockholders; or

    - the corporation will be the surviving corporation of the merger and approval of the merger requires no vote of the stockholders of the surviving corporation.

    However, a stockholder is entitled to appraisal rights in the case of a merger or consolidation if an agreement of merger or consolidation requires the stockholder to accept in exchange for its shares anything other than:

    - shares of stock of the corporation surviving or resulting from the merger or consolidation;

    - shares of any other corporation that on the effective date of the merger or consolidation will be either (1) listed on a national securities exchange or (2) designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (3) held of record by more than 2,000 stockholders;

    - cash in lieu of fractional shares of the corporation; or

    - any combination thereof.

    World Gaming Plc. While English law does not generally provide for appraisal rights, if a shareholder applies to a Court under certain circumstances the Court may specify such terms for the acquisition as it considers appropriate. English law provides shareholders with rights to dissent in respect of a reorganization of a company under section 110 of the Insolvency Act of 1986. In addition, dissenters' rights exist where an offeror who, pursuant to a takeover offer for a company, has acquired or contracted to acquire not less than nine-tenths in value of the shares to which the offer relates, seeks to acquire compulsorily outstanding minority shareholdings.

ABILITY TO BRING SUITS, ENFORCE JUDGMENTS AND ENFORCE U.S. LAW

    Starnet Communications International (DE) Inc. As a U.S. company incorporated under the laws of Delaware, investors generally can initiate law suits in the U.S. against Starnet Communications International (DE) Inc. and its directors and officers and can enforce lawsuits based on U.S. federal securities laws in U.S. courts.

    World Gaming Plc. As an English company and to the extent World Gaming Plc's officers and directors will be located outside of the U.S. and the registered office will be located in England and Wales, U.S. shareholders may find it difficult to:

    - effect service of process within the United States upon World Gaming Plc and its officers and directors located outside the U.S.;

    - enforce in U.S. courts or outside the U.S., judgments obtained against those persons in U.S. courts;

    - enforce in U.S. courts judgments against those persons in courts in jurisdictions outside the U.S.; and

    - enforce against those persons in the U.K., whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon the U.S. federal securities laws.

INSPECTION OF BOOKS AND RECORDS

    Starnet Communications International (DE) Inc. Under Delaware law, any stockholder may inspect the corporation's books and records for a proper purpose.

    World Gaming Plc. Under English law, any person (including a stockholder) may inspect various corporate documents, including the register of stockholders, a register of debenture holders, the register of directors and secretary and the register of directors' interests. In addition, members are entitled to inspect various further documents, including copies of directors' service contracts and the minutes of shareholders meetings. Stockholders are also entitled to receive a copy of the annual accounts of a company.

REMOVAL OF DIRECTORS; VACANCIES ON THE BOARD OF DIRECTORS

    Starnet Communications International (DE) Inc. Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

    Under the bylaws of Starnet Communications International (DE) Inc., vacancies and newly created directorships resulting from any increase in the authorized number of directors may by filled by a majority of the board of directors then in office, though less than a quorum, or by a sole remaining director. If there are no directors then in office, a special meeting of stockholders may be called in accordance with the certificates of incorporation and bylaws and Delaware law, or application to the Delaware Court of Chancery for a decree summarily ordering an election for directors.

    If at the time of filling any vacancy or newly created directorship resulting from any increase in the authorized number of directors, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the outstanding stock entitled to vote at an election of directors, summarily order an election for directors or to replace the directors chosen by the directors then in office.

    World Gaming Plc. Under English law, shareholders have the right to remove a director without cause by ordinary resolution of which special notice (requiring 28 clear days) has been given to the company, irrespective of the provisions of the articles of association of the company.

    Appointments to fill vacancies on the board of directors and appointments of additional directors may be made by the board itself. A person co-opted in this way holds office until the annual general meeting following their appointment. Unless specially extended in the company's articles of association all of the directors of a company are required to retire from office at the first annual general meeting of the company and one third of them at each subsequent annual general meeting. The retiring directors are eligible for re-election and are automatically re-elected unless someone else is appointed, or the company resolves not to re-elect them, or to fill the vacancy.

CLASSIFIED BOARD OF DIRECTORS

    Starnet Communications International (DE) Inc. Under Delaware law, a Delaware corporation may establish up to three classes of directors, as specified either in the corporation's bylaws or certificate of incorporation. Starnet Communications International (DE) Inc. has not provided for classification of its board of directors.

    World Gaming Plc. There are no provisions under English law similar to board classification. However, it is open for a board of directors to organize its affairs as it sees fit. It is therefore common for powers to be delegated by the board to committees of the board. A board of directors will usually comprise both executive and non-executive directors. Under English law there is only one class of director, although a director may be an executive (an employee involved in the day to day running of World Gaming Plc) or non-executive (not involved in the day to day running, but more a strategic advisor).

CONTENT AND TIMING OF REPORTS AND NOTICES OF THE COMPANIES; DEFINITION OF FOREIGN PRIVATE ISSUER

    The content and timing of reports and notices that World Gaming Plc will file with the SEC differ in several respects from the reports and notices that Starnet Communications International (DE) Inc. currently files. World Gaming Plc is a foreign private issuer for the purposes of the reporting rules under the Securities Exchange Act of 1934, or Exchange Act.

    As a U.S. reporting company, Starnet Communications International (DE) Inc. currently must file with the SEC, among other reports and notices:

    - an Annual Report on Form 10-K within 90 days after the end of each fiscal year;

    - a Quarterly Report on Form 10-Q within 45 days after the end of each fiscal quarter; and

    - Current Reports on Form 8-K upon the occurrence of various corporate events.

    As a foreign private issuer, pursuant to the requirements of the Exchange Act, World Gaming Plc will be required to:

    - file with the SEC an annual report on Form 20-F within six months after the end of each fiscal year; and

    - furnish reports on Form 6-K upon the occurrence of significant corporate events.

    As a foreign private issuer, World Gaming Plc is not required under the Exchange Act to file quarterly reports on Form 10-Q after the end of each financial quarter.

    In addition, the content and timing of reports and notices that holders of World Gaming Plc ordinary shares will receive will differ from the reports and notices that are currently received by Starnet Communications International
(DE) Inc. stockholders. As a U.S. reporting company, Starnet Communications International (DE) Inc. must mail to its stockholders in advance of each annual meeting of stockholders:

    - an annual report containing audited financial statements; and

    - a proxy statement that complies with the requirements of the Exchange Act.

    As a foreign private issuer, World Gaming Plc will be exempt from the rules under the Exchange Act prescribing the furnishing and content of annual reports and proxy statements to its share owners. World Gaming Plc expects to retain its status as a foreign private issuer after the completion of the merger. Under SEC rules, World Gaming Plc will qualify for foreign private issuer status so long as:

    1. 50% or more of World Gaming Plc's ordinary shares are beneficially owned by shareholders who are not residents of the U.S.; or

    2.  all three of the following conditions continue to be satisfied:

       - at least 50% of World Gaming Plc's directors and its executive officers are neither citizens nor residents of the U.S.;

       - at least 50% of World Gaming Plc's assets are located outside the U.S.; and

       - World Gaming Plc's business is administered principally outside the U.S.

    After completion of the merger, U.S. share owners may hold more than 50% of World Gaming Plc's ordinary shares. However, World Gaming Plc expects that after the merger at least 50% of its directors and executive officers will be persons who are not U.S. citizens or residents and, on a consolidated basis, at least 50% of its assets will be located outside of the U.S. Furthermore, World Gaming Plc will continue to administer its business from outside the U.S. Accordingly, World Gaming Plc expects to qualify and continue to qualify as a foreign private issuer after completion of the merger. If World Gaming Plc at any time losses its status as a foreign private issuer, it will be required to file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on
Form 8-K. In addition, World Gaming Plc will become subject to the rules under the Exchange Act regarding the furnishing and content of annual reports and proxy statements to its share owners.

    After completion of the merger, we expect that the Starnet Communications International (DE) Inc. common stock will be deregistered under the Exchange Act.

                          MATERIAL TAX CONSIDERATIONS


    The following discussion sets forth the material U.S. federal income tax consequences and the material U.K. tax consequences to U.S. holders of Starnet Communications International (DE) Inc. common stock with respect to the reorganization and the ownership and disposition of World Gaming PLC ordinary shares. This summary is for general information purposes only. A "U.S. Holder" is a beneficial owner of Starnet Communications International (DE) Inc. common stock or of World Gaming Plc ordinary shares that is:


    - a citizen or individual resident of the United States;

    - a corporation or other entity taxable as a corporation for U.S. federal income tax purposes that is created or organized in the United States or under the law of the United States or of any state or the District of Columbia;

    - an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

    - a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust, or (2) the trust was in existence on August 20, 1996 and properly elected to continue to be treated as a United States person.

    WE URGE YOU TO CONSULT YOUR OWN TAX ADVISERS REGARDING YOUR PARTICULAR TAX CONSEQUENCES.

UNITED KINGDOM TAX CONSEQUENCES

    The following discussion sets forth the material U.K. tax consequences to U.S. Holders of Starnet Communications International (DE) Inc. common stock with respect to the Reorganization and the ownership and disposition of World Gaming Plc ordinary shares. This summary is for general information purposes only. It does not purport to be a comprehensive description of all of the tax considerations that may be relevant to each person's decision with respect to the merger.

    This discussion is based on the current provisions of U.K. domestic tax law, current regulations promulgated thereunder, judicial decisions and published positions of the Inland Revenue and/or Customs and Excise and other applicable authorities, all as in effect as of the date hereof, and each of which is subject to change or to differing interpretations (possibly with retroactive effect). This discussion does not address all aspects of U.K. taxation that may be relevant to any particular shareholder based on the shareholder's individual circumstances.

    TAX CONSEQUENCES FOR U.S. HOLDERS

        THE REORGANIZATION


    A U.S. Holder who is neither resident nor ordinarily resident in the U.K. for tax purposes will not be subject to any U.K. tax on any gain recognized on the exchange of Starnet Communications International (DE) Inc. common stock for World Gaming Plc ordinary shares pursuant to the merger.


        AFTER THE REORGANIZATION

        DISTRIBUTIONS ON ORDINARY SHARES

    Under the terms of the U.S.-U.K. income tax treaty, a U.S. Holder generally is entitled to receive from the U.K. Inland Revenue, in respect of a cash dividend, a cash payment equal to the amount of the U.K. tax credit to which an individual resident in the United Kingdom for U.K tax purposes would have been entitled had that resident received the dividend. Currently, an individual shareholder resident in the United Kingdom generally is entitled to a tax credit (the "U.K. tax credit") in respect of any cash dividend received equal to one-ninth of the dividend. Under the U.S.-U.K. income tax treaty, in the case of a portfolio U.S. Holder, the payment from the U.K. Inland Revenue is reduced by a U.K. withholding tax equal to the lesser of (1) 15 percent of the sum of the dividend and the amount of the U.K. tax credit and (2) the amount of the U.K. tax credit. For this purpose, a portfolio U.S. Holder is a U.S. person other than a corporation that either alone or together with one or more associated corporations controls, directly or indirectly, at least ten percent of our voting stock. Currently, a portfolio U.S. Holder would not be entitled to receive any cash payment in respect of the U.K. tax credit for dividends paid by World Gaming Plc. For example, if a portfolio U.S. Holder receives a dividend of L90, the U.S. Holder would be entitled to a U.K. tax credit of L10. However, because the maximum U.K. withholding tax, which would be 15 percent of L100, exceeds the U.K. tax credit, the U.K. Inland Revenue would not make any actual payment, and the U.S. Holder would receive only the cash dividend, which in this case would be L90.

        TAXATION OF CAPITAL GAINS OF U.S. HOLDERS

    A U.S. Holder who is neither resident nor ordinarily resident in the United Kingdom for U.K. tax purposes generally will not be subject to U.K. tax on capital gains realized on the disposition of World Gaming Plc ordinary shares.

        INHERITANCE TAX AND GIFT TAXES ON U.S. HOLDERS

    World Gaming Plc ordinary shares are assets situated in the United Kingdom for the purposes of U.K. inheritance tax. An individual who is domiciled in the United States and who is not a national of the United Kingdom for purposes of the U.S.-U.K. estate and gift tax treaty, however, generally will not be subject to U.K. inheritance tax in respect of the World Gaming Plc ordinary shares on the individual's death or to U.K. gift tax on a gift of the World Gaming Plc ordinary shares during the individual's lifetime, provided that any applicable U.S. federal estate or gift tax liability is paid. In the exceptional case where the World Gaming Plc ordinary shares are subject both to U.K. inheritance tax and to U.S. federal estate or gift tax, the U.S.-U.K. estate and gift tax treaty generally provides for any tax paid to the United Kingdom to be credited against tax payable to the United States or for any tax paid to the United States to be credited against tax payable to the United Kingdom based on priority rules set out in that treaty. Where, however, the ordinary shares are shares in a company which when taken with its subsidiaries exists wholly or mainly for trading purposes, business property relief from U.K. inheritance tax may be available to reduce or eliminate the tax unless the ordinary shares of that holder are quoted on a recognized stock exchange (E.G., NASDAQ or the Official List of the London Stock Exchange) and do not carry control.

        STAMP DUTY AND STAMP DUTY RESERVE TAX


    A transfer for value of the World Gaming Plc ordinary shares will normally be subject to ad valorem stamp duty or to stamp duty reserve tax. Stamp duty tax will arise on the execution of an instrument to transfer World Gaming Plc ordinary shares. Stamp duty reserve tax will arise on the entry into an agreement to transfer World Gaming Plc ordinary shares, but the charge may be canceled if stamp duty has been paid. Stamp duty and stamp duty reserve tax are normally a liability of the purchaser. The rate of stamp duty payable is
0.5 percent of the consideration rounded to the nearest L 5, and 0.5 percent of the consideration in the case of stamp duty reserve tax.


    There is no charge to U.K. stamp or other duties on the issue by a U.K. incorporated company of shares in itself.

    TAXATION OF WORLD GAMING PLC

        GENERAL

    A company that is incorporated in the United Kingdom generally is treated as being resident in the United Kingdom for tax purposes. However, this treatment will not apply if the management and control of the U.K. resident company (broadly the exercise by the board of directors of that U.K. resident company of their function) takes place in another country with which the United Kingdom has an appropriate double tax treaty. A company whose management and control is exercised in the United Kingdom is also generally resident in the United Kingdom.

    A company that is tax resident in the United Kingdom is liable to U.K. tax on its worldwide income and gains at a maximum effective rate of 30 percent.

    If the tax residence of a U.K. company changes from the United Kingdom to that of another jurisdiction, by virtue of the above provisions it would be deemed to have disposed of all of its chargeable assets, I.E., its shares in its subsidiaries and any other chargeable assets that it owns, including the goodwill of any trade carried on by it, for each asset's market value at the date of the change of residence. It is, therefore, crucial to ensure that the exercise by the board of directors of their functions is exercised so as to ensure that there is no change of a U.K. resident company's tax residence out of the United Kingdom.


    The Reorganization involves a taxable disposal in the United Kingdom that involves a small gain taxable at rates of up to 30%.


        TAXATION OF A U.K. COMPANY THAT CONTROLS CERTAIN CONTROLLED FOREIGN COMPANIES

    If after the merger any of the subsidiaries of a U.K. resident company are deemed resident in a tax jurisdiction so that that subsidiary is liable to tax at a rate that is less than 75 percent of the tax it would have paid on those profits if liable to tax in the United Kingdom, then unless 90 percent of that subsidiary's profits are paid up as a dividend to a U.K. resident company, those profits will be treated as a dividend received by the U.K. company and taxed accordingly. Thus, if the operation in a low tax country is carried on by a company that is managed or resident in that low tax country, these provisions could apply to it unless that operation had both a proper business establishment in that country and dealt mainly with non-associates.

        TAXATION OF CERTAIN DIVIDENDS RECEIVED BY A U.K. HOLDING COMPANY


    Immediately after the merger, WG International Limited will own the entire issued share capital of Starnet Communications International (DE) Inc., which in turn will wholly own the operating subsidiaries of Starnet Communications International (DE) Inc. (Starnet group). Thus, dividends received by
WG International Limited will pass through its U.S. subsidiary and be subjected (in addition to any tax payable in the country of operation) to U.S. federal income tax, generally at a rate of 34 percent or 35 percent (after giving credit for any foreign income tax paid by the operating subsidiary). A dividend paid by the U.S. subsidiary will be subject to a U.S. withholding tax unless the earnings of the operating subsidiaries qualify the dividend for an exemption from that tax. For U.K. corporation tax purposes, the dividend from the U.S. subsidiary will be subject to U.K. tax payable at effective rates of between 20 percent and 30 percent, depending on the level of deemed or actual profits of the group, but will be reduced by means of a credit for any U.S. withholding tax and for the federal and state income tax paid by the U.S. subsidiary on the earnings distributed by it. However, the credit cannot exceed the effective U.K. corporation tax payable. Thus, the U.S. tax will exceed the U.K. tax, and no credit will be available in respect of the excess. Further, the credit against foreign taxes suffered on profits from which a dividend is paid is based on an assumption that all available reliefs and exemptions from the foreign tax have been claimed by the overseas company.

    New rules come into force with effect from March 2001 which affect certain overseas intermediate holding companies. It may become necessary to restructure the Starnet group whether or not as a result of these rules.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (referred to as the Code), current and proposed Treasury regulations promulgated thereunder, judicial decisions and published positions of the U.S. Internal Revenue Service (referred to as the IRS) and other applicable authorities, all as in effect as of the date hereof, and each of which is subject to change or to differing interpretations (possibly with retroactive effect). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular shareholder based on the shareholder's individual circumstances. In particular, this discussion considers only U.S. Holders that will own ordinary shares as capital assets and does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to U.S. Holders that are subject to special treatment, including U.S. Holders that:

    - are broker-dealers or insurance companies;

    - have elected mark-to-market accounting;

    - are tax-exempt organizations;

    - are financial institutions or "financial services entities";

    - hold ordinary shares as part of a straddle, "hedge" or "conversion transaction" with other investments;

    - own at any time directly, indirectly or by attribution ordinary shares having at least ten percent of the voting power of our stock;

    - have a functional currency that is not the U.S. dollar; or

    - are regulated investment companies.

    In addition, this discussion does not consider the tax treatment of persons who hold ordinary shares through a partnership or other pass-through entity. This discussion does not address any aspect of state, local or non-U.S. tax laws or any U.S. federal tax laws other than U.S. federal income tax laws.

    Subject to the limitations described in the next paragraph, the following discussion describes the material U.S. federal income tax consequences to a U.S. Holder. In addition, certain material aspects of U.S. federal income tax relevant to a holder other than a U.S. Holder, referred to as a "Non-U.S. Holder," are discussed below.

    TAX CONSEQUENCES FOR U.S. HOLDERS

        THE REORGANIZATION


    The reorganization generally will be treated as a taxable exchange in which a U.S. Holder recognizes gain or loss. The amount of gain or loss recognized in respect of each share of Starnet Communications International (DE) Inc. common stock surrendered in the exchange will be the difference between the fair market value of the World Gaming Plc ordinary share received in exchange therefor and the adjusted tax basis of the Starnet Communications International (DE) Inc. common share. That gain or loss will be capital gain or loss and will be long-term capital gain or loss if the Starnet Communications International
(DE) Inc. common stock has been held for more than one year as of the date of the reorganization. In the case of a U.S. Holder that is not a corporation, long-term capital gain is eligible for a maximum 20 percent rate of taxation.

    Each holder of Starnet Communications International (DE) Inc. common stock that acquired that stock on exercise of an incentive stock option is, in particular, urged to consult his own tax adviser, as the exchange of the Starnet Communications International (DE) Inc. common stock for World Gaming Plc ordinary shares pursuant to the reorganization is treated as a disposition of the Starnet Communications International (DE) Inc. common stock for purposes of the incentive stock option rules if the disposition occurs within one year of the date of exercise of the option or two years from the date of grant of the option. In that case, part or all of any gain recognized will be treated as ordinary income. In general, the amount of gain treated as ordinary income will not exceed the excess, if any, of the fair market value on the exercise date of the option of each Starnet Communications International (DE) Inc. share acquired pursuant to an incentive stock option over the exercise price of the option. Any additional gain will be treated as capital gain and as long-term capital gain if the Starnet Communications International (DE) Inc. common stock has been held for more than one year as of the date of the reorganization.


        AFTER THE REORGANIZATION

        TAXATION OF DIVIDENDS PAID ON ORDINARY SHARES

    A U.S. Holder will be required to include in gross income as ordinary income an amount equal to the U.S. dollar value of any distribution paid on an ordinary share, including any U.K. tax withheld from the amount paid, on the date the distribution is received (based on the exchange rate on that date) to the extent the distribution is paid out of our current and/or accumulated earnings and profits as determined for U.S. federal income tax purposes. A distribution in excess of earnings and profits will be treated first as a nontaxable return of capital, reducing the U.S. Holder's basis in the ordinary share and, to the extent in excess of basis, will be treated as gain from the sale or exchange of the ordinary share. Under Revenue Procedure 2000-13, a portfolio U.S. Holder (as defined above) may elect to be treated as receiving the U.K. tax credit in respect of a dividend paid by World Gaming Plc, as described above in "MATERIAL TAX CONSIDERATIONS--United Kingdom Tax Consequences--Tax Consequences for U.S. Holders--DISTRIBUTIONS ON ORDINARY SHARES". A U.S. Holder that makes this election will be treated (1) as having received additional dividend income equal to the gross amount of the U.K. tax credit unreduced by any U.K. withholding tax and (2) as having paid U.K. withholding tax in the same amount. Following the example above in "MATERIAL TAX CONSIDERATIONS--United Kingdom Tax Consequences--Tax Consequences for U.S. Holders of Ordinary Shares-- DISTRIBUTIONS ON ORDINARY SHARES", a portfolio U.S. Holder that made this election would be treated for U.S. federal income tax purposes as receiving a dividend in an amount equal to the U.S. dollar value of L 100 and as having paid U.K. withholding tax in an amount equal to the U.S. dollar value of L 10. U.S. Holders that are not portfolio U.S. Holders are subject to different rules. Those rules, and the procedures for making the election described above, are set forth in Revenue Procedure 2000-13.

    A U.S. Holder generally may elect either to deduct or to credit all of the foreign income taxes it pays or accrues in any taxable year and, consistent with that election, may deduct or credit any U.K. income tax withheld at the source on dividends we pay. A deduction reduces the amount of income that is subject to tax, while a credit is a dollar-for-dollar reduction of the U.S. Holder's U.S. federal income tax liability. An individual who does not elect to credit foreign income taxes and who does not claim itemized deductions, but instead utilizes the standard deduction, may not claim a deduction for the amount of U.K. withholding taxes. Our dividends will not qualify for the dividends received deduction generally available to corporations. The amount of foreign income tax that may be claimed as a credit in any year is generally subject to complex limitations, which apply on a shareholder-by-shareholder basis. The limitations include, among others, rules that divide a U.S. Holder's foreign source income among specified classes and prevent the credit for foreign income taxes imposed on any class of foreign source income from exceeding the U.S. Holder's liability for regular U.S. federal income tax on that class of income. For foreign tax credit purposes, our dividends generally will be foreign source passive income. In addition, a U.S. Holder cannot credit U.K. tax withheld on a dividend received on any ordinary share that the U.S. Holder has not held for at least 16 days of the 30-day period beginning on the date that is 15 days before the ex-dividend date or to the extent the U S. Holder is under an obligation to make related payments with respect to substantially similar or related property. Any days during which a U.S. Holder has substantially diminished its risk of loss on the ordinary share are not counted toward meeting the 16-day holding period required by the statute. The foreign tax credit rules in the Code are exceedingly complex, and each prospective U.S. Holder is urged to consult its own tax adviser regarding those rules.

        TAXATION OF THE DISPOSITION OF ORDINARY SHARES

    Subject to the rules applicable to passive foreign investment companies and controlled foreign corporations, discussed below, upon the sale, exchange or other disposition of an ordinary share, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference, if any, between the U.S. Holder's basis in the ordinary share, which usually is the U.S. Holder's cost of the share, and the amount realized on the disposition. Capital gain from the sale, exchange or other disposition of an ordinary share held more than one year is long-term capital gain, and, in the case of a U.S. Holder that is not a corporation, is eligible for a maximum 20 percent rate of taxation. Gain or loss recognized by a U.S. Holder on a sale, exchange or other disposition of an ordinary share generally will be treated as U.S. source income or loss for purposes of the U.S. foreign tax credit limitations. The deductibility of a capital loss recognized on the sale, exchange or other disposition of an ordinary share is subject to limitations.

        TAX CONSEQUENCES IF WE ARE A PASSIVE FOREIGN INVESTMENT COMPANY

    In general, we will be a passive foreign investment company, or PFIC, for any taxable year if either (1) 75 percent or more of our gross income in the taxable year is passive income, or (2) 50 percent or more of the average value, or, if our ordinary shares are not regularly traded on any of certain designated stock exchanges and if we so elect, the adjusted basis, of our assets in the taxable year produces, or is held for the production of, passive income. The IRS takes the position that interest on working capital is passive income. The PFIC rules can produce unfavorable tax consequences for a U.S. Holder if we are treated as a PFIC for any year while a U.S. Holder owns our stock, and if that U.S. Holder does not make, or has not made, a timely election (which remains in effect), for the first taxable year the U.S. Holder owns our stock and we are a PFIC, either to treat us as a "qualified electing fund" or, if the election is available, to mark the holder's ordinary shares to market. Under the PFIC provisions, in any year in which the U.S. Holder either disposes of an ordinary share at a gain or receives an "excess distribution," special rules apply to the taxation of the gain and the excess distribution. For purposes of these rules, "excess distributions" are the portion of our distributions in any taxable year, whether or not out of our earnings and profits, that exceed 125 percent of the average of the distributions (whose amount is subject to adjustment to the extent there were excess distributions) that the U.S. Holder received on the ordinary share during the previous three years, or, if shorter, the U.S. Holder's holding period for the ordinary share on which the distributions are paid. A disposition of an ordinary share, for purposes of these rules, includes many transactions on which gain or loss is not realized under general U.S. federal income tax rules. The gain or the excess distributions must be allocated ratably to each day the U.S. Holder has held the ordinary share. Amounts allocated to each year are taxable as ordinary income in their entirety and not as capital gain, and amounts allocable to prior years may not be offset by any deductions or losses. Amounts allocated to each prior year are taxable at the highest rate in effect for that year and are subject to an interest charge at the rates applicable to deficiencies for income tax for those periods. In addition, a U.S. Holder's tax basis in an ordinary share that is acquired from a decedent would not receive a step-up to fair market value as of the date of the decedent's death but instead would be equal to the decedent's basis, if lower.

    The special PFIC rules described above will not apply to a U.S. Holder if the U.S. Holder makes a timely election (which remains in effect) to treat us as a "qualified electing fund," or QEF, for the first taxable year in which the U.S. Holder owns an ordinary share and in which we are a PFIC, provided we comply with certain reporting requirements. Instead, a U.S. Holder that has made a QEF election is required for each taxable year to include in income a pro rata share of our ordinary earnings as ordinary income and a pro rata share of our net capital gain as long-term capital gain, subject to a separate election to defer payment of taxes, which deferral is subject to an interest charge. We will supply U.S. Holders with the information needed to report income and gain pursuant to a QEF election if we are classified as a PFIC, provided we are able to do so. The QEF election is made on a shareholder-by-shareholder basis and can be revoked only with the consent of the IRS. A shareholder makes a QEF election by attaching to a timely filed U.S. federal income tax return a properly completed IRS Form 8621 that reflects the information provided in the PFIC Annual Information Statement supplied by us to the shareholder and by filing a second copy of that form with the IRS Service Center in Philadelphia, Pennsylvania. Even if a QEF election is not made, if we are a PFIC, each U.S. Holder must file each year a completed IRS Form 8621 with its U.S. Federal income tax return and file a second copy of that form with the IRS Service Center in Philadelphia, Pennsylvania. The annual Form 8621 filed by a person who has made a QEF election must include the information provided in the PFIC Annual Information Statement supplied by us to the shareholder. Although a QEF election generally cannot be revoked, if a U.S. Holder made a timely QEF election for the first taxable year it owned an ordinary share and we are a PFIC, the QEF election does not apply in a later taxable year in which we do not satisfy the tests to be a PFIC. If a QEF election was not made for that first taxable year, certain elections can be made while a foreign corporation continues to satisfy the definition of a PFIC that, combined with a QEF election, can cause the QEF election to be treated as having been made for that first taxable year. Those elections may require the electing shareholder to recognize gain on a constructive sale or to be taxable on the shareholder's share of certain undistributed profits of the foreign corporation. If gain or income is recognized pursuant to one of these elections, the rules set forth in the preceding paragraph would apply to that gain or income. Even if a QEF election ceases to apply because in a later taxable year we cease to satisfy the tests to be a PFIC, the QEF election will apply again in any subsequent year in which we again satisfy the tests to be a PFIC. Moreover, if you sell all of the ordinary shares you own and later reacquire other ordinary shares, any QEF election you have made that remains in effect will apply to the shares acquired later. Treasury regulations provide that the Commissioner of Internal Revenue has the discretion to invalidate or terminate a QEF election if the U S. Holder or we (or an intermediary) fails to satisfy the requirements for the QEF election.

    The special PFIC rules described in the second preceding paragraph also will not apply to a U.S. Holder if the U.S. Holder elects to mark the U.S. Holder's ordinary shares to market each year, provided our stock is considered "marketable stock" within the meaning of the Treasury regulations. A U.S. Holder that makes this election will recognize as ordinary income or loss each year an amount equal to the difference, if any, as of the close of the taxable year between the fair market value of the holder's ordinary shares and the holder's adjusted tax basis in the ordinary shares. Losses would be allowed only to the extent of net mark-to-market gain previously included in income by the U.S. Holder under the election for prior taxable years. If the mark-to-market election were made, then the rules set forth above would not apply for periods covered by the election. In general, the ordinary shares will be marketable stock within the meaning of the Treasury regulations if they are traded, other than in DE MINIMIS quantities, on at least 15 days during each calendar quarter on a "qualified exchange or other market" within the meaning of the Treasury regulations. A non-U.S. exchange is a "qualified exchange or other market" if the exchange is regulated or supervised by a governmental authority of the country where the marked is located and (1) the exchange has trading volume, listing, financial disclosure, surveillance and other requirements designed to prevent fraudulent and manipulative acts and practices, to remove impediments to and perfect the mechanism of a free and open, fair and orderly, market, and to protect investors, and the laws of the country where the exchange is located and the rules of the exchange ensure that those requirements are actually enforced, and (2) the rules of the exchange effectively promote active trading of listed stocks. If a non-U.S. exchange has more than one tier or market level on which stock may be separately listed or traded, each such tier is treated as a separate exchange. If is not known at this time whether the ordinary shares will be "marketable stock" within the meaning of the Treasury regulations. If a U.S. Holder makes a mark-to-market election, but does not make that election for the first taxable year in which the U.S. Holder owns an ordinary share and in which we are a PFIC, and if the U.S. Holder had not made a QEF election for that first such taxable year, the rules set forth in the second preceding paragraph will apply to any distributions on an ordinary share in the year of the mark-to-market election, to any gain recognized on an actual sale of an ordinary share in that year and to any gain recognized in that year pursuant to the mark-to-market election. Unlike the QEF rules, under which a U.S. Holder is not required to continue to include in income any of our undistributed earnings in any year we do not satisfy the tests to be a PFIC, if the U.S. Holder made the QEF election in the first taxable year the U.S. Holder owned our stock and we were a PFIC, the mark-to-market rules generally continue to apply to a U.S. Holder who makes the mark-to-market election, even in years we do not satisfy the tests to be a PFIC.

    A U.S. Holder who owns ordinary shares during a year we are a PFIC, who did not make a timely QEF election for the first taxable year in which the U.S. Holder owns an ordinary share and in which we are a PFIC and who has not made a mark-to-market election generally will remain subject to the rules set forth in the third preceding paragraph for all taxable years. In that event, those rules will apply to any gains on dispositions of ordinary shares and to any "excess distributions." It is, however, possible for a U.S. Holder to avoid this "once a PFIC, always a PFIC" result by electing to treat all of the U.S. Holder's ordinary shares as sold for their fair market value as of the last day of the last taxable year we satisfy the tests to be a PFIC. If a gain is recognized on that constructive sale, the rules set forth in the third preceding paragraph would apply to that gain.

    We believe that we would not satisfy the tests to be a PFIC for the portion of the year 2000 prior to the Reorganization had we been a U.K corporation during that period, and based on our current business plan we do not believe we will be a PFIC for the portion of 2000 after the Reorganization. However, the tests for determining PFIC status are applied annually, and it is difficult to make accurate predictions of future income and assets, which are relevant to this determination. Moreover, many aspects of the taxation of internet businesses that could be relevant to our status as a PFIC are subject to considerable uncertainty. Accordingly, there can be no assurance that we will not become a PFIC in 2000 or any subsequent year. If we determine that we have become a PFIC, we plan to notify our U.S. Holders and provide them with the information necessary to comply with the QEF rules. U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS ABOUT THE PFIC RULES, INCLUDING THE CONSEQUENCES TO THEM OF MAKING A QEF OR MARK-TO-MARKET ELECTION WITH RESPECT TO OUR ORDINARY SHARES IN THE EVENT THAT WE QUALIFY AS A PFIC.

        CONTROLLED FOREIGN CORPORATION RULES

    Special U.S. federal income tax rules apply to certain holders in a foreign corporation classified as a "controlled foreign corporation," or CFC. A foreign corporation will not constitute a CFC unless U.S. shareholders, each of whom owns ten percent or more of its voting power ("10% Voting U.S. Shareholders"), collectively own more than 50 percent of the total combined voting power or total value of the corporation's stock. Any U.S. person that owns, directly or indirectly through foreign persons, or is considered to own (by application of certain constructive ownership rules) ten percent or more of the total combined voting power of all classes of stock of a foreign corporation will be considered to be a 10% Voting U.S. Shareholder. For purposes of the special rules that apply on a taxable disposition of stock, the status of the foreign corporation as a CFC or the status of a U.S. Holder as a 10% Voting U.S. Shareholder at any time within five years prior to the taxable disposition can cause those rules to apply. Based on the current ownership of its stock, World Gaming Plc believes that it will not be a CFC immediately after the merger.

        FOREIGN PERSONAL HOLDING COMPANY AND PERSONAL HOLDING COMPANY RULES

    Special U.S. federal income tax rules apply to a holder in a "foreign personal holding company," or FPHC, and to the U.S. source income of a foreign corporation that is a "personal holding company." A foreign corporation will not constitute a FPHC unless five or fewer individuals who are U.S. citizens or residents own, directly or constructively, more than 50 percent of the voting power or the value of its shares. A corporation will not constitute a "personal holding company," or PHC, unless five or fewer individuals own, directly or constructively, more than 50 percent of the value of its shares. Based upon the current ownership of its stock, World Gaming Plc believes that it will not be a FPHC or PHC immediately after the merger.

        FOREIGN INVESTMENT COMPANY RULES

    Special rules also apply to treat as ordinary income any gain realized on the sale of shares of a "foreign investment company." World Gaming Plc believes that it will conduct its business and obtain controlling interests in subsidiaries so as not to be a "foreign investment company."

    TAX CONSEQUENCES FOR NON-U.S. HOLDERS

    Except as described in "Information Reporting and Back-up Withholding" below, a Non-U.S. Holder of an ordinary share will not be subject to U.S. federal income or withholding tax on any gain recognized on the exchange of Starnet Communications International (DE) Inc. common stock for World Gaming Plc ordinary shares pursuant to the merger or on the payment of dividends on, or gain from a disposition of, an ordinary share, unless:

    - the income or gain is effectively connected with the conduct by the Non-U.S. Holder of trade or business in the United States and, in the case of a resident of a country that has a treaty with the United States, the income is attributable to a permanent establishment or, in the case of an individual, a fixed place of business, in the United States;

    - in case of gain from a disposition of Starnet Communications International
      (DE) Inc. common stock or of an ordinary share, the Non-U.S. Holder is an individual who holds the Starnet Communications International (DE) Inc. common stock or the ordinary share as a capital asset and is present in the United States for 183 days in more in the taxable year of the disposition and does not qualify for an exemption; or

    - the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to U.S. expatriates.

    INFORMATION REPORTING AND BACK-UP WITHHOLDING

    Under current U.S. federal income tax regulations, dividends we pay on ordinary shares will not be subject to U.S. information reporting or to the 31 percent backup withholding unless they are paid in the United States through a U.S. or U.S.-related paying agent, including a broker. If a U.S. Holder furnishes the paying agent with a duly completed and signed IRS Form W-9, the dividends will not be subject to backup withholding.

    Non-U.S. Holders generally are not subject to information reporting or back-up withholding with respect to dividends paid on, or upon the disposition of, Starnet Communications International (DE) Inc. common stock or ordinary shares, provided that the non-U.S. Holder provides a taxpayer identification number, certifies to its foreign status or otherwise establishes an exemption.

    The amount of any back-up withholding will be allowed as a credit against a U.S. or Non-U.S. Holder's U.S. federal income tax liability and may entitle the holder to a refund, provided certain required information is furnished to the IRS.

    TAXATION OF STARNET COMMUNICATIONS INTERNATIONAL (DE) INC.

        THE REORGANIZATION


    Starnet Communications International (DE) Inc. will not recognize any gain or loss by virtue of the reorganization.


        AFTER THE REORGANIZATION


    After the reorganization, World Gaming Plc or WG International Limited will be subject to U.S. federal income tax only to the extent that World Gaming Plc or WG International Limited, respectively, derives U.S. source income that is subject to U.S. withholding tax or income that is effectively connected with the conduct of trade or business within the United States and is not exempt from U.S. tax under the U.S.-U.K. income tax treaty. World Gaming Plc's indirect U.S. subsidiary will continue to be subject to U.S. tax on its worldwide income, including dividends, if any, it receives from non-U.S. subsidiaries, and dividends, if any, it pays to WG International Limited may be subject to a U.S. withholding tax, unless the earnings of the operating subsidiaries qualify the dividends for an exemption from that tax.


                                   MANAGEMENT

MANAGEMENT OF WORLD GAMING PLC


    After the reorganization, the board of directors of World Gaming Plc will consist of those persons who, at the effective time, are serving as directors of Starnet Communications International (DE) Inc. except with respect to Dean Grimm. Each director will serve the term of office for which he or she was elected or appointed. After the reorganization, World Gaming Plc's executive officers will be the same as those persons who are presently employed as executive officers of Starnet Communications International (DE) Inc. immediately prior to the merger.


COMMITTEES OF THE BOARD OF DIRECTORS


    The committees of the board of directors of Starnet Communications International (DE) Inc. immediately prior to the effective time will continue to exist as committees of the board of directors of World Gaming Plc after the reorganization with identical members and functions except with respect to Dean Grimm.


                                 LEGAL MATTERS

    Orchard Solicitors, United Kingdom, as special United Kingdom counsel, has passed upon certain legal matters in connection with World Gaming Plc ordinary shares. Kingston Smith, registered U.K. auditors and chartered accountants, has rendered an opinion regarding the United Kingdom tax consequences of the reorganization referred to in "Material Tax Considerations" as the same involves U.K. domestic tax law. Greenberg Traurig, LLP, McLean, Virginia, has rendered an opinion regarding the United States federal income tax consequences of the reorganization referred to in "Material Tax Considerations."

                                    EXPERTS

    The financial statements of Starnet Communications International (DE) Inc. incorporated by reference in this proxy statement/prospectus and elsewhere in the registration statement, as defined herein, to the extent and for the periods indicated in their reports, appearing in Starnet Communications International
(DE) Inc.'s Annual Report on Form 10-K for the year ended April 30, 2000 have been audited, in whole or in part, by HJ & Associates, LLC, independent accountants, as indicated in their reports with respect thereto and are incorporated by reference herein in reliance on the reports and given on the authority of said firms as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION


    World Gaming Plc has filed with the SEC a registration statement on Form F-4 under the Securities Act of 1933. This proxy statement/prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some parts of which are omitted as permitted by the rules and regulations of the SEC. For further information, reference is made to the registration statement.


    Statements made in this proxy statement/prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each contract, agreement or other document filed as an exhibit to the registration statement or otherwise filed with the SEC, reference is made to the copy so filed, and each such statement shall be deemed qualified in its entirety by this reference.

    Starnet Communications International (DE) Inc. is, and after the reorganization, World Gaming Plc will be, subject to the informational requirements of the Securities Exchange Act of 1934. Reports, proxy statements and other information contain additional information about our company. You can inspect and copy these materials at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the Public Reference Room by calling the Commission at 1-800-SEC-0330. Copies of reports, proxy and information statements and other information regarding registrants that file electronically, which includes Starnet Communications International (DE) Inc. are available on the Commission's Web Site at http://www.sec.gov.

    Upon completion of the reorganization, the Starnet Communications International (DE) Inc. common stock will no longer be traded on the OTC Bulletin Board and will no longer be registered pursuant to Section 12 of the Exchange Act.

    The following documents filed by Starnet Communications International
(DE) Inc. with the Commission pursuant to the Exchange Act are hereby incorporated by reference in this proxy statement/prospectus:

    (1) Annual Report on Form 10-K and Form 10-KA for the fiscal year ended April 30, 2000 (File No. 0-92290);

    (2) Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2000;


    (3) The description of the Starnet Communications International (DE) Inc. common stock in the Registration Statement on Form 10-SB filed on June 18, 1997, including any amendment or report for the purpose of updating this description (Registration No. 0-29290).


    Any statement contained in this proxy statement/prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.

    All annual reports filed on Form 10-K and all Forms 10-Q and 8-K subsequently filed by us prior to the completion of the reorganization are hereby deemed incorporated herein by reference.


    THE SEC ALLOWS US TO "INCORPORATE BY REFERENCE" INFORMATION INTO THIS PROXY STATEMENT/PROSPECTUS, WHICH MEANS THAT WE CAN DISCLOSE IMPORTANT INFORMATION BY REFERRING YOU TO ANOTHER DOCUMENT FILED SEPARATELY WITH THE SEC. COPIES OF THE INCORPORATED DOCUMENTS, OTHER THAN EXHIBITS TO THOSE DOCUMENTS, UNLESS THOSE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE, WILL BE FURNISHED UPON REQUEST WITHOUT CHARGE TO EACH PERSON TO WHOM WE DELIVER THIS PROXY STATEMENT/PROSPECTUS. WRITTEN OR TELEPHONE REQUESTS SHOULD BE DIRECTED TO STARNET COMMUNICATIONS INTERNATIONAL (DE) INC., THE CIBC BANKING CENTRE, OLD PARHAM ROAD, P.O. BOX 3265, ST. JOHN'S, ANTIGUA, WEST INDIES, ATTENTION:

CORPORATE SECRETARY (TELEPHONE (268) 480-1650). IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM US PLEASE DO SO BY NOVEMBER 24, TO RECEIVE THEM BEFORE THE SPECIAL MEETING.


    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. STARNET COMMUNICATIONS INTERNATIONAL (DE) INC.

    Neither delivery of this proxy statement/prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this proxy statement/prospectus.

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

    The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This document, and the documents incorporated by reference, or any other written or oral statements made by or on behalf of our company may include forward-looking statements which reflect our current views with respect to future events and financial performance. These statements include forward-looking statements both with respect to our company and the businesses in which we operate and/or invest, including the insurance and reinsurance sectors in general, both as to underwriting and investment matters. Statements which include the words "expect", "intend", "plan", "believe", "project", "anticipate", "will" and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995.

    All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in those statements. We believe that these factors include, but are not limited to, the following:

    - those we discuss under "Risk Factors;"

    - those we discuss or identify in our public filings with the SEC;

    - growth and expansion opportunities;

    - market positions;

    - the conduct of worldwide operations;

    - earnings improvements;

    - cost savings;

    - revenue growth;

    - benefits anticipated from the merger;

    - gains and losses of clients and client business and projects;

    - changes in management or ownership of clients;

    - retention of, and ability to attract, qualified employees; and the effects of:

      * foreign exchange rate fluctuations;

      * regional, national and international economic conditions

      * changes in regional, national and international laws;

      * regulations and taxes;

      * the occurrence of natural disasters;

      * regional, national and international market and industry conditions; and

      * regional, national and international political conditions.

    The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

                                                                      APPENDIX I

                      AGREEMENT AND PLAN OF REORGANIZATION

    THIS AGREEMENT AND PLAN OF REORGANIZATION, dated          , 2000 (this
"AGREEMENT"), by and among Starnet Communications International (DE) Inc., a Delaware corporation (the "COMPANY"), World Gaming Plc, a public limited company incorporated in England and Wales ("WORLD GAMING"), WG International Limited, a private limited company incorporated in England and Wales and a wholly-owned subsidiary of World Gaming ("LIMITED") and WG Reorganization Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Limited ("REORG SUB")(each a "PARTY" and together the "PARTIES").

    WHEREAS, the Company desires to reorganize its corporate structure into a new holding company domiciled in England by, among other things, merging Reorg Sub with and into the Company (the "REORGANIZATION");

    WHEREAS, World Gaming, Limited and Reorg Sub have been formed and organized at the direction of the Company for the purpose of, among other things, effecting the Reorganization; and

    WHEREAS, the respective Boards of Directors of the parties have approved this Agreement and deem it advisable and in the best interests of their respective companies and shareholders, if any, to consummate the Reorganization on the terms and conditions set forth in this Agreement.

    NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                   THE MERGER

    SECTION 1.1  THE MERGER.

        1.1.1 At the Effective Time (as defined in Section 1.1.2), Reorg Sub shall be merged with and into the Company (the "MERGER") in accordance with the Delaware General Corporation Law ("DGCL"), whereupon the separate existence of Reorg Sub shall cease, and the Company shall be the surviving corporation in the Merger ("SURVIVING CORPORATION") and shall continue as a wholly-owned subsidiary of Limited to be governed by the laws of the State of Delaware, and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers, franchises, restrictions, obligations, liabilities, disabilities and duties, shall continue unaffected by the Merger except as set forth in this
Article I. The Merger shall have the effects specified in the DGCL.

        1.1.2 In the event that this Agreement and the Merger and Reorganization contemplated herein shall have been fully approved and adopted on behalf of the Company in accordance with the DGCL and as soon thereafter as the Board of Directors of the Company shall determine, following satisfaction or waiver of the other conditions set forth in Section 2.1, the Company and Reorg Sub shall file a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by any other applicable law in connection with the Merger. The Merger shall become effective at the time the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at any later time as specified in the certificate of merger (the "EFFECTIVE TIME").

    SECTION 1.2 CONVERSION AND EXCHANGE OF SHARES. At the Effective Time, by virtue of the Merger:

        1.2.1 Each share of Common Stock, par value $.001 per share, of the Company ("COMPANY COMMON SHARE") held by the Company as treasury stock immediately prior to the Effective Time (each, an "EXCLUDED SHARE") shall be canceled and no issuance of any consideration shall be made with respect to such shares.

        1.2.2 Each Company Common Share outstanding immediately prior to the Effective Time, other than the Excluded Shares, shall be converted into and shall be canceled in exchange for the right to receive one (1) ordinary share, nominal value L0.01 each, of World Gaming ("WORLD GAMING ORDINARY SHARE"). Holders of Company Common Shares shall have the right to dissent and seek appraisal rights in accordance with the DGCL and as provided further in Section 1.8 ("DISSENTERS' APPRAISAL RIGHTS").

        1.2.3 In consideration of the holders of the Company Common Shares agreeing by passing the resolution in that behalf to the cancellation of the Company Common Shares outstanding immediately prior to the Effective Time, other than the Excluded Shares, and subject to compliance with the provisions of the Companies Act 1985 and/or any other applicable provision of the law of England and Wales, World Gaming, having directed that the Company shall be the wholly-owned subsidiary of WA International Limited, which in turn shall be the wholly-owned subsidiary of World Gaming shall allot and issue (or procure the transfer) to the holders of the Company Common Shares (other than to the Company in respect of the Excluded Shares and to any holder of Company Common Shares who has elected to dissent and seek appraisal rights in accordance with the DGCL) one (1) World Gaming Ordinary Share for each Company Common Share held immediately prior to the Effective Time. The World Gaming Ordinary Shares shall be issued and credited as fully paid and free from all claims, liens and other encumbrances, and shall rank PARI PASSU in all respects with the other shares of World Gaming then in issue.

        1.2.4 Limited hereby undertakes to World Gaming that in consideration of World Gaming directing that the Company should be wholly-owned by Limited and in order to assist World Gaming in the performance of its obligations under this Agreement (including, without limitation, the allotment of the World Gaming Ordinary Shares pursuant to Section 1.2.3 hereof) it shall issue to World Gaming, contemporaneously with the issue by World Gaming of its World Gaming Ordinary Shares, such number of ordinary shares in Limited as shall equal the number of World Gaming Ordinary Shares issued by World Gaming.

        1.2.5 At the Effective Time, all Company Common Shares shall no longer be outstanding, shall be canceled and retired and shall cease to exist, and each certificate (a "COMMON CERTIFICATE") formerly representing any Company Common Shares (other than Company Common Shares constituting Excluded Shares) shall thereafter represent only the right to receive World Gaming Ordinary Shares as provided in Section 1.2.2, the right, if any, to receive any distribution or dividend pursuant to Section 1.3.6, in each case without interest, and if properly perfected, Dissenters' Appraisal Rights.

        1.2.6 Each share of common stock of Reorg Sub, par value $.001 per share, outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

    SECTION 1.3  SURRENDER AND PAYMENT.

        1.3.1 Prior to the Effective Time, the Company shall appoint an agent as exchange agent (the "EXCHANGE AGENT") in connection with the Merger for the purpose of exchanging Common Certificates for certificates representing World Gaming Ordinary Shares ("WORLD GAMING ORDINARY CERTIFICATES").

        The Company shall deposit with the Exchange Agent, from time to time that number of World Gaming Ordinary Certificates, in any denominations as the Exchange Agent shall specify, as are issuable in respect of Company Common Shares for which Common Certificates have been properly delivered to the Exchange Agent. The Company shall also from time to time deposit or cause to be deposited with the Exchange Agent U.S. dollars in an amount sufficient to provide the Exchange Agent with the cash to fund payments to be made pursuant to
Section 1.3.6.

        1.3.2 Promptly after the Effective Time, the Surviving Corporation shall send, or shall cause the Exchange Agent to send, to each holder of record as of the Effective Time of Company Common

Shares (other than holders of shares that constitute Excluded Shares) a letter of transmittal (which shall also serve as a form of election) for use in effecting delivery of Common Certificates to the Exchange Agent.

        Each holder of Company Common Shares that have been converted in the Merger into the right to receive the consideration set forth in Section 1.2.2 shall, upon surrender to the Exchange Agent of a Common Certificate or Common Certificates, together with a properly completed letter of transmittal covering the Company Common Shares represented by the Common Certificate or Common Certificates, receive (i) the number of World Gaming Ordinary Shares into which all of the Company Common Shares, represented by the holder's Common Certificate or Common Certificates, are converted in accordance with Section 1.2.2, and, if applicable, (ii) a check in an amount of U.S. dollars (after giving effect to any required tax withholdings) equal to any cash dividends or other distributions that the holder has the right to receive pursuant to
Section 1.3.6. Until so surrendered, each Common Certificate shall, after the Effective Time, represent for all purposes only the right to receive one
(1) World Gaming Ordinary Share into which the Company Common Share represented by that Common Certificate are converted in accordance with Section 1.2.2, the applicable amounts provided in the foregoing clause (ii), and, if perfected, Dissenters' Appraisal Rights.

        1.3.3 If any World Gaming Ordinary Shares are to be issued or paid to a person other than the registered holder of Company Common Shares represented by a Common Certificate or Common Certificates surrendered with respect thereto, it shall be a condition to this issuance or payment that the Common Certificate or Common Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association or other entity ("PERSON") requesting this issuance or payment shall pay to the Exchange Agent any transfer or other taxes required as a result of this issuance or payment to a Person other than the registered holder of these Company Common Shares or establish to the satisfaction of the Exchange Agent that this tax has been paid or is not payable.

        1.3.4 The stock transfer books of the Company shall be closed at the close of trading on the Over-The-Counter Bulletin Board on the day prior to the Effective Time, and thereafter there shall be no further registration of transfers of Company Common Shares that were outstanding prior to the Effective Time. After the Effective Time, Common Certificates presented to the Surviving Corporation for transfer shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this
Article I, or Dissenters' Appraisal Rights if properly perfected under the DGCL.

        1.3.5 Any World Gaming Ordinary Shares to be issued in respect of Company Common Shares (and any cash dividend or other distribution that a former holder of Company Common Shares has the right to receive pursuant to
Section 1.3.6) pursuant to this Article I, that remains unclaimed by any former holder of Company Common Shares six (6) months after the Effective Time shall be held by the Exchange Agent (or a successor agent appointed by World Gaming) subject to the instruction of World Gaming in an account or accounts designated for this purpose. World Gaming shall not be liable to any former holder of Company Common Shares for any securities delivered or any amount paid by the Exchange Agent or its nominee, as the case may be, to a public official pursuant to applicable abandoned property laws. Any cash remaining unclaimed by holders of Company Common Shares two (2) years after the Effective Time (or any earlier date immediately prior to that time as this cash would otherwise escheat to or become property of any governmental or regulatory authority, agency, court, commission, body or other governmental entity (each a "GOVERNMENTAL ENTITY") or as is otherwise provided by applicable law shall, to the extent permitted by applicable law, become the property of the Surviving Corporation or World Gaming, as World Gaming may determine.

        1.3.6 No dividends or other distributions with respect to World Gaming Ordinary Shares issuable with respect to the Company Common Shares shall be paid to the holder of any unsurrendered Common Certificates until those Common Certificates are surrendered as provided in this Article I. Upon surrender, there shall be issued and/or paid to the holder of the World Gaming Ordinary Shares issued in exchange therefor, without interest, at the time of surrender, the dividends or other distributions payable with respect to those World Gaming Ordinary Shares and World Gaming Ordinary Shares with a record date after the date of the Effective Time and a payment date on or prior to the date of this surrender and not previously paid. For purposes of dividends or other distributions in respect of World Gaming Ordinary Shares, all such shares to be issued and delivered pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time.

    SECTION 1.4  COMPANY STOCK OPTIONS.

        1.4.1 At the Effective Time, all stock options granted to current or former employees, directors, consultants and other persons to purchase Company Common Shares (each, a "COMPANY STOCK OPTION") which are then outstanding and unexercised shall cease to represent a right to acquire Company Common Shares and shall be exchanged or converted into or canceled with the grant of new rights over options to acquire World Gaming Ordinary Shares as the Boards of Directors of the Company and World Gaming may determine to be appropriate based on considerations as to favorable taxation treatment as provided below, and, if appropriate, World Gaming shall assume each Company Stock Option subject to the terms of any of the Company's stock option plans existing immediately prior to the Effective Time ("COMPANY STOCK PLANS") and the agreements evidencing grants thereunder or grant new options in World Gaming if the same would be more appropriate or desirable. The Boards of Directors of the Company and World Gaming shall take, or shall cause their committees to take, all action necessary to effectuate the foregoing.

        To the extent the Boards of Directors of the Company and World Gaming shall determine to convert Company Common Options into options to acquire World Gaming Ordinary Shares, from and after the Effective Time, (i) the number of World Gaming Ordinary Shares purchasable upon exercise of each outstanding Company Stock Option shall be equal to the number of Company Common Shares that were purchasable under that Company Stock Option immediately prior to the Effective Time, and (ii) the exercise price per World Gaming Ordinary Share under each Company Stock Option shall be the equivalent of the exercise price per Company Common Share of each Company Stock Option immediately prior to the Effective Time.

        1.4.2 Prior to the Effective Time, World Gaming shall maintain sufficient authorized and unissued share capital to enable the allotment and issue of in accordance with Section 1.4.1 the number of World Gaming Ordinary Shares necessary to satisfy World Gaming's obligations under Section 1.4.1. No later than the Effective Time, the Company shall file with the U.S. Securities and Exchange Commission (the "SEC") a registration statement on an appropriate form or a post-effective amendment to a previously filed registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to the World Gaming Ordinary Shares which are subject to the Company Stock Options as provided in Section 1.4.1, and shall use reasonable best efforts to maintain the current status of the prospectus contained therein, as well as comply with any applicable state securities or "Blue Sky" laws, for so long as those options remain outstanding.

    SECTION 1.5  THE SURVIVING CORPORATION.

        1.5.1 The certificate of incorporation of the Company in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law.

        1.5.2 The bylaws of the Company in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

        1.5.3 From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of the Company at the Effective Time shall be the directors of the Surviving Corporation, and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

    SECTION 1.6  WORLD GAMING.

        1.6.1 The memorandum of association of World Gaming in effect at the Effective Time shall be in substantially the form attached hereto as Exhibit A, until amended in accordance with applicable law following the Effective Time.

        1.6.2 The articles of association of World Gaming in effect at the Effective Time shall be in substantially the form attached hereto as Exhibit B, until amended in accordance with applicable law following the Effective Time.

        1.6.3 From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of World Gaming shall consist of Fred Hazell, Wolf Bergelt, Jason Bolduc, Brownell Combs II, Nicholas Jackson, Clare Roberts and Matthew Stasior, and (ii) the officers of the Company at the Effective Time shall be the officers of World Gaming.

    SECTION 1.7 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Common Certificate shall have been lost, stolen or destroyed, upon the holder's compliance with the replacement requirements established by the Exchange Agent, including, if necessary, the posting by the holder of a bond in customary amount as indemnity against any claim that may be made against it with respect to the Common Certificate, the Exchange Agent will issue and deliver in exchange for the lost, stolen or destroyed Common Certificate the applicable number of World Gaming Ordinary Shares, and any unpaid dividends or other distributions deliverable pursuant to Section 1.3.6 in respect of Company Common Shares represented by such Common Certificate pursuant to this Agreement.

    SECTION 1.8 APPRAISAL RIGHTS. In accordance with Section 262 of the DGCL, holders of Company Common Shares which are issued and outstanding immediately prior to the Effective Time and which are held by a holder who has not voted those shares in favor of the approval and adoption of this Agreement, who shall have delivered a written demand for appraisal of those shares in accordance with the DGCL, who, as of the Effective Time, shall not have effectively withdrawn or lost this right to appraisal and shall have adhered to any other applicable requirements of Section 262 of the DGCL (the "DISSENTING SHARES") shall be entitled to those rights (but only those rights) as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for those Dissenting Shares pursuant to Section 262 of the DGCL shall receive payment from the Surviving Corporation in accordance with the DGCL; PROVIDED, HOWEVER, that (i) if any holder of Dissenting Shares shall have failed to establish their entitlement to appraisal rights as provided in Section 262 of the DGCL, (ii) if any holder of Dissenting Shares shall have effectively withdrawn the holder's demand for appraisal of the holder's shares or lost the holder's right to appraisal and payment for the holder's shares under
Section 262 of the DGCL or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation shall have filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in Section 262 of the DGCL, the holder shall forfeit the right to appraisal of those Dissenting Shares and each Dissenting Share shall be exchanged pursuant to Section 1.2.2 of this Agreement. The Company shall give World Gaming prompt notice of any demands received by the Company for appraisal of Company Common Shares and World Gaming shall have the right to conduct all negotiations and proceedings with respect to those demands. Any and all amounts paid by the Company to holders of Dissenting Shares shall be paid solely by the Company out of cash on hand or out of borrowings.

    SECTION 1.9 COMPANY ESCROW ACCOUNT. No later than two (2) business days before the day upon which the Effective Time shall occur, the Company shall establish an escrow account with the Exchange Agent consisting of an adequate amount of cash from the Company's working capital to fund the Company's obligations under (i) Section 1.2.3 with respect to stamp duties, stamp duty reserve taxes and other similar taxes and similar levies and (ii) Section 1.8 with respect to Dissenting Shares.

                                   ARTICLE II
               CONDITIONS; TERMINATION; AMENDMENT; GOVERNING LAW

    SECTION 2.1 CONDITIONS. The respective obligations of each party to effect the Merger is subject to the satisfaction or waiver of the following conditions:


    (a) EFFECTIVENESS OF FORM F-4. A Form F-4, filed pursuant to the Securities Act with respect to the World Gaming Ordinary Shares, shall have become effective and no stop order suspending the effectiveness of the Form F-4 shall then be in effect, and no proceeding for that purpose shall then be threatened by the SEC or shall have been initiated by the SEC and not concluded or withdrawn and all state securities or "blue sky" permits or approvals required to consummate the Merger shall have been received.


    (b) SHAREHOLDER APPROVAL. The affirmative vote of the holders of a majority of the outstanding Company Common Shares shall have been obtained.

    (c) THIRD PARTY CONSENTS. All requisite third party and regulatory consents shall have been obtained, if any.

    SECTION 2.2 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of the Company of matters presented in connection with the Merger, for any reason, by action of the Board of Directors of the Company. In the event of termination of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party hereto.

    SECTION 2.3 AMENDMENT. This Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the shareholders of the Company, PROVIDED, HOWEVER, that after any such approval, there shall be made no amendment that by law requires further approval by such shareholders without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

    SECTION 2.4 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

                         [Signatures on following page]

    IN WITNESS WHEREOF, this Agreement and Plan of Reorganization has been duly executed and delivered by the duly authorized officers of the Company, World Gaming, Limited and Reorg Sub as of the date first written above.

                                                     STARNET COMMUNICATIONS INTERNATIONAL (DE) INC.

                                                     By:    -----------------------------------------

                                                     Name:  -----------------------------------------

                                                     Title: -----------------------------------------

                                                     WORLD GAMING PLC

                                                     By:    -----------------------------------------

                                                     Name:  -----------------------------------------

                                                     Title: -----------------------------------------

                                                     WG INTERNATIONAL LIMITED

                                                     By:    -----------------------------------------

                                                     Name:  -----------------------------------------

                                                     Title: -----------------------------------------

                                                     WG REORGANIZATION SUB, INC.

                                                     By:    -----------------------------------------

                                                     Name:  -----------------------------------------

                                                     Title: -----------------------------------------

                                   EXHIBIT A
                       FORM OF MEMORANDUM OF ASSOCIATION
                                       OF
                                WORLD GAMING PLC

THE COMPANIES ACTS 1985 AND 1989
PUBLIC COMPANY LIMITED BY SHARES
MEMORANDUM OF ASSOCIATION OF
WORLD GAMING PLC

1.    The Company's name is WORLD GAMING PLC.

2.    The Company is to be a public company.

3. The Company's registered office is to be situated in England and Wales.

4.    The Company's objects are:-

(a) To carry on the business of a holding company in all its branches and for that purpose in particular to acquire by purchase lease concession grant licence or otherwise deal in such businesses options rights privileges lands buildings leases underleases stocks shares debenture bonds obligations securities reversionary interests annuities policies of assurance and other property and rights and interests in property as the Company shall deem fit and generally to hold manage develop lease sell or dispose of the same and to vary any of the investments of the Company and to enter into assist or participate in financial commercial mercantile industrial and other transactions undertakings and business of every description; to carry on all or any of the businesses of financiers financial agents insurance brokers and agents company promoters mortgage brokers commission and general agents general merchants; to co-ordinate the policy and administration of any subsidiary companies or any companies of which this Company is a Member or which are in any manner controlled by this Company; to carry on any other trade or business whether subsidiary or not which can in the opinion of the Company be carried on advantageously in connection with any of the trades or businesses aforesaid or which in the opinion of the Company will enhance the value of any of the Company's property.

(b) To purchase or by any other means acquire any freehold, leasehold or other property for any estate or interest whatever and any rights or privileges of any kind over or in respect of any property and any real or personal property or rights whatsoever which may be necessary for, or may be conveniently used with, or may enhance the value of any other property of the Company.

(c) To purchase, or by other means acquire and protect, prolong and renew, whether in the United Kingdom or elsewhere any patents, patent rights, brevets d'invention, licences, copyrights, secret processes, trade marks, designs, protections and concessions which may appear likely to be advantageous or useful to the Company in pursuit of any trade or business carried on by the Company and to use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon, testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire.

(d) To acquire or undertake the whole or any part of the business, goodwill, and assets of any person, firm, or company carrying on or proposing to carry on any of the businesses which the Company chooses to carry on and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in amalgamate with, or enter into partnership or into any arrangement for sharing profits, or for co-operation, or for limiting competition, or for mutual assistance with any such person, firm or company, and to give or accept, by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain, or sell, mortgage and deal with any shares, debentures, debenture stock or securities so received.

(e) To improve, manage, cultivate, construct, repair, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant rights and privileges in respect of, or otherwise deal with all or any part of the property and rights of the Company.

(f) To invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may from time to time be determined.

(g) To lend or advance money or give credit to any persons, firms or companies or others having dealings with the Company upon such terms and with or without security and subject to such conditions as may seem desirable and to give guarantees or become security for any such persons, firms, companies or others.

(h) To guarantee support or to secure whether by personal obligation or covenant or by mortgaging or charging all or any part of the undertaking property and assets (present and future) and uncalled capital of the Company or by any one or more or all of such methods or by any other method the performance of any obligations or commitments of, and the repayment or payment of the principal amounts of, and premiums, interest, dividends, and other moneys payable on or in respect of, any debentures, debenture stock, loan stock, shares or other securities, liabilities or obligations of any person firm or company, including
      (without prejudice to the generality of the foregoing) any company which is for the time being a subsidiary or a holding company, as defined in section 736 of the Companies
      Act 1985, (as re-enacted by the Companies Act 1989 or any subsequent re-enactment or amendment thereof) or a subsidiary undertaking (as defined by Section 258 of the Companies Act 1985 or any re-enactment or amendment thereof) of the Company, or another subsidiary of such holding company or otherwise associated with the Company in business or through shareholdings.

(i) To borrow and raise money in any manner and to secure the repayment of money borrowed, raised or owing by mortgage, charge, standard security, lien or other security upon the whole or any part of the Company's property or assets
      (whether present or future), including its uncalled capital, and also by a similar mortgage, charge, standard security, lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it.

(j) To draw, make, accept, endorse, discount, execute and issue cheques, bills of exchange, promissory notes, bills of lading, warrants, debentures, and other negotiable instruments that may be incidental or conducive to the Company's commercial activity.

(k) To enter into any arrangements with any government or authority (supreme, municipal, local, or otherwise) or any corporations, companies or persons, that may seem conducive to the attainment of the Company's object and to obtain from any such government or authority, corporation, company or person, any charters, contracts, decrees, rights, privileges or concessions which the Company may think desirable and to carry out, exercise and comply with any such charters, contracts, decrees, rights, privileges and concessions.

(l) To subscribe for, take, purchase, or otherwise acquire and hold shares, stock or other interests in or obligations of any other company or corporation.

(m) To promote any other company for the purpose of acquiring all or any of the property or undertaking or any of the liabilities of the Company, or of undertaking any business or operations which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such company as aforesaid.

(n) To sell, let, licence, develop or otherwise deal with the whole or any part of the undertaking of the Company, either together or in portions upon such terms, as the Company may think fit, with power to accept shares, debentures, or securities of any company purchasing the same.

(o) To undertake and perform sub-contracts and also to act in any of the businesses of the Company through or by means of agents, brokers, sub-contractors or others.

(p) To remunerate any person, firm or company rendering services to the Company either by cash payment or by the allotment subject to the provisions of the Companies Act 1985 (or any statutory modification or re-enactment thereof) to him or them of shares or other securities of the Company credited as paid up in full or in part or otherwise.

(q) To pay out of the funds of the Company all costs and expenses of or incidental to the promotion formation and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling or guaranteeing the subscription of any shares or other securities of the Company.

(r) To purchase and maintain insurance policies to indemnify the officers and auditor of the Company against any costs, expenses and liabilities arising from negligence, default, breach of duty or trust incurred by them in discharge of their duties or in relation thereto pursuant to the provisions contained in section 310(3) of the Companies Act
      1985.

(s) To support and subscribe to any charitable or public object and to support and subscribe to any institution, society, or club which may be for the benefit of the Company or its Directors or employees; to remunerate the Directors of the Company in any manner the Company may think fit and to pay or provide pensions for or make payments to or for the benefit of any persons who are or were at any time in the employment or service of the Company or of any company for the time being the Company's holding company or subsidiary company as defined by Section 736 of the Companies Act 1985 or otherwise associated with the Company in business and the wives, widows, families and dependants of any such persons;
      to make payments towards life insurance; to set up, establish support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any of such persons as aforesaid and of their wives, widows, families and dependants, and to set up, establish, support and maintain profit sharing, share option or share purchase schemes for the benefit of any of the employees of the Company or of any such subsidiary or holding company and to lend money to any such employees or to trustees on their behalf to enable any such schemes to be established or maintained.

(t) To distribute any property of the Company in specie among the members.

(u) To do all such other things as may be deemed incidental or conducive to the attainment of the Company's objects or any of them.

AND it is hereby declared that

(i) None of the objects set forth in any sub-clause of this clause shall be restrictively construed but the widest interpretation shall be given to each such object, and the foregoing sub-clauses shall be construed independently of each other, except where the context expressly so requires and none of the objects therein mentioned shall be deemed to be merely subsidiary or ancillary to the objects contained in any other sub-clause; and

(ii) Without prejudice to the generality of sub-clause (u), such matters as are hereinbefore set out in sub-clauses (b) to
      (t) are deemed to be incidental or conducive to the Company's object; and

(ii) The word 'Company' in this clause shall, except where used in reference to this Company, be deemed to include any partnership or other body of persons whether corporate or unincorporate and whether domiciled in any part of the United Kingdom or elsewhere.

5.    The liability of the members is limited.

6. The Company's share capital is L1,000,000 divided into 100,000,000 shares of L0.01 each.

We, the subscribers to this Memorandum of Association, wish to be formed into a Company pursuant to this Memorandum; and we agree to take the number of shares shown opposite our respective names.

--------------------------------------------------------------------------------

Names and addresses of subscribers and number of shares taken by each subscriber

--------------------------------------------------------------------------------

York Place Company Nominees Limited                           One
12 York Place
Leeds LS1 2DS

York Place Company Secretaries Limited                        One
12 York Place
Leeds LS1 2DS

--------------------------------------------------------------------------------

Dated 17 October 2000

Witness to the above signatures:

Emma Hogarth
12 York Place
Leeds LS1 2DS

                                   EXHIBIT B
                        FORM OF ARTICLES OF ASSOCIATION
                                       OF
                                WORLD GAMING PLC

                        THE COMPANIES ACTS 1985 AND 1989
           ---------------------------------------------------------

                        PUBLIC COMPANY LIMITED BY SHARES
           ---------------------------------------------------------

                            ARTICLES OF ASSOCIATION
                                       of
                                WORLD GAMING PLC
               (adopted by special resolution on 18 October 2000)

           ---------------------------------------------------------

                                    ORCHARD
                                 99 Bishopsgate
                                     London
                                    EC2M 3YU
                              Tel - 020 7392 0200
                              Fax - 020 7392 0201
                          email - info@orchardlaw.com

                          Ref: CB S155.1 280900 D20(2)

                                    CONTENTS

CLAUSE  SUBJECT MATTER                                                PAGE
        PRELIMINARY.................................................    1

1       OTHER REGULATIONS EXCLUDED..................................    1

2       INTERPRETATION..............................................    1

        SHARE CAPITAL...............................................    4

3       AUTHORISED SHARE CAPITAL....................................    4

4       POWER TO ATTACH CLASS RIGHTS................................    5

5       AUTHORITY OF BOARD TO ALLOT SHARES..........................    5

6       COMMISSIONS.................................................    5

7       TRUSTS NOT RECOGNISED.......................................    6

8       REDEEMABLE SHARES...........................................    6

9       PURCHASE OF OWN SHARES......................................    6

10      VARIATION OF CLASS RIGHTS...................................    6

11      CLASS MEETINGS..............................................    6

        UNCERTIFICATED SHARES.......................................    7

12      UNCERTIFICATED SHARES.......................................    7

13      COMPANY'S RIGHTS IN RESPECT OF UNCERTIFICATED SHARES........    7

        SHARE CERTIFICATES..........................................    8

14      RIGHT TO SHARE CERTIFICATE..................................    8

15      REPLACEMENT CERTIFICATES....................................    8

        CALLS ON SHARES.............................................    9

16      CALLS.......................................................    9

17      INTEREST ON UNPAID CALLS....................................    9

18      AMOUNTS DUE ON ALLOTMENT TREATED AS CALLS...................   10

19      POWER TO DIFFERENTIATE......................................   10

20      PAYMENT IN ADVANCE..........................................   10

        FORFEITURE..................................................   10

21      NOTICE IF CALL NOT PAID.....................................   10

22      SHARES LIABLE TO BE FORFEITED...............................   10

23      FORFEITURE..................................................   10

24      NOTICE AFTER FORFEITURE.....................................   11

CLAUSE  SUBJECT MATTER                                                PAGE
25      DISPOSAL OF FORFEITED SHARE.................................   11

26      ARREARS TO BE PAID NOTWITHSTANDING FORFEITURE...............   11

27      EVIDENCE OF FORFEITURE......................................   11

28      SURRENDER...................................................   12

        LIEN........................................................   12

29      LIEN ON SHARES NOT FULLY PAID...............................   12

30      ENFORCEMENT OF LIEN BY SALE.................................   12

31      APPLICATION OF PROCEEDS OF SALE.............................   12

        TRANSFER OF SHARES..........................................   13

32      FORM OF TRANSFER............................................   13

33      RIGHT TO REFUSE REGISTRATION................................   13

34      NOTICE OF REFUSAL TO REGISTER...............................   13

35      FEES ON REGISTRATION........................................   14

36      SUSPENSION OF REGISTRATION AND CLOSING OF REGISTER..........   14

37      RETENTION OF INSTRUMENTS OF TRANSFER........................   14

38      DESTRUCTION OF DOCUMENTS....................................   14

        TRANSMISSION OF SHARES......................................   15

39      ON DEATH....................................................   15

40      ELECTION OF PERSON ENTITLED BY TRANSMISSION.................   15

41      RIGHTS ON TRANSMISSION......................................   15

        DISCLOSURE OF INTERESTS IN SHARES...........................   16

42      SANCTIONS FOR FAILURE TO DISCLOSE INTEREST IN SHARES........   16

43      REMOVAL OF SANCTIONS AND CONVERSION OF UNCERTIFICATED
        SHARES......................................................   16

44      NOTICE TO PERSON OTHER THAN A MEMBER........................   17

45      INTEREST IN SHARES, FAILURE TO GIVE INFORMATION AND EXCEPTED
        TRANSFERS...................................................   17

        ALTERATIONS TO CAPITAL......................................   17

46      INCREASE, CONSOLIDATION, SUB-DIVISION AND CANCELLATION......   17

47      REDUCTION OF CAPITAL........................................   18

48      FRACTIONS...................................................   18

        GENERAL MEETINGS............................................   19

49      ANNUAL GENERAL MEETING......................................   19

CLAUSE  SUBJECT MATTER                                                PAGE
50      EXTRAORDINARY GENERAL MEETING...............................   19

51      CONVENING OF EXTRAORDINARY GENERAL MEETINGS.................   19

52      LENGTH AND FORM OF NOTICE...................................   19

53      MEETING CALLED ON SHORT NOTICE..............................   20

54      OMISSION TO SEND NOTICE.....................................   20

55      SPECIAL BUSINESS............................................   20

        PROCEEDINGS AT GENERAL MEETINGS.............................   20

56      QUORUM......................................................   20

57      CHAIRMAN....................................................   20

58      QUORUM NOT PRESENT..........................................   21

59      ADJOURNED MEETING...........................................   21

60      ACCOMMODATION OF MEMBERS AT MEETING.........................   21

61      SECURITY....................................................   22

62      ORDER OF MEETING............................................   22

63      AMENDMENT OF RESOLUTIONS....................................   22

64      MEMBERS' RESOLUTION IN WRITING..............................   22

        VOTING......................................................   22

65      METHOD OF VOTING............................................   22

66      PROCEDURE ON A POLL.........................................   23

67      CASTING VOTE................................................   24

68      OBJECTION TO AND ERROR IN VOTING............................   24

69      VOTES OF MEMBERS............................................   24

70      RESTRICTION ON VOTING RIGHTS................................   24

71      VOTING BY PROXY.............................................   25

72      APPOINTMENT OF MORE THAN ONE PROXY..........................   25

73      EXECUTION OF PROXY..........................................   25

74      PROXY VALID THOUGH AUTHORITY REVOKED........................   25

75      PROXY CAN DEMAND A POLL.....................................   25

76      DEPOSIT OF PROXY............................................   26

77      SENDING INSTRUMENT OF PROXY.................................   26

78      COMPANY ACTING BY AUTHORISED REPRESENTATIVE.................   26

CLAUSE  SUBJECT MATTER                                                PAGE
        APPOINTMENT OF DIRECTORS....................................   27

79      POWER OF COMPANY TO APPOINT DIRECTORS.......................   27

80      NUMBER OF DIRECTORS.........................................   27

81      POWER OF THE BOARD TO APPOINT DIRECTORS.....................   27

82      NO SHARE QUALIFICATION......................................   27

        EXECUTIVE DIRECTORS.........................................   27

83      APPOINTMENT OF EXECUTIVE DIRECTORS..........................   27

84      TERMINATION OF EXECUTIVE OFFICE.............................   27

85      POWERS OF EXECUTIVE DIRECTOR................................   27

        ROTATION, RETIREMENT AND REMOVAL OF DIRECTORS...............   28

86      VACATION OF OFFICE BY DIRECTOR..............................   28

87      NO RETIREMENT ON ACCOUNT OF AGE.............................   28

88      RETIREMENT BY ROTATION......................................   28

89      DIRECTORS SUBJECT TO RETIREMENT.............................   29

90      POSITION OF RETIRING DIRECTOR...............................   29

91      DEEMED REAPPOINTMENT........................................   29

92      ELIGIBILITY OF NEW DIRECTORS................................   29

93      VOTING ON RESOLUTION FOR APPOINTMENT........................   29

94      REMOVAL BY ORDINARY RESOLUTION..............................   30

        DIRECTORS' REMUNERATION, EXPENSES AND BENEFITS..............   30

95      DIRECTORS' FEES.............................................   30

96      EXPENSES....................................................   30

97      REMUNERATION OF EXECUTIVE DIRECTORS.........................   30

98      ADDITIONAL REMUNERATION.....................................   31

99      DIRECTORS' PENSIONS AND OTHER BENEFITS......................   31

        INTERESTS OF DIRECTORS......................................   31

100     PERMITTED INTERESTS.........................................   31

101     DECLARATION OF DIRECTOR'S INTEREST..........................   32

102     LIMITATIONS ON VOTING OF INTERESTED DIRECTOR................   32

103     RESTRICTIONS ON VOTING......................................   33

104     MATERIALITY OF DIRECTOR'S INTEREST..........................   34

CLAUSE  SUBJECT MATTER                                                PAGE
105     DIRECTOR'S INTEREST EXTENDS TO CONNECTED PERSONS............   34

        POWERS AND DUTIES OF DIRECTORS..............................   34

106     POWERS OF THE BOARD.........................................   34

107     DELEGATION TO COMMITTEES....................................   34

108     LOCAL MANAGEMENT............................................   35

109     POWER OF ATTORNEY...........................................   35

110     EXERCISE OF VOTING POWERS...................................   35

        BORROWING POWERS............................................   35

111     BORROWING POWERS............................................   35

        PROCEEDINGS OF THE BOARD....................................   36

112     BOARD MEETINGS..............................................   36

113     QUORUM......................................................   36

114     NOTICE OF BOARD MEETINGS....................................   36

115     VOTING......................................................   36

116     CHAIRMAN OF THE BOARD.......................................   36

117     PROCEEDINGS OF A COMMITTEE..................................   37

118     VALIDITY OF PROCEEDINGS OF BOARD OR COMMITTEE...............   37

119     MINUTES OF PROCEEDINGS......................................   37

120     PARTICIPATION BY TELEPHONE..................................   37

121     BOARD RESOLUTION IN WRITING.................................   38

122     NUMBER OF DIRECTORS LESS THAN MINIMUM.......................   38

        ALTERNATE DIRECTORS.........................................   38

123     APPOINTMENT.................................................   38

124     PARTICIPATION IN BOARD MEETINGS.............................   38

125     REMUNERATION AND EXPENSES...................................   39

126     REVOCATION OF APPOINTMENT...................................   39

127     RESPONSIBILITY..............................................   39

        ASSOCIATE DIRECTORS.........................................   39

128     APPOINTMENT OF ASSOCIATE DIRECTOR...........................   39

129     EFFECT OF APPOINTMENT.......................................   39

130     POWERS, DUTIES AND REMUNERATION.............................   40

CLAUSE  SUBJECT MATTER                                                PAGE
        SEALS.......................................................   40

131     APPLICATION OF SEALS........................................   40

132     SIGNING OF SEALED DOCUMENTS.................................   40

133     SEAL FOR USE ABROAD.........................................   40

        SECRETARY...................................................   40

134     APPOINTMENT AND REMOVAL OF SECRETARY........................   40

135     AUTHORITY OF OTHER PERSON TO ACT AS SECRETARY...............   40

136     AUTHENTIFICATION OF DOCUMENTS...............................   41

        REGISTERS...................................................   41

137     REGISTER OF DIRECTORS' INTERESTS............................   41

138     OTHER REGISTERS.............................................   41

        DIVIDENDS...................................................   41

139     RECORD DATES................................................   41

140     ENTITLEMENT TO DIVIDENDS....................................   41

141     DECLARATION OF DIVIDENDS....................................   42

142     INTERIM DIVIDENDS...........................................   42

143     PAYMENT OF DIVIDENDS IN KIND................................   42

144     METHOD OF PAYMENT...........................................   42

145     CESSATION OF PAYMENT OF DIVIDEND............................   43

146     DIVIDENDS DO NOT BEAR INTEREST..............................   44

147     DEDUCTION FROM DIVIDEND.....................................   44

148     UNCLAIMED DIVIDENDS.........................................   44

149     DIVIDEND MAY BE WITHHELD....................................   44

150     PAYMENT OF SCRIP DIVIDENDS..................................   44

        RESERVES....................................................   45

151     PROVISION OF RESERVES.......................................   45

152     CAPITALISATION OF PROFITS AND RESERVES......................   46

        ACCOUNTS....................................................   47

153     INSPECTION OF ACCOUNTS......................................   47

154     PREPARATION OF ACCOUNTS.....................................   47

155     ACCOUNTS SENT TO THE MEMBERS................................   47

CLAUSE  SUBJECT MATTER                                                PAGE
        UNTRACED SHAREHOLDERS.......................................   48

156     POWER OF SALE...............................................   48

157     APPLICATION OF PROCEEDS OF SALE.............................   49

        NOTICES.....................................................   49

158     NOTICES IN WRITING..........................................   49

159     SERVICE OF NOTICES..........................................   49

160     NOTICE TO JOINT HOLDERS.....................................   49

161     ADDRESS OUTSIDE THE UNITED KINGDOM..........................   49

162     DEEMED NOTICE...............................................   50

163     EVIDENCE OF SERVICE.........................................   50

164     NOTICE BINDING ON TRANSFEREES ETC...........................   50

165     NOTICE IN CASE OF ENTITLEMENT BY TRANSMISSION...............   50

166     NOTICE BY ADVERTISEMENT.....................................   50

        WINDING UP AND INDEMNITY....................................   51

167     WINDING UP..................................................   51

168     INDEMNITY...................................................   51

                        THE COMPANIES ACTS 1985 AND 1989

              ----------------------------------------------------

                        PUBLIC COMPANY LIMITED BY SHARES

              ----------------------------------------------------

                            ARTICLES OF ASSOCIATION

                                       OF
                                WORLD GAMING PLC
           (adopted by special resolution passed on 18 October 2000)

PRELIMINARY

1      OTHER REGULATIONS EXCLUDED

       The following regulations shall be the articles of association of the Company to the exclusion of any regulation or article prescribed by or pursuant to any statute concerning companies.

2      INTERPRETATION

2.1    In these Articles the following definitions apply:

      "THE ACT"                        the Companies Act 1985 as amended, consolidated or
                                       re-enacted from time to time;

      "ARTICLES"                       these articles of association as amended from time to time;

      "AUDITORS"                       the auditors of the Company from time to time;

      "BOARD"                          the board of Directors or the Directors present at a duly
                                       convened and quorate meeting of Directors or a duly
                                       authorised committee of the Directors as the context
                                       requires;

      "BUSINESS DAY"                   a day (other than a Saturday or a Sunday) on which banks are open for business in London;

      "CASH MEMORANDUM ACCOUNT"        an account so designated by the operator of the relevant
                                       system concerned;

      "CERTIFICATED SHARE"             a share in the capital of the Company that is not an
                                       uncertificated share and references to a share being held in certificated form shall be construed accordingly;

      "CLEAR DAYS"                     in relation to a period of notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

      "COMPANY"                        World Gaming plc;

      "DEBENTURE"                      includes debenture stock;

      "DIRECTOR"                       a director of the Company from time to time;

      "ENTITLED BY TRANSMISSION"       in relation to a share, entitled as a consequence of the
                                       death or bankruptcy of a Member or of another event giving rise to a transmission of entitlement by operation of law;

      "GROUP"                          the Company and any company which is a Subsidiary
                                       Undertaking of the Company from time to time;

      "HOLDER"                         in relation to a share, the Member whose name is entered in the Register as the holder of that share;

      "LONDON STOCK EXCHANGE"          London Stock Exchange plc;

      "MEMBER"                         a member of the Company;

      "MONTH"                          calendar month;

      "OFFICE"                         the registered office of the Company from time to time;

      "ORDINARY SHARES"                ordinary shares of L0.01 each in the capital of the Company;

      "PAID UP"                        paid up or credited as paid up;

      "PERSON WITH MENTAL DISORDER"    a person who is, or may be, suffering from mental disorder and either:
                                       he is admitted to hospital in pursuance of an application
                                       for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the
                                       Mental Health (Scotland) Act 1984; or

                                       an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning
                                       mental disorder for his detention or for the appointment of a guardian, receiver, curator bonis or other person to
                                       exercise powers with respect to his property or affairs;

      "PRESCRIBED RATE"                an annual rate of interest equal to 2 per cent above the
                                       base lending rate (or any equivalent or successor lending
                                       rate) published from time to time by National Westminster
                                       Bank PLC in London being the base lending rate prevailing at the close of business in London on the day immediately
                                       preceding the day on which such rate falls to be determined;

      "RECOGNISED PERSON"              a recognised clearing house or a nominee of a recognised
                                       clearing house or of a recognised investment exchange which is designated for the purposes of section 185(4) of the Act;

      "REGISTER"                       the register of Members;

      "SEAL"                           the common seal of the Company and, as appropriate, any
                                       official or securities seal that the Company has or may be permitted to have under the Statutes;

      "SECRETARY"                      the secretary of the Company or any other person appointed to perform the duties of the secretary of the Company,
                                       including a joint assistant or deputy secretary;

      "STATUTES"                       the Act and the Companies Act 1989 and the Uncertificated
                                       Securities Regulations and every other statute or statutory instrument, rule, order or regulation from time to time in force concerning companies so far as they apply to the
                                       Company;

      "STERLING"                       the lawful currency of the United Kingdom;

      "SUBSIDIARY UNDERTAKING"         a subsidiary undertaking of the Company which is required by the Statutes to be included in consolidated group accounts of the Company;

      "UNCERTIFICATED SECURITIES       the Uncertificated Securities Regulations 1995 (SI1995 No
      REGULATIONS"                     3272) including any modification of them or any regulations in substitution of them from time to time in force;

      "UNCERTIFICATED SHARE"           a share in the capital of the Company which is recorded on the register as being held in uncertificated form and title to which may, by virtue of the Uncertificated Securities
                                       Regulations, be transferred by means of a relevant system
                                       and references to a share being held in uncertificated form are references to that share being an uncertificated unit of a security and shall be construed accordingly;

      "UNITED KINGDOM"                 Great Britain and Northern Ireland.

2.2    In these Articles, unless the context otherwise requires:

       2.2.1 references to persons include references to natural persons corporations unincorporated associations and partnerships and any reference to any party who is an individual is also deemed to include their legal personal representative;

       2.2.2 words and expressions defined in the Statutes shall bear the same meaning in these Articles (but excluding any modification of the Statutes not in force at the date of these Articles and words and expressions expressly defined in these Articles) unless inconsistent with the subject or context;

       2.2.3    words and expressions defined in the Uncertificated
                Securities Regulations shall bear the same meaning in these Articles (but excluding any modification of the Uncertificated Securities Regulations not in force at the date of adoption of these Articles and words and expressions expressly defined in these Articles) unless inconsistent with the subject or context;

       2.2.4 where these Articles refer to a relevant system in relation to a share, the reference is to the relevant system in which that share is a participating security at the relevant time.

2.3    In these Articles:

       2.3.1 the headings are included for convenience only and do not affect the construction of these Articles.

       2.3.2 words denoting the singular include the plural and vice versa; and

       2.3.3 words denoting one gender include each gender and all other genders.

2.4 Where an ordinary resolution of the Company is expressed to be required for any purpose, a special or extraordinary resolution is also effective for that purpose and, where an extraordinary resolution is expressed to be required for any purpose, a special resolution is also effective for that purpose.

SHARE CAPITAL

3      AUTHORISED SHARE CAPITAL

       The authorised share capital of the Company is L1,000,000 divided into 100,000,000 Ordinary Shares of L0.01 each.

4      POWER TO ATTACH CLASS RIGHTS

       Subject to the Statutes and without prejudice to any special rights attached to any class of shares, any share in the Company (whether forming part of the present capital or not) may be issued with or have attached to them such special rights, conditions or restrictions as the Company may by ordinary resolution direct or failing such direction (but in the case of unclassified shares only) as the Board may determine. Where the equity share capital of the Company includes shares with different voting rights, the designation of each class of shares other than those with the most favourable voting rights will include the words
       "restricted voting" or "limited voting" or "non voting".

5      AUTHORITY OF BOARD TO ALLOT SHARES

5.1 For the purpose of section 80 of the Act, the Board is generally and unconditionally authorised to exercise all powers of the Company to allot relevant securities as defined in the said section up to an aggregate nominal amount of L1,000,000. This authority shall expire five years from the date of incorporation of the Company but may be previously revoked or varied by the Company in general meeting and may from time to time be renewed by the Company in general meeting for a further period not exceeding five years. The Company may make any offer or agreement before the expiry of this authority that would or might require relevant securities to be allotted after this authority has expired and the Board may allot relevant securities in pursuance of any such offer or agreement as if this authority had not expired.

5.2 The Board may allot equity securities for cash within the meaning of section 94 of the Act pursuant to the authority conferred by paragraph 5.1 of these Articles as if s.89(1) of the Act did not apply to any such allotment, provided that this authority shall:

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       5.2.1    only apply in relation to that number of equity securities as shall not exceed an aggregate nominal amount of L50,000;
                and

       5.2.2 expire on the fifth anniversary of the date of adoption of these Articles save that the Company may before such expiry date make any offer or agreement which would or might require equity securities to be allotted after the relevant expiry date and accordingly the Board may allot equity securities pursuant to any such offer or agreement as if such authority had not expired.

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6      COMMISSIONS

       The Company may exercise all powers of paying commission and brokerage conferred or permitted by the Statutes. Subject to the Statutes and the rules of the London Stock Exchange, any such commission or brokerage may be satisfied in cash or by the allotment of fully or partly paid shares in the Company or the grant of an option to call for an allotment of shares or any combination of such methods as the Board may determine.

7      TRUSTS NOT RECOGNISED

       Save as provided by these Articles or as ordered by a court of competent jurisdiction or otherwise required by law, no person shall be recognised (even when notice is given) by
       the Company as holding any share upon any trust and the
       Company shall not be bound by or required to recognise
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       any equitable, contingent, future or partial interest in any share or any right whatsoever in respect of any share, other than an absolute right to the whole of the share in the
       registered holder.

8      REDEEMABLE SHARES

       Subject to the Statutes, the Company may issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or of the Member.

9      PURCHASE OF OWN SHARES

       Subject to the Statutes, the Company may purchase its own shares (including any redeemable shares) or enter into such agreement (contingent or otherwise) in relation to the purchase of its own shares on such terms and in such manner as may be permitted by the Statutes.

10     VARIATION OF CLASS RIGHTS

       Subject to the Statutes, the rights attached to any class of shares may be modified, varied or abrogated (a) in such manner (if any) as may be provided by those rights or
       (b) in the absence of provision, either with the consent in writing of the holders of at least three fourths in nominal value of the issued shares of the class or with the sanction of an extraordinary resolution passed at a separate meeting of the holders of that class and then only subject to the provisions of section 127 of the Act. The rights attached to any class of share are not, unless otherwise expressly provided by these Articles or in the rights attaching to the shares of that class, deemed to be modified, varied or abrogated by the creation or issue of further shares ranking equally with every other share of that class or subsequent to them or by the purchase or redemption by the Company of its own shares in accordance with the Statutes and these Articles.

11     CLASS MEETINGS

       A separate meeting for the holders of a class of shares shall be convened and conducted as nearly as possible in the same way as an extraordinary general meeting except that the necessary quorum (other than at an adjourned meeting) is 2 persons, present in person or by proxy, holding or representing by proxy at least one third in nominal value of the capital paid up on the issued shares of the class and, at an adjourned meeting, one person holding shares of the class in question present in person or by proxy and any holder of shares of the class in question present in person or by proxy and entitled to vote at the meeting may demand a poll and shall be entitled on a poll to one vote for every share of that class of which he is the holder. No Member, other than a Director, is entitled to notice of a separate class meeting or to attend unless he is a holder of shares of that class and no vote may be given except in respect of a share of that class.

UNCERTIFICATED SHARES

12     UNCERTIFICATED SHARES

12.1   Subject to the provisions of the Uncertificated Securities
       Regulations, the Company may issue shares which may be held evidenced and transferred through a relevant system in
       uncertificated form, and where any share is held in
       uncertificated form the Company shall not issue and no
       person shall be entitled to receive a certificate in respect of such share at any time and for so long as the title to
       the share is evidenced otherwise than by a certificate and transfers may be made otherwise than by a written instrument by virtue of the Articles. Title to shares in issue at the date of adoption of these Articles may be transferred and
       evidenced by a relevant system. The Board shall have the
       power to implement any arrangements as they may, in their
       absolute discretion, think fit in relation to the evidencing and transfer of shares held in uncertificated form (subject always to the Articles and the facilities and requirements of the relevant system concerned).
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12.2   Conversion of shares held in certificated form into shares held in uncertificated form, and vice versa, may be made in such manner as the Board may, in its absolute discretion,
       think fit (subject always to the Articles and the facilities and requirements of the relevant system concerned).

12.3 The Company shall enter on the Register how many shares are held by each Member in uncertificated form and in certificated form and shall maintain the Register in each case as required by the Articles and the relevant system concerned.

12.4 Notwithstanding any provision of these Articles, shares in the capital of the Company that fall within a certain class shall not form a separate class of shares from other shares in that class because any share in that class is held in uncertificated form or is permitted in accordance with the Uncertificated Securities Regulation to become a participating security.

12.5 The provisions of Articles 14 and 15 shall not apply to uncertificated shares.

13     COMPANY'S RIGHTS IN RESPECT OF UNCERTIFICATED SHARES

       Where any class of shares is a participating security and the Company is entitled under any provision of the Statutes, the Uncertificated Securities Regulations or the Articles to sell, transfer, dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over a share held in uncertificated form, the Company shall be entitled, subject to the provisions of the Statutes, the Uncertificated Securities Regulations, the Articles and the facilities and requirements of the relevant system:

13.1 to require the holder of that uncertificated share by notice to change that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by the Company;

13.2 to require the holder of that uncertificated share by notice to give any instructions necessary to transfer title to that share by means of the relevant system within the period specified in the notice;

13.3 to require the holder of that uncertificated share by notice to appoint any person to take any step, including without limitation the giving of any instructions by means of the relevant system, necessary to transfer that share within the period specified in the notice; and

13.4 to take any action that the Board considers appropriate to achieve the sale, transfer, disposal of, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of it.

SHARE CERTIFICATES

14     RIGHT TO SHARE CERTIFICATE

14.1 Subject to the Statutes, a person (except a recognised person in respect of whom the Company is not required by law to complete and have ready for delivery a certificate) on becoming the holder of a share is entitled to receive within 2 months after allotment (or such longer period as the terms of issue shall provide) or the lodgement of transfer, without payment, one certificate for all the certificated shares of each class registered in his name. In the case of joint holders, the Company shall not be bound to issue more than one certificate to all the joint holders and delivery of a certificate to any one of joint holders shall be sufficient delivery to all of them. Where part of the shares comprised in a certificate are transferred, the Member transferring is entitled, without payment, to a certificate for his retained holding. Certificated shares of different classes may not be included in the same certificate.

14.2   Every certificate shall be issued under the Seal or in
       accordance with Articles 132 or 133 or such other form of
       authentication as the Board may determine having regard to the terms of issue and the rules of the London Stock
       Exchange (if any) and shall specify the number, class and
       distinguishing numbers (if any) of the shares to which it
       relates and the amount paid up on them.
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14.3   No Member shall be entitled to more than one certificate in respect of any one share held by him.

15     REPLACEMENT CERTIFICATES

15.1 Where a Member holds two or more certificates for certificated shares of one class, the Board may at his request, on surrender of the original certificates and without charge, cancel the certificates and issue a single replacement certificate.

15.2 At the request of a Member, the Board may cancel a certificate and issue two or more in its place (representing certificated shares in such proportions as the Member may specify) on surrender of the original certificate and on payment of such reasonable sum as the Board may determine.

15.3 If any share certificate is worn out, defaced, destroyed or lost, the Board may cancel it and issue a replacement certificate on such terms as to provision of evidence and indemnity (with or without security) and to payment of exceptional out of pocket expenses incurred by the Company in the investigation of that evidence and the preparation of that indemnity and security as the Board may decide, but otherwise without charge and, where it is worn out or defaced, on delivery up of the old certificate.

CALLS ON SHARES

16     CALLS

16.1 The Board may, subject to the provisions of these Articles and to any conditions of allotment, from time to time make such calls upon the Members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or premium) as it thinks fit and each Member shall (subject to receiving at least 14 clear days' notice specifying the time and place of payment) pay the amount of every call so made upon his shares to the Company at the time and place so specified.

16.2   A call may be made payable by instalments.

16.3 A call is deemed made as soon as the resolution of the Board authorising such call is passed and an entry in the minute book of a resolution of the Board making the call is conclusive evidence of the making of the call.

16.4 A call may be revoked or postponed in whole or in part as the Board may determine.

16.5 The joint holders of a share are jointly and severally liable to pay all calls in respect of the share. A person on whom a call is made remains liable to pay the amount called despite the subsequent transfer of the share in respect of which the call is made.

17     INTEREST ON UNPAID CALLS

       If any amount in respect of any call or instalment of a call is not paid on or before the day appointed for payment, the person from whom the amount of the call or instalment is due shall pay interest on such amount at the Prescribed Rate from and including that date until but excluding the date of actual payment and all costs, charges and expenses that may have been incurred by reason of such non-payment. The Board may, if it thinks fit, waive payment of such interest or costs, charges or expenses in whole or in part.

18     AMOUNTS DUE ON ALLOTMENT TREATED AS CALLS

       Any amount which by the terms of allotment of a share is
       made payable upon allotment or at any fixed date whether on account of the nominal amount of the share or premium, for all purposes of these Articles is deemed to be a call duly made and payable on the date fixed for payment and, in case of non-payment, the provisions of these Articles as to
       payment of interest and expenses, forfeiture or otherwise
       shall apply as if such amount were a call duly made and
       notified.
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19     POWER TO DIFFERENTIATE

       The Board may, if it thinks fit, on the issue of shares differentiate between the holders of such shares as to the amount of calls to be paid and the time of payment of such calls.

20     PAYMENT IN ADVANCE

       The Board may receive from any Member willing to advance the same, all or any part of the amounts uncalled and unpaid on shares held by him. The Board may pay interest on the amount paid in advance (until the same would, but for such advance, become presently payable) not exceeding, without the consent of the Company in general meeting, the Prescribed Rate as may be agreed between it and such Member.

FORFEITURE

21     NOTICE IF CALL NOT PAID

       If a Member fails to pay in full any call or instalment of a call on or before the day appointed for payment, the Board may serve a notice on him or on a person entitled by transmission to the share in respect of which the call was made requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and all costs, charges and expenses incurred by the Company by reason of such non-payment.

22     SHARES LIABLE TO BE FORFEITED

       The notice shall name a further day (not being less than 14 clear days' from the date of service of the notice) on or before which, and the place where, the payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

23     FORFEITURE

       If the notice referred to in the previous Article is not complied with, any share in respect of which it has been given may, at any time before payment required by the notice has been made, be forfeited by a resolution of the Board.
       Such forfeiture shall include all dividends declared or other amounts payable in respect of the forfeited share and not actually paid before forfeiture.

24     NOTICE AFTER FORFEITURE

       When a share has been forfeited, the Company shall serve notice of the forfeiture on the person who was before forfeiture the holder of the share or the person entitled by transmission to the share. An entry of the fact and date of forfeiture shall be made in the Register. No forfeiture is invalidated by an omission to give notice or to make those entries.

25     DISPOSAL OF FORFEITED SHARE

       Subject to the provisions of the Statutes, a forfeited share and all rights attaching to it shall become the property of the Company and may be sold, re-allotted or otherwise
       disposed of either to the person who was its holder before such forfeiture or to any other person on such terms and in such manner as the Board shall think fit. At any time before a sale, re-allotment or disposal, the forfeiture may be
       cancelled on such terms as the Board may think fit. Where a forfeited share held in certificated form is to be
       transferred to any person the Board may authorise some
       person to execute an instrument of transfer of a forfeited share to the transferee. Where a forfeited share held in
       uncertificated form is to be transferred to any person, the
       Board may exercise any of the Company's powers under
       Article 13.3 to effect the transfer of the share to that
       person. The Company may receive the consideration (if any)
       for the share on its disposal and may register the
       transferee as the holder of the share.
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26     ARREARS TO BE PAID NOTWITHSTANDING FORFEITURE

       A Member whose shares have been forfeited shall cease to be a Member in respect of such shares and shall, if the share is a certificated share, surrender to the Company the certificate for the forfeited shares. He remains liable to pay and shall immediately pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest from the time of forfeiture until payment at the Prescribed
       Rate.

27     EVIDENCE OF FORFEITURE

       A statutory declaration in writing that the declarant is the Secretary or a Director and that a share has been forfeited on a date stated in the declaration is conclusive evidence of the facts stated in the declaration as against all persons claiming to be entitled to the share and such declaration shall (subject, if necessary, to the execution of an instrument of transfer or transfer by means of the relevant system, as the case may be) constitute good title to the share. The person to whom the share is disposed of shall be registered as the holder of the share and is not bound to see to the application of the purchase money (if any) and his title to the share is not affected by any irregularity in or invalidity of the proceedings with reference to the forfeiture or disposal of the share.

28     SURRENDER

       The Board may accept a surrender of any share liable to be forfeited under this Article and in that case references in the Articles to forfeiture shall include surrender.

LIEN

29     LIEN ON SHARES NOT FULLY PAID

       The Company has a first and paramount lien on every share
       (not being a share which is fully paid up) registered in the name of any Member, either alone or jointly with any other person, for an amount payable in respect of the share, whether the due date for the payment has arrived or not. The lien extends to all dividends from time to time declared or other moneys payable in respect of the share but the Board may at any time declare any share to be exempt, in whole or in part, from the provisions of this Article.

30     ENFORCEMENT OF LIEN BY SALE

       For the purposes of enforcing the lien the Company may sell, in such manner as the Board thinks fit, any share on which the Company has a lien, if the due date for payment of the relevant amounts has arrived and payment is not made within 14 clear days after a notice in writing, stating and demanding payment of the amounts presently payable and giving notice of intention to sell in default, has been given to the holder of the share or the person entitled by transmission to the share. To give effect to a sale, the Board may, if the shares are certificated shares, authorise a person to execute an instrument of transfer of shares in the name and on behalf of the holder or the person entitled by transmission to, or in accordance with the directions of, the purchaser. If the shares are uncertificated shares the Board may exercise any of the Company's powers under
       Article 13.3 to effect the transfer of the shares to, or in accordance with the directors of, the purchaser. The purchaser is not bound to see to the application of the purchase money and his title to the share is not affected by any irregularity in or invalidity of the proceedings connected with the sale.

31     APPLICATION OF PROCEEDS OF SALE

       The net proceeds of a sale effected by the preceding
       Article, after payment of the costs of the sale, shall be
       applied in or towards payment or satisfaction of so much of the sum in respect of which the
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       lien exists as is presently payable. Any residue shall
       (whether the shares sold are certificated shares or
       uncertificated shares, subject to a like lien for any moneys not presently payable as existed upon the shares prior to
       the sale and, if the shares sold are certificated shares, on surrender to the Company for cancellation of the certificate for the shares sold or the provision of an indemnity (with or without security) as to any lost or destroyed certificate required by the Board) be paid to the holder of or the
       person entitled by transmission to the shares immediately
       prior to the sale.

TRANSFER OF SHARES

32     FORM OF TRANSFER

       Subject to these Articles, any Member may transfer all or any of his certificated shares by instrument of transfer in writing in any usual form or in such other form as the Board may approve and the instrument must be signed by or on behalf of the transferor and (except in the case of a share which is fully paid up) by or on behalf of the transferee but need not be under seal. The transferor is deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect of it.

33     RIGHT TO REFUSE REGISTRATION

33.1   Subject to Article 42, the Board may refuse to register a
       transfer of a certificated share unless the instrument of
       transfer:
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       33.1.1   is in respect of only one class of shares;

       33.1.2   is in favour of not more than four joint transferees;

       33.1.3   is duly stamped (if required); and

       33.1.4   is delivered for registration to the Office or such other
                place as the Board may decide accompanied by the certificate for the shares to be transferred (save in the case of a
                transfer by a recognised person to whom no certificate was issued) and such other evidence as the Board may reasonably require to prove the title of the transferor and the due
                execution by him of the transfer or, if the transfer is
                executed by some other person on his behalf, the authority of that person to do so.
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33.2   The Board may impose restrictions upon the transfer of a
       certificated share which is not fully paid, provided that
       the restrictions are not such as to prevent dealings in the shares from taking place on an open and proper basis.

33.3 The Board may, in exceptional circumstances approved by the London Stock Exchange, disapprove the transfer of a certificated share, provided that exercise of such powers does not disturb the market.

33.4 The Board may refuse to register the transfer of an uncertificated share in any circumstances permitted by the London Stock Exchange, the Uncertificated Securities
       Regulations and the rules and practices of the operator of the relevant system.

34     NOTICE OF REFUSAL TO REGISTER

       If the Board refuses to register a transfer of any share it shall within 2 months after the date on which the transfer was lodged with the Company or the operator instruction was received, as the case may be, send to the transferor and the transferee notice of the refusal.

35     FEES ON REGISTRATION

       No fee shall be charged for the registration of a transfer or other document relating to or affecting the title to any share or for making any entry in the Register affecting the title to any share.
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36     SUSPENSION OF REGISTRATION AND CLOSING OF REGISTER

       Subject to the provisions of section 358 of the Act, the registration of transfers of shares or of any class of shares may be suspended at such times and for such periods as the Board may determine but the Register shall not be closed for more than 30 days in any year and the Board may not suspend the registration of transfers of any participating security without the consent of the operator of the relevant system.

37     RETENTION OF INSTRUMENTS OF TRANSFER

       Subject to the following Article, all instruments of transfer which are registered may be retained by the Company but any instrument of transfer which the Board refuses to register shall (except in the case of suspected fraud) be returned to the person depositing it.

38     DESTRUCTION OF DOCUMENTS

38.1 The Company may destroy (a) all instruments of transfer of shares which have been registered, and all other documents on the basis of which any entry is made in the Register, at any time after the expiration of six years from the date of registration; (b) all dividend mandates or any variation or cancellation of them or notifications of change of address or name at any time after the expiration of two years from the date of recording them; (c) all cancelled share certificates at any time after the expiration of one year from the date of cancellation; and (d) any other document on the basis of which any entry in the Register is made at any time after the expiration of six years from the date an entry was made in the Register. It shall conclusively be presumed in favour of the Company that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every share certificate so destroyed was a valid certificate duly and properly cancelled and that every other document destroyed was a valid and effective document in accordance with the recorded particulars in the books or records of the Company.

38.2 The provisions of this Article shall apply only to the destruction of documents in good faith and without notice of any claim to the Company (regardless of the parties to the claim) that the document might be relevant to the claim.

38.3 Nothing contained in this Article imposes on the Company any liability in respect of the destruction of any such document earlier than provided for in this Article or in any case where the conditions of this Article are not fulfilled.

38.4 References in this Article to the destruction of any document include references to its disposal in any manner.

TRANSMISSION OF SHARES

39     ON DEATH

       If a Member dies, the survivor or survivors (where the deceased was a joint holder) and the executors or administrators of the deceased (where he was a sole or only surviving holder) shall be the only persons recognised by the Company as having any title to his interest in the shares. Nothing in these Articles releases the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by him.

40     ELECTION OF PERSON ENTITLED BY TRANSMISSION

40.1   Any person becoming entitled by transmission to a share may, upon such evidence as to title being provided as the Board may require, elect either to be registered himself as holder of the share or have a person nominated by him registered as holder. All the provisions of these Articles relating to the transfer of shares apply to any such notice or transfer as if the death or bankruptcy or other
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       event giving rise to transmission had not occurred and the notice or transfer was executed by such Member.

40.2 If any person becoming entitled by transmission to a certificated share elects to be registered himself he shall give notice in writing to the Company to that effect. If he elects to have another person registered, and the share is a certificated share, he shall execute an instrument of transfer of the share to that person. If he elects to become holder or have another person registered and the share is an uncertificated share, he shall take any action the Board may require (including without limitation the execution of any document and the giving of any instruction by means of a relevant system) to enable himself or that person to be registered as the holder of the share.

40.3 The Board may give notice requiring a person to make the election referred to in this Article. If that notice is not complied with within 60 days the Board may withhold payment of all dividends and other amounts payable in respect of the share until notice of election has been made.

41     RIGHTS ON TRANSMISSION

       Save as otherwise provided by these Articles, a person becoming entitled by transmission to a share shall be entitled to receive, and may give a good discharge for, all benefits arising or accruing on or in respect of the share and the same dividends and other advantages to which he would be entitled if he were the registered holder of the share. However, the person entitled by transmission is not entitled to exercise any right conferred by membership in relation to meetings of the Company until he shall have been registered as a Member in respect of the share. Where a person becomes entitled by transmission to a share, the rights of the holder in relation to that share cease.

DISCLOSURE OF INTERESTS IN SHARES

42     SANCTIONS FOR FAILURE TO DISCLOSE INTEREST IN SHARES

       Where notice is served by the Company under section 212 of the Act (a "SECTION 212 NOTICE") on a Member, or another person whom the Company knows or has reasonable cause to believe to be interested in shares held by that Member, and the Member or other person has failed in relation to any shares (the "DEFAULT SHARES", which expression includes any shares issued after the date of the section 212 notice in right of those shares) to give the Company the information required within 14 days from the date of service of the section 212 notice, the following sanctions apply, unless the Board otherwise decides:

42.1 the Member is not entitled in respect of the default shares to be present or be counted in the quorum or to vote (either in person or by proxy) at a general meeting or at a separate meeting of the holders of a class of shares or on a poll or to exercise other rights conferred by membership in relation to the meeting or poll; and

42.2   where the default shares represent at least 0.25 per cent.
       in nominal value of the issued shares of their class:

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       42.2.1   a dividend (or any part of a dividend) or other amount
                payable in respect of the default shares shall be withheld by the Company, which has no obligation to pay interest on it, and the Member is not entitled to elect, pursuant to
                Article 151, to receive shares instead of a dividend; and

       42.2.2   no transfer of any of the default shares shall be registered unless (1) the transfer is an excepted transfer or (2) the
                Member is not himself in default in supplying the informa-
                tion required and the Member proves to the satisfaction of the Board that no person in default in supplying the
                information required is interested in any of the shares the subject of the transfer or (3) registration of the transfer is required by the Uncertificated Securities Regulations.
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43     REMOVAL OF SANCTIONS AND CONVERSION OF UNCERTIFICATED SHARES

43.1 The sanctions under Article 42 cease to apply 7 days after the earlier of receipt by the Company of:

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       43.1.1   notice of registration of an excepted transfer, in relation to the default shares the subject of the excepted transfer;

       43.1.2 all information required by the section 212 notice, in a form satisfactory to the Board, in relation to any default shares; and

       43.1.3   the Company may exercise any of its powers under
                Article 13.3 in respect of any default shares in uncertificated form.

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44     NOTICE TO PERSON OTHER THAN A MEMBER

       Where, on the basis of information obtained from a Member in respect of a share held by him, the Company issues a section
       212 notice to another person, it shall at the same time send a copy of the section 212 notice to the Member, but the accidental omission to do so, or the non-receipt by the Member of the copy, does not invalidate or otherwise affect the application of Article 42.

45     INTEREST IN SHARES, FAILURE TO GIVE INFORMATION AND EXCEPTED
       TRANSFERS

45.1   For the purpose of Articles 42 to 44:
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       45.1.1   "INTERESTED" has the same meaning as that set out in section
                212 of the Act;

       45.1.2 reference to a person having failed to give the Company the information required by a section 212 notice, or being in default in supplying such information, includes
                (a) reference to his having failed or refused to give all or any part of it and (b) reference to his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular;

       45.1.3 "EXCEPTED TRANSFER" means, in relation to shares held by a Member (a) a transfer pursuant to acceptance of a takeover offer for the Company (within the meaning of section
                428(1) of the Act); or (b) a transfer in consequence of a sale made through a recognised investment exchange (as defined in the Financial Services Act 1986) another stock exchange outside the United Kingdom on which shares in the capital of the Company are normally traded; or (c) a transfer which is shown to the satisfaction of the Board to be made in consequence of a sale of the whole of the beneficial interest in the shares to a person who is unconnected with the Member and with any other person appearing to be interested in the shares.

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45.2   The provisions of Articles 42 to 45 are in addition and
       without prejudice to the provisions of the Statues.

ALTERATIONS TO CAPITAL

46     INCREASE, CONSOLIDATION, SUB-DIVISION AND CANCELLATION

       The Company may by ordinary resolution:

46.1 increase its share capital by a sum to be divided into shares of an amount prescribed by the resolution;

46.2   consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;
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46.3   cancel any shares which at the date of the passing of the
       resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled;

46.4 subject to the Statutes, sub-divide all or any of its shares into shares of a smaller amount and may by the resolution determine that the shares resulting from such sub-division may have any preferred or other special rights or be subject to any restrictions, as compared with the others.

47     REDUCTION OF CAPITAL

       Subject to the Statutes and to the rights attached to existing shares, the Company may by special resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner.

48     FRACTIONS

       If, as the result of consolidation and division or sub-division of shares, Members become entitled to fractions of a share, the Board may on behalf of the Members deal with the fractions as it thinks fit. In particular, the Board may:

48.1 sell fractions of a share to a person (including, subject to the Statutes, to the Company) for the best price reasonably obtainable and distribute the net proceeds of sale in due proportion amongst the persons entitled (except that if the amount due to a person is less than L3, or such other sum as the Board may decide, the sum may be retained for the benefit of the Company). Where certificated shares are to be sold, the Board may authorise a person to execute an instrument of transfer of shares to, or in accordance with the directions of, the purchaser and may cause the name of the purchaser or transferee to be entered in the Register as the holder of the shares. Where uncertificated shares are to be sold, the Board may do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the purchaser.
       The purchaser is not bound to see to the application of the purchase money and the title of the transferee to the shares is not affected by an irregularity or invalidity in the proceedings connected with the sale; or

48.2 subject to the Statutes, issue to a Member credited as fully paid up by way of capitalisation the minimum number of shares required to round up his holding of shares to a number which, following consolidation and division or sub-division, leaves a whole number of shares (such issue being deemed to have been effected immediately before consolidation or sub-division, as the case may be). The amount required to pay up those shares may be capitalised as the Board thinks fit out of amounts standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, and applied in paying up in full the appropriate number of shares. A resolution of the Board capitalising part of the reserves has the same effect as if the capitalisation had been declared by ordinary resolution of the Company pursuant to Article 153. In relation to the capitalisation the Board may exercise all the powers conferred on it by Article 153 without an ordinary resolution of the Company.

GENERAL MEETINGS

49     ANNUAL GENERAL MEETING

       An annual general meeting of the Company shall be held in
       each year (in addition to any other meetings which may be
       held in that year) and such meeting shall be specified as
       the annual general meeting in the notice calling it. Not
       more than fifteen months shall elapse between the date of
       one annual general meeting and the date of the next. Subject to the provisions of this Article and of the
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       Statutes, the annual general meeting shall be held at such time and place as the Board shall appoint.

50     EXTRAORDINARY GENERAL MEETING

       All general meetings other than annual general meetings are called extraordinary general meetings.

51     CONVENING OF EXTRAORDINARY GENERAL MEETINGS

       The Board may convene an extraordinary general meeting whenever it thinks fit. The Board must convene an extraordinary general meeting on receipt of a requisition in accordance with the Statutes or, in default, an extraordinary general meeting may be convened by such requisitionists, as provided by the Statutes. If at any time there are not sufficient Directors capable of acting to form a quorum of the Board any Director or any two Members may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Board. In the case of an extraordinary general meeting convened on a requisition or by requisitionists, no business other than that stated in the requisition or proposed by the Board shall be transacted.

52     LENGTH AND FORM OF NOTICE

       At least 21 clear days' notice of every annual general meeting and of every extraordinary general meeting at which it is proposed to pass a special resolution and at least 14 clear days' notice of every other extraordinary general meeting shall be given, in the manner set out below, to such Members as are, under the provisions of these Articles, or the terms of issue of shares, entitled to receive such notices from the Company and to the Auditors. Every notice of meeting shall specify whether the meeting is an annual general meeting or an extraordinary general meeting, the place, date and time of the meeting, in the case of special business, the general nature of such business, if a meeting is convened to pass a special or extraordinary resolution, the intention to propose the resolution as a special or extraordinary resolution (as the case may be) and shall state, with reasonable prominence, that a Member entitled to attend and vote at the meeting is entitled to appoint one or more proxies to attend and, on a poll, vote instead of him and that a proxy need not also be a Member.

53     MEETING CALLED ON SHORT NOTICE

       A meeting, although called by shorter notice than that specified in the preceding Article, is deemed to be duly called if it is so agreed:

53.1 in the case of an annual general meeting, by all the Members entitled to attend and vote at the meeting; and

53.2 in the case of any other meeting, by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent in nominal value of the shares giving a right to attend and vote at the meeting.

54     OMISSION TO SEND NOTICE

       The accidental omission to give notice of any meeting or, in cases where it is sent out with the notice, an instrument of proxy to, or the non-receipt of either by, any person entitled to receive notice does not invalidate any resolution passed or proceedings held at that meeting.

55     SPECIAL BUSINESS

55.1   All business that is transacted at an extraordinary general meeting is deemed special and all business that is
       transacted at an annual general meeting shall also be deemed special, with the exception of declaring a dividend, the
       receipt, consideration and adoption of the accounts and the reports of the Directors and the Auditors and any other
       documents accompanying or annexed to
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       the balance sheet, the appointment of Directors and the
       Auditors and the fixing of, or determination of the manner of fixing, the remuneration of the Auditors.

PROCEEDINGS AT GENERAL MEETINGS

56     QUORUM

       No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business. Two persons entitled to vote, each being a Member or a proxy for a Member, shall be a quorum. The absence of a quorum does not prevent the appointment of a chairman in accordance with these Articles, where such appointment is not treated as part of the business of the meeting.

57     CHAIRMAN

       The chairman of the Board or, in his absence, the deputy chairman shall preside at every general meeting; but if there is no chairman or deputy chairman or neither is willing or able to preside or if neither is present within 15 minutes after the time fixed for the start of the meeting, the Directors present shall choose a Director or, if only one Director is present and willing to act, he shall be chairman. In default, the Members present in person or by proxy shall choose one of their number to be chairman of the meeting.

58     QUORUM NOT PRESENT

58.1 If within 15 minutes (or such longer period as the chairman in his absolute discretion may decide) from the time fixed for the start of a general meeting a quorum is not present, the meeting, if convened by or on the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to such time and place as the chairman of the meeting may decide.

58.2 At an adjourned meeting if a quorum is not present within 15 minutes (or such longer period as the chairman in his absolute discretion may decide) from the time fixed for the start of the meeting the adjourned meeting shall be dissolved.

58.3 The Company shall give not less than 7 clear days' notice, specifying the place, date and time of any meeting adjourned for the lack of a quorum and the notice shall state the quorum requirement.

59     ADJOURNED MEETING

59.1 The chairman of the meeting may, with the consent of the meeting at which a quorum is present (and shall, if so directed by the meeting) adjourn any meeting from time to time and from place to place or for an indefinite period.
       Without prejudice to any other power which he may have under the provisions of the Articles or at common law, the chairman may, without the consent of the meeting, interrupt or adjourn a meeting from time to time and from place to place or for an indefinite period if he decides that it has become necessary to do so in order to (1) secure the proper and orderly conduct of the meeting or (2) give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting or (3) ensure that the business of the meeting is properly dealt with.

59.2 Whenever a meeting is adjourned for 30 days or more or for an indefinite period, at least 7 clear days' notice, specifying the place, date and time of the adjourned meeting shall be given as in the case of an original meeting and the general nature of the business to be transacted.

59.3   Except in the circumstances set out in Articles 58.3 and
       59.2, no Member shall be entitled to any notice of an
       adjournment or of the business to be transacted at an
       adjourned meeting. No business shall be transacted at any
       adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment
       took place.
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60     ACCOMMODATION OF MEMBERS AT MEETING

       If it appears to the chairman that the meeting place specified in the notice convening the meeting is inadequate to accommodate all Members entitled and wishing to attend, the meeting is duly constituted and its proceedings valid if the chairman is satisfied that adequate facilities are available to ensure that a Member who is unable to be accommodated is able to (1) participate in the business for which the meeting has been convened and (2) hear and see all persons present who speak (whether by the use of microphones, loud-speakers, audio-visual communications equipment or otherwise), whether in the meeting place or elsewhere, and (3) be heard and seen by all other persons present in the same way.

61     SECURITY

       The Board may make any arrangement and impose any restriction it considers appropriate to ensure the security of a meeting including, without limitation, the searching of a person attending the meeting and the restriction of the items of personal property that may be taken into the meeting place. The Board is entitled to refuse entry to a meeting to a person who refuses to comply with these arrangements or restrictions.

62     ORDER OF MEETING

       The chairman shall take such action as he thinks fit to promote the orderly conduct of general meetings. The decision of the chairman on points of order, matters of procedure or arising incidentally out of the business of the meeting shall be final and conclusive, as shall be his determination, in good faith, whether any point or matter is of such a nature.

63     AMENDMENT OF RESOLUTIONS

       If an amendment proposed to a resolution under consideration is ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution are not invalidated by an error in his ruling.

64     MEMBERS' RESOLUTION IN WRITING

       A resolution in writing signed by or on behalf of all the Members who would have been entitled to vote on it as if it had been passed at a general meeting at which he was present is as valid and effective as a resolution passed at a general meeting duly convened and held and may consist of several documents in the same form each duly signed by or on behalf of one or more Members. If the resolution in writing is described as a special resolution or as an extraordinary resolution, it has effect as such.

VOTING

65     METHOD OF VOTING

65.1   At a general meeting, a resolution put to the vote of the
       meeting is decided on a show of hands unless, before or on the declaration of the result of the show of hands, a poll is demanded by:

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       65.1.1   the chairman of the meeting; or

       65.1.2 not less than 5 Members present in person or by proxy and entitled to vote at the meeting; or

       65.1.3   a Member or Members present in person or by proxy and
                representing in aggregate not less than one-tenth of the
                total voting rights of all the Members having the right to vote at the meeting; or
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       65.1.4   by a Member or Members present in person or by proxy holding shares in the Company conferring a right to vote at the
                meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

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65.2   Unless a poll is demanded and the demand is not withdrawn a declaration by the chairman of the meeting that a resolution has, on a show of hands, been carried or carried unanimously or by a particular majority or lost or not carried by a
       particular majority, and an entry to that effect in the
       minute book of the Company, is conclusive evidence of the
       fact without proof of the votes recorded in favour of or
       against such resolution.

66     PROCEDURE ON A POLL

66.1 A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time
       (not being more than 30 days from the date of the meeting or the adjourned meeting at which such poll is demanded) and place and in such manner as the chairman of the meeting directs and the result of the poll is deemed to be the resolution of the meeting at which the poll is demanded. No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case, at least 7 clear days' notice shall be given specifying the time and place at which the poll is to be taken.

66.2 If a poll is properly demanded, it shall be taken in such manner as the chairman directs. He may appoint scrutineers, who need not be Members, and may fix a time and place for declaring the result of the poll. The result of the poll is deemed to be the resolution of the meeting at which the poll is demanded.

66.3 The demand for a poll may be withdrawn but only with the consent of the chairman. A demand withdrawn in this way validates the result of a show of hands declared before the demand is made. In the case of a poll demanded before the declaration of the result of a show of hands, the meeting shall continue as if the demand had not been made.

66.4 The demand for a poll (other than on the election of the chairman or on a question of adjournment) does not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

67     CASTING VOTE

       In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting is entitled to a further or casting vote in addition to the votes to which he may be entitled as a Member.

68     OBJECTION TO AND ERROR IN VOTING

       Any objection raised to the qualification of any voter, or to the counting of or failure to count any vote, does not invalidate the decision of the meeting on any resolution unless it is raised at the meeting or adjourned meeting at which the vote objected to is tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and only invalidates the decision of the meeting on any resolution if the chairman decides that the same is of sufficient magnitude to affect the decision of the meeting. The decision of the chairman on such matters is final and conclusive.

69     VOTES OF MEMBERS

69.1   Subject to any special terms as to voting upon which any
       share may be issued, or may be held, and subject to the
       provisions of these Articles, on a show of hands every
       Member present in person and
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       entitled to vote shall have one vote and on a poll every
       Member present in person or by proxy and entitled to vote
       shall have one vote for every share of which he is the
       holder.

69.2 If any Member is a Person with mental disorder or is otherwise incapacitated he may vote, whether on a show of hands or on a poll, by his guardian, receiver, curator bonis or other person authorised for that purpose and appointed by the Court either personally or by proxy if such evidence as the Board may reasonably require of the authority of the person claiming to exercise the right to vote is received at the Office (or other place specified in accordance with the Articles for the deposit of instruments of proxy) within the time limits prescribed by the Articles for the deposit of instruments of proxy for use at the meeting or adjourned meeting or poll at which such person is to vote.

69.3 If two or more persons are jointly entitled to a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other holders of the share and seniority is determined by the order in which the names stand in the Register.

70     RESTRICTION ON VOTING RIGHTS

       No Member is entitled to be present or to be counted in the quorum or vote, either in person or by proxy, at any general meeting or at any separate meeting of the holders of a class of shares or on a poll or to exercise other rights conferred by membership in relation to the meeting or poll, unless all calls or other moneys due and payable in respect of the share have been paid. This restriction ceases on payment of the amount outstanding and all costs, charges and expenses incurred by the Company by reason of non-payment.

71     VOTING BY PROXY

       A proxy need not be a Member and a Member may appoint one or more than one person to act as his proxy. On a poll votes may be given in person or by proxy and a Member entitled to more than one vote need not, if he votes, use all of his votes or cast all the votes he uses in the same way. Deposit of an instrument of proxy does not prevent a Member from attending and voting in person at the meeting or an adjournment or on a poll. An instrument of proxy is (unless the contrary is stated in it) valid for an adjournment of the meeting as well as for the meeting or meetings to which it relates. An instrument of proxy is valid for 12 months from the date of execution.

72     APPOINTMENT OF MORE THAN ONE PROXY

       If a Member appoints more than one person to act as his proxy the instrument appointing each proxy shall specify the shares held by the Member in respect of which each proxy is to vote and no Member may appoint more than one proxy (save in the alternate) to vote in respect of any one share held by that Member. When two or more valid but differing instruments of proxy are delivered for the same share for use at the same meeting, the one which is last validly delivered (regardless of its date or the date of its execution) shall be treated as replacing and revoking the other or others as regards that share.

73     EXECUTION OF PROXY

       The instrument appointing a proxy shall be in writing in any usual form or in such other form as the Board may approve executed by the appointor, or his attorney duly authorised in writing, or if the appointor is a corporation, under its seal or under the hand of its officer or attorney or other person duly authorised to sign. The Directors may require evidence of authority of such officer or attorney.

74     PROXY VALID THOUGH AUTHORITY REVOKED

       A vote given or poll demanded by a proxy or authorised
       representative of a company is valid notwithstanding
       termination of his authority unless notice in writing of the termination is received at the Office (or other place
       specified in accordance with the Articles for the deposit of instruments
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       of proxy) one hour at least before the time fixed for
       holding the meeting or adjourned meeting at which the vote is given or (where the poll is taken other than on the same day as the meeting or adjourned meeting) the time appointed for the taking of the poll at which the vote is cast.

75     PROXY CAN DEMAND A POLL

       The instrument appointing a proxy is deemed (unless the contrary is stated in it) to confer authority to demand or join in demanding a poll and to vote on a resolution or other business which may properly come before the meeting or meetings for which it is given as the proxy thinks fit.

76     DEPOSIT OF PROXY

76.1 The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed, or a copy of it notarially certified, or certified in some other way approved by the Board, shall be:

       76.1.1 deposited at such place as may be specified for that purpose in the notice convening the meeting or in the instrument of proxy or if no place is so specified at the Office at least
                48 hours before the time appointed for holding the meeting or adjourned meeting or the taking of a poll at which the person named in the instrument proposes to vote; or

       76.1.2 in the case of a meeting adjourned for less than 28 days but more than 48 hours or in the case of a poll taken more than 48 hours after it is demanded, deposited as required by
                Article 76.1 not less than 24 hours before the time appointed for the holding of the adjourned meeting or the taking of the poll; or

       76.1.3 in the case of a meeting adjourned for less than 48 hours or in the case of a poll not taken immediately but taken not more that 48 hours after it was demanded, delivered at the adjourned meeting or at the meeting at which the poll was demanded to the chairman or to the Secretary or to a Director.

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76.2   An instrument of proxy not deposited or delivered in
       accordance with this Article is invalid.

77     SENDING INSTRUMENT OF PROXY

       Subject to the Statutes, the Board may, at the expense of the Company, send by post or otherwise to all or none of the persons entitled to receive notice of and to vote at a meeting, instruments of proxy (with or without provision for their return prepaid) either in blank or nominating in the alternative any one or more of the Directors or the chairman of the meeting or any other person or persons. If sent the instrument shall provide for two-way voting (without prejudice to a right to abstain) on all resolutions set out in the notice of meeting.

78     COMPANY ACTING BY AUTHORISED REPRESENTATIVE

       A company which is a Member may, by resolution of its directors or other governing body, authorise any person to act as its representative at any meeting of the Company or at any separate meeting of the holders of a class of shares and such representative shall be entitled to exercise the same powers on behalf of the company which he represents as that company could exercise if it were an individual Member.
       The company is, for the purposes of the Articles, deemed to be present in person at a meeting if the representative is present. All references to attending and voting in person shall be construed accordingly. A Director, the Secretary or any other person authorised for the purpose by the Secretary may require the representative to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers.
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APPOINTMENT OF DIRECTORS

79     POWER OF COMPANY TO APPOINT DIRECTORS

       Subject to the Articles, the Company may, by ordinary resolution, appoint a person who is willing to act to be a Director, either to fill a vacancy or as an addition to the Board, but the total number of Directors may not exceed a maximum number fixed in accordance with the Articles.

80     NUMBER OF DIRECTORS

       Unless and until otherwise determined by the Company by ordinary resolution the maximum number of Directors is 10 and the minimum number of Directors is 2.

81     POWER OF THE BOARD TO APPOINT DIRECTORS

       The Board may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an addition to the Board, but the total number of Directors may not exceed a maximum number fixed in accordance with the Articles. A
       Director so appointed shall hold office only until the dissolution of the annual general meeting following next after his appointment, unless he is reappointed during the meeting. A Director so retiring shall not be taken into account in determining the number of Directors who are to retire by rotation at such meeting.

82     NO SHARE QUALIFICATION

       A Director shall not require a share qualification, but shall nevertheless be entitled to attend and speak at any general meeting of, or at any separate meeting of the holders of any class of shares in, the Company.

EXECUTIVE DIRECTORS

83     APPOINTMENT OF EXECUTIVE DIRECTORS

       The Board may appoint one or more of its body to hold executive office, including the office of managing or joint or assistant managing director. Any such appointments shall be on such terms (including remuneration) and for such period as the Board may determine, subject to the Statutes.

84     TERMINATION OF EXECUTIVE OFFICE

       The appointment of any Director to any executive office may be terminated by the Board, without prejudice to any claim he may have for damages for breach of contract.

85     POWERS OF EXECUTIVE DIRECTOR

       The Board may delegate to a Director holding any executive office any of the powers, authorities and discretions exercisable by the Board for such time and on such terms and conditions as it thinks fit. The Board may revoke or alter the terms and conditions of the delegation and may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the executive Director.

ROTATION, RETIREMENT AND REMOVAL OF DIRECTORS

86     VACATION OF OFFICE BY DIRECTOR

86.1   The office of a Director shall be vacated if:
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       86.1.1   he ceases to be a Director by virtue of any provision of the
                Statutes, is removed from office pursuant to any provision of the Articles or he becomes prohibited by law from being a
                Director; or
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       86.1.2   he becomes bankrupt, has an interim receiving order made
                against him or makes any arrangement or composition with his creditors generally or applies to the court for an interim order under section 253 of the Insolvency Act 1986 in
                connection with a voluntary arrangement under that Act; or

       86.1.3 he is a Person with mental disorder and the Board resolves that his office be vacated; or

       86.1.4 he resigns by notice in writing to the Company delivered to the Secretary at the Office or tendered at a Board meeting;
                or

       86.1.5 he does not attend any Board meetings for a period of 6 months; or

       86.1.6   he is removed from office by notice in writing served on him signed by or on behalf of all the other Directors which
                removal shall be deemed to be an act of the Company and
                shall have effect without prejudice to any claim he may have for damages for breach of contract.
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86.2   A resolution of the Board declaring a Director to have
       vacated office under the terms of this Article is conclusive as to the fact and grounds of vacation stated in the
       resolution.

87     NO RETIREMENT ON ACCOUNT OF AGE

       No person is incapable of being appointed a Director by reason of his having reached the age of 70 or any other age.
       Special notice is not required in connection with the appointment or approval of the appointment of such person.
       No Director is required to vacate his office because he has reached the age of 70 or any other age and section 293 of the Act does not apply to the Company.

88     RETIREMENT BY ROTATION

       At each annual general meeting one third of the Directors who are subject to retirement by rotation or if their number is not 3 or a multiple of 3 then the number nearest to but not exceeding one third shall retire from office. If the number of Directors subject to retirement by rotation is fewer than 3, one of such Directors shall retire.

89     DIRECTORS SUBJECT TO RETIREMENT

       Subject to the Statutes and the Articles, the Directors to retire by rotation at the annual general meeting in every year shall be in addition to any Director who wishes to retire and not to offer himself for reappointment and any Director to retire pursuant to Article 81. The Directors to retire by rotation shall be those Directors who have been longest in office since their last appointment or reappointment. As between 2 or more Directors who have been in office an equal length of time, the Directors to retire shall, in the absence of agreement, be selected from among them by lot. The Directors to retire on each occasion shall be determined on the basis of the composition of the Board at the start of business on the date of the notice convening the annual general meeting, disregarding a change in the number or identity of the Directors after that time but before the close of the meeting.

90     POSITION OF RETIRING DIRECTOR

       A Director who retires at an annual general meeting, whether by rotation or otherwise, may, if willing to act, be reappointed. If he is not reappointed or deemed reappointed, he may retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

91     DEEMED REAPPOINTMENT

       The Company, at the meeting at which a Director retires by rotation, may fill the vacated office and, if it does not do so, the retiring Director is, if willing, deemed
       reappointed, unless at such
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       meeting it is expressly resolved not to fill such vacated
       office or unless a resolution for the reappointment of such
       Director is put to the meeting and lost.

92     ELIGIBILITY OF NEW DIRECTORS

       No person other than a Director retiring at the meeting is eligible for appointment or reappointment as a Director at any general meeting unless he is recommended by the Board for election, or, not less than 7 nor more than 42 days before the day appointed for the meeting, notice in writing addressed to the Secretary at the Office has been given by a Member qualified to be present and vote at the meeting of his intention to propose such person for appointment or reappointment and notice in writing, signed by the person to be proposed, of his willingness to be appointed or reappointed.

93     VOTING ON RESOLUTION FOR APPOINTMENT

       Every resolution of a general meeting for the appointment or reappointment of a Director shall relate to one named person and a single resolution for the appointment or reappointment of 2 or more persons as Directors is void, unless an ordinary resolution that the resolution is proposed in this way has first been agreed to by the meeting without any vote being given against it.

94     REMOVAL BY ORDINARY RESOLUTION

       In addition to any power of the Company under the Statutes to remove a Director, the Company may by ordinary resolution remove any Director before the expiration of his period of office (without prejudice to a claim for damages for breach of contract) and may, subject to the Articles, by ordinary resolution appoint another Director, who is willing to act, in his place. A person appointed in place of a Director so removed shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last appointed or reappointed a Director.

DIRECTORS' REMUNERATION, EXPENSES AND BENEFITS

95     DIRECTORS' FEES

       There shall be available to be paid out of the funds of the Company to the Directors as fees in each year an aggregate sum not exceeding L100,000 as the Board may determine, such sum to be divided among such Directors in such proportions as the Board may decide or, in default of agreement, equally. Any Director holding the office of director for part of a year shall, unless otherwise agreed, be entitled only to a proportionate part of such fee. The Company may by ordinary resolution increase the amount of the fees payable under this Article. A fee payable pursuant to the provisions of this Article is distinct from any salary, remuneration or other amount payable to him pursuant to other provisions of the Articles and accrues from day to day.

96     EXPENSES

       The Directors are entitled to be repaid all reasonable travelling, hotel and other expenses properly incurred by them in the performance of their duties as Directors, including their expenses of travelling to and from meetings of the Board or committees of the Board or general meetings or separate meetings of the holders of a class of shares and any expenses incurred by them in obtaining independent professional advice.

97     REMUNERATION OF EXECUTIVE DIRECTORS

       The remuneration of a Director appointed to hold employment or executive office in accordance with the Articles may be a fixed sum of money or in whole or in part by participation in profits or otherwise as the Board may determine and may be in addition to or instead of a fee payable to him for his services as Director pursuant to the Articles.
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98     ADDITIONAL REMUNERATION

       The Board may grant reasonable additional remuneration and expenses to any Director who, at the request of the Board, goes or resides abroad or renders any special or extra services to the Company, which may be paid by way of a lump sum, participation in profits or otherwise as the Board may determine.

99     DIRECTORS' PENSIONS AND OTHER BENEFITS

99.1 The Board may establish, maintain, participate in or contribute to or procure the establishment or maintenance of, participation in or contribution to any pension, superannuation, benevolent or life assurance fund, scheme or arrangement (whether contributory or otherwise) for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances, benefits and emoluments to, any persons who are or were at any time in the employment or service of or who have at any time been Directors of the Company or of any company which is or was a member of the Group or any of their predecessors in business
       (and for any member of his family, including a spouse or former spouse or a person who is or was dependent on him).
       Any Director or former Director shall be entitled to participate in and retain for his own benefit any such donations, gratuities, pensions, allowances, benefits or emoluments. The Board may arrange for this to be done by the Company either alone or in conjunction with any other person.

99.2 Subject to the Statutes, the Board may establish and maintain any employees' share scheme, share option or share incentive scheme and establish and (if any such scheme so provides) contribute to any scheme for the purchase by or transfer, allotment or issue to trustees of shares in the Company or its holding company to be held for the benefit of employees (including Directors) of the Company and lend money to such trustees or employees to enable them to purchase such shares.

INTERESTS OF DIRECTORS

100    PERMITTED INTERESTS

       Subject to the Statutes and to Article 101, a Director, notwithstanding his office:

100.1 may hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of director and on such terms as to remuneration and otherwise as the Board may arrange. Any Director may act by himself or through his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services;

100.2 may enter into or otherwise be interested in a contract, arrangement, transaction or proposal with the Company or in which the Company is otherwise interested either in connection with his tenure of an office or place of profit and either as vendor, purchaser or otherwise;

100.3 may be a director or other officer of or employed by or a party to a contract, transaction, arrangement or proposal with or be otherwise interested in a company promoted by the Company or in which the Company is otherwise interested;

100.4 unless otherwise agreed, is not liable to account to the Company for any remuneration, profit or other benefit received by him by virtue of such office, employment, contract, arrangement, transaction or proposal and no such contract, arrangement, transaction or proposal is avoided on the grounds of any such interest or benefit.

101    DECLARATION OF DIRECTOR'S INTEREST

       Without prejudice to the requirements of the Statutes, a
       Director who is in any way, directly or indirectly,
       interested in a contract, arrangement, transaction or
       proposal with the Company shall declare the nature of his
       interest at the meeting of the Board at which the question of entering into the contract, arrangement, transaction or proposal is first taken into consideration, if he knows his
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       interest then exists, or, in any other case, at the next
       meeting of the Board after he knows that he is or has become interested. For the purposes of this Article, a general
       notice given to the Board by a Director to the effect that he is to be regarded as having an interest (of the nature
       and extent specified in the notice) in any contract,
       arrangement, transaction or proposal in which a specified
       person or class of persons is interested is a sufficient
       declaration of interest in relation to that contract,
       transaction, arrangement or proposal. An interest of which a
       Director has no knowledge and of which it is unreasonable to expect him to have knowledge is not treated as his interest.

102    LIMITATIONS ON VOTING OF INTERESTED DIRECTOR

       Except as provided in this Article, a Director may not vote in respect of any contract, arrangement, transaction or proposal to which the Company is or is to be a party and in which he is, to his knowledge, materially interested, directly or indirectly, otherwise than by virtue of his interest in shares or debentures or other securities of or otherwise in or through the Company. This prohibition does not apply to any resolution concerning any of the following matters namely:

102.1 the giving to him of a guarantee, security or indemnity in respect of money lent or obligations incurred by him or by any other person at the request of or for the benefit of the Company or any of its Subsidiary Undertakings;

102.2 the giving to a third party of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its Subsidiary Undertakings for which he himself has assumed responsibility, in whole or in part, under a guarantee or indemnity or by the giving of security;

102.3 a contract, arrangement, transaction or proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its Subsidiary Undertakings for subscription or purchase in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the Director is to participate;

102.4 a contract, arrangement, transaction or proposal to which the Company is or is to be a party concerning any other company in which he is interested directly or indirectly and whether as an officer or shareholder or otherwise ("RELEVANT
       COMPANY"), if he is not, directly or indirectly, the holder of or beneficially interested in one per cent. or more of a class of equity share capital of the relevant company or of the voting rights available to members of the relevant company or able to cause one per cent or more of those voting rights to be cast at his direction (and for the purposes of this Article, shares held by a Director as bare or custodian trustee and in which he has no beneficial interest, shares comprised in a trust and in which the Director's interest is in reversion or is in remainder, if and so long as another person is entitled to receive the income from the trust, and shares comprised in an authorised unit trust scheme in which the Director is interested only as a unit holder are disregarded);

102.5 a contract, arrangement, transaction or proposal concerning the adoption, modification or operation of a pension, superannuation or similar scheme or retirement, death or disability benefits scheme or personal pension plan or employees' share scheme under which he may benefit and which has been approved by or is subject to and conditional on approval by the Board of Inland Revenue for taxation purposes or which does not accord to any Director as such any privilege or benefit not accorded to the employees to whom the scheme or fund relates;

102.6 a contract, arrangement, transaction or proposal for the benefit of employees of the Company or any of its Subsidiary
       Undertakings under which the Director benefits in a similar manner to the employees and which does not accord to any Director as such any privilege or benefit not accorded to the employees to whom it relates;

102.7  a contract, arrangement, transaction or proposal concerning the maintenance or purchase of any insurance policy for the benefit of Directors or for the benefit of persons including
       Directors.
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103    RESTRICTIONS ON VOTING

       A Director may not vote or be counted in the quorum on a resolution of the Board or committee of the Board concerning his own appointment (including fixing or varying the terms of his appointment or its termination) as the holder of an office or place of profit with the Company or any company in which the Company is interested. Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment or its termination) of 2 or more Directors to offices or places of profit with the Company or any company in which the Company is interested, such proposals shall be divided and a separate resolution considered in relation to each Director. In such cases each of the Directors concerned (if not otherwise debarred from voting under the Articles) is entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

104    MATERIALITY OF DIRECTOR'S INTEREST

       If any question arises at any meeting as to the materiality of a Director's interest or as to the entitlement of any Director to vote or be counted in a quorum and such question is not resolved by his voluntarily agreeing to abstain from voting or being counted in a quorum, the question shall be decided by a resolution of the remaining Directors or committee members present at the meeting and in the case of an equality of votes the chairman (unless he is the Director the materiality of whose interest or entitlement to vote is in issue) shall have a second or casting vote which shall be conclusive and binding.

105    DIRECTOR'S INTEREST EXTENDS TO CONNECTED PERSONS

       For the purpose of Articles 100 to 105, the interest of a person who is for the purposes of the Statutes connected within the meaning of section 346 of the Act) with a Director is treated as the interest of the Director and, in relation to an alternate director, the interest of the Director appointing him shall be treated as the interest of the alternate director in addition to any interest which the alternate director otherwise has. Articles 100 to 105 apply to an alternate director as if he were a Director otherwise appointed.

POWERS AND DUTIES OF DIRECTORS

106    POWERS OF THE BOARD

       Subject to the Statutes, the memorandum of association of the Company and the Articles and to directions given by the Company in general meeting, the business of the Company shall be managed by the Board, which may exercise all the powers of the Company. No alteration of the memorandum of association or of the Articles and no direction made by the Company in general meeting invalidates any prior act of the Board which would have been valid if the alteration or direction had not been made. The general powers given by this Article shall not be limited by any special authority or power given to the Directors by any other Article.

107    DELEGATION TO COMMITTEES

       The Board may delegate any of the powers, authorities and
       discretions exercisable by the Board for such time and on
       such terms and conditions as it thinks fit to a committee
       consisting of one or more Directors and (if it thinks fit)
       one or more other persons, but only if a majority of the
       members of the committee are Directors or alternate
       directors. The Board may grant the power to sub-delegate,
       may revoke or alter the terms and conditions of the
       delegation or discharge the committee in whole or in part
       and may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions
       collaterally with the committee. Where a provision of the
       Articles refers to the exercise of a power, authority or
       discretion by the Board and that power,
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       authority or discretion has been delegated by the Board to a committee, the provision shall be construed as permitting
       the exercise of the power, authority or discretion by the
       committee.

108    LOCAL MANAGEMENT

       The Board may establish local or divisional boards or agencies for managing the affairs of the Company in a specified locality and may appoint any persons to be members of a local or divisional board or agency and may fix their remuneration and may delegate to any local or divisional board or agency any of the powers, authorities and discretions exercisable by the Board for such time and on such terms and conditions as it thinks fit. The Board may grant the power to sub-delegate, may revoke or alter the terms and conditions of the appointment or delegation and may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the local or divisional board or agency and may authorise the members of any local or divisional board or agency (or any of them) to fill any vacancy and to act notwithstanding any vacancy. Subject to any terms and conditions imposed by the Board, the proceedings of a local or divisional board or agency with 2 or more members are governed by those Articles that regulate the proceedings of the Board, so far as applicable.

109    POWER OF ATTORNEY

       The Board may by power of attorney or otherwise appoint any company, firm or person to be the agent or attorney of the Company and may delegate to that company, firm or person any of the powers, authorities and discretions exercisable by the Board for such purposes and for such time and on such terms and conditions as it thinks fit. The Board may grant the power to sub-delegate, may revoke or alter the terms and conditions of the appointment or delegation and may retain or exclude the right of the Board to exercise the delegated powers, authorities or discretions collaterally with the attorney or agent.

110    EXERCISE OF VOTING POWERS

       The Board may exercise or cause to be exercised the voting powers conferred by shares in the capital of another company held or owned by the Company, or a power of appointment to be exercised by the Company, in any manner it thinks fit
       (including the exercise of such power in favour of the appointment of a Director as an officer or employee of that company or in favour of the payment of remuneration to the officers or employees of that company.

BORROWING POWERS

111    BORROWING POWERS

       The Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge all or any part of its undertaking, property and assets (both present and future), including its uncalled capital and, subject to the Statutes, to issue Debentures and other securities, whether outright or as collateral security, for any debt, liability or obligation of the Company or of any third party.

PROCEEDINGS OF THE BOARD

112    BOARD MEETINGS

       The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit.

113    QUORUM

       The quorum necessary for the transaction of business may be decided by the Board and until decided otherwise is 2
       persons present in person or by alternate director.
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114    NOTICE OF BOARD MEETINGS

       A Director may, and on the request of a Director the Secretary shall, at any time summon a meeting of the Board.
       It shall be necessary to give notice of a meeting of the Board to all the Directors and notice is deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent to him at his last known address or another address given by him to the Company for that purpose. A Director may waive the requirement that notice be given to him of a Board meeting either prospectively or retrospectively. It shall not be necessary to give notice of a meeting of the Board to any Director absent from the United Kingdom save in any case where such absent Director leaves an address or facsimile number (either inside or outside the United Kingdom) in which case a telegram sent to that address or a message sent to that facsimile number shall be deemed to constitute notice to the Director at the time when it is dispatched or sent. Neither the accidental failure to give notice of a meeting of the Board to any Director nor the non-receipt in any case of such notice if given shall invalidate the meeting or any resolution passed or business transacted at the meeting.

115    VOTING

       Questions arising at any meeting of the Board shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote.

116    CHAIRMAN OF THE BOARD

       The Board may elect a chairman or deputy chairman, who shall preside at its meetings, but if no such chairman or deputy chairman is elected, or if at any meeting neither the chairman nor deputy chairman is present within 5 minutes after the time fixed for the start of the meeting, the Board shall choose one of its number to be chairman of such meeting. The Board may decide the period for which he is or they are to hold office and may at any time remove him or them from office. A chairman or deputy chairman may hold executive office or employment with the Company.

117    PROCEEDINGS OF A COMMITTEE

117.1 Proceedings of a committee of the Board shall be conducted in accordance with any regulations that may from time to time be imposed upon it by the Board. Subject to those regulations and this Article, proceedings of a committee shall be governed by the provisions of these Articles regulating the proceedings of the Board, so far as applicable.

117.2 Where the Board resolves to delegate any of its powers, authorities and discretions to a committee of one or more unnamed Directors, notice of a meeting of that committee need only be given to the Director or Directors who form the committee.

118    VALIDITY OF PROCEEDINGS OF BOARD OR COMMITTEE

       All acts done in good faith by any meeting of the Board or of a committee of the Board or by any person acting as a Director, alternate director or committee are, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director or person acting or that they or any of them were disqualified from holding office or had ceased to hold office or were not entitled to vote, as valid as if every such person had been duly appointed and was qualified to be and had continued to be a Director, alternate director or member of a committee and entitled to vote.

119    MINUTES OF PROCEEDINGS

       The Board shall cause minutes to be made of all appointments of officers and committees made by the Board and of any
       remuneration fixed by the Board and the names of the
       Directors present at all meetings of the Board and
       committees of the Board, the Company or the holders of a
       class of shares or debentures and all orders, resolutions
       and proceedings of such meetings and any such
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       minutes of any meeting, if purporting to be signed by the
       chairman of the meeting, or by the chairman of the next
       succeeding meeting shall be conclusive evidence without any further proof of the matters stated in them.

120    PARTICIPATION BY TELEPHONE

       A Director or his alternate director may participate in a meeting of the Board or of any committee of the Board through the medium of conference telephone or similar form of communication equipment notwithstanding that the Directors or committee members present may not all be meeting in one particular place if all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way is deemed to be present in person at the meeting and is counted in a quorum and entitled to vote. The meeting is deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

121    BOARD RESOLUTION IN WRITING

       A resolution in writing signed by or on behalf of all the Directors entitled to receive notice of a Board meeting and not being less than a quorum or by all members of a committee of the Board is as valid and effective as a resolution passed at a Board meeting (or committee, as the case may be) and may consist of several documents in the same form each duly signed by or on behalf of one or more of the Directors (or members of the committee) and any such resolution in writing need not be signed by an alternate director if it is signed by the Director appointing him and a resolution signed by an alternate director need not be signed by the Director appointing him.

122    NUMBER OF DIRECTORS LESS THAN MINIMUM

       If the number of Directors is reduced below the minimum number fixed by these Articles or decided by the Company by ordinary resolution, the continuing Directors or Director may act only for the purpose of appointing an additional
       Director or Directors to make up that minimum or convening a general meeting of the Company for the purpose of making such appointment. If no Director or Directors is or are able or willing to act, 2 Members may convene a general meeting for the purpose of appointing Directors. An additional
       Director appointed in this way holds office (subject to the Articles) only until the dissolution of the next annual general meeting after his appointment unless he is reappointed during the meeting.

ALTERNATE DIRECTORS

123    APPOINTMENT

       A Director (other than an alternate director) may, by notice delivered to the Secretary at the Office, or in any other manner approved by the Board, appoint another Director or any other person approved by the Board and willing to act to be his alternate director. No appointment of an alternate director who is not already a Director is effective until his consent to act as a Director in the form prescribed by the Statutes is received at the Office. An alternate director need not be a Member and is not counted in reckoning the number of Directors for the purpose of
       Article 80.

124    PARTICIPATION IN BOARD MEETINGS

       An alternate director is (subject to his giving to the
       Company an address at which notice may be served upon him)
       entitled to notice of meetings of the Board and all
       committees of the Board of which the Director appointing him is a member and to attend and vote as a Director at any such meeting at which the Director appointing him is absent and to exercise all the powers, rights, duties and authorities of the Director appointing him. A Director acting as
       alternate director has a separate vote at meetings of the
       Board and committees of the Board for each Director for whom
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       he acts as alternate director but he counts as only one for the purpose of determining whether a quorum is present.

125    REMUNERATION AND EXPENSES

       The fee payable to an alternate director shall be payable out of the fee payable to the Director appointing him and shall consist of such portion (if any) of the fee as shall be agreed between the alternate director and the Director appointing him. The Company shall, however, repay to an alternate director expenses incurred by him in the performance of his duties if the Company would have been required to repay the expenses to him had he been a Director.

126    REVOCATION OF APPOINTMENT

       A Director may, by notice delivered to the Secretary at the Office, revoke the appointment of his alternate director. If a Director dies or ceases to hold the office of Director, the appointment of his alternate director ceases automatically. If a Director retires at any meeting (whether by rotation or otherwise) but is reappointed by the meeting at which such retirement took effect, any appointment made by him pursuant to this Article which was in force immediately prior to his retirement shall continue to operate after his reappointment as if he had not so retired.
       The appointment of an alternate director ceases on the happening of an event which, if he were a Director otherwise appointed, would cause him to vacate office.

127    RESPONSIBILITY

       An alternate director is not deemed to be the agent of the Director appointing him but is responsible for his own acts and defaults and is deemed to be an officer of the Company.

ASSOCIATE DIRECTORS

128    APPOINTMENT OF ASSOCIATE DIRECTOR

       The Board may appoint any person, not being a Director, to be an associate director of the Company or to an office or employment having a designation or title including the word
       "director" or may attach to an existing office or employment that designation or title and may terminate the appointment or use of that designation or title.

129    EFFECT OF APPOINTMENT

       The appointment of a person to be an associate director or the inclusion of the word "director" in the designation or title of an office or employment shall not, save as otherwise agreed between him and the Company, affect the terms and conditions of his employment and shall not imply that the person has power to act as a Director or is entitled to receive notice of or attend or vote at meetings of the Directors and he is not deemed to be a Director for any of the purposes of these Articles.

130    POWERS, DUTIES AND REMUNERATION

       The powers, duties and remuneration of an associate director or of any person having a designation or title including the word "director" shall be determined by the Board and the Board shall have the right to enter into any contract on behalf of the Company or transact any business of any description without the knowledge or approval of such persons, except that no act shall be done that would impose any personal liability on any or all of such persons except with his or their knowledge and consent.
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SEALS

131    APPLICATION OF SEALS

       A seal may be used only by the authority of a resolution of the Board or a committee of the Board. The Board may decide who will sign an instrument to which a seal is affixed (or, in the case of a share certificate, on which the seal may be printed) either generally or in relation to a particular instrument or type of instrument. The Board may also decide, either generally or in a particular case, that a signature may be dispensed with or applied by mechanical means.

132    SIGNING OF SEALED DOCUMENTS

       Unless otherwise decided by the Board, certificates for shares or debentures or other securities (subject to the provisions of the relevant instrument) need not be signed or, if signed, a signature may be applied by mechanical or other means or may be printed and every other instrument to which a seal is affixed shall be signed by 2 Directors or one Director and the Secretary.

133    SEAL FOR USE ABROAD

       The Board may exercise all the powers of the Company conferred by the Statutes with regard to having an official seal for use abroad.

SECRETARY

134    APPOINTMENT AND REMOVAL OF SECRETARY

       Subject to the Statutes, the Board shall appoint and may remove a Secretary or joint secretaries and may appoint and remove one or more assistant or deputy secretaries on such terms and conditions as it thinks fit.

135    AUTHORITY OF OTHER PERSON TO ACT AS SECRETARY

       Anything by the Statutes or these Articles required or authorised to be done by or to the Secretary may, if the office is vacant or there is no Secretary capable of acting, be done by or to any joint assistant or deputy secretary or, if there is no joint, assistant or deputy secretary capable of acting, by or to any officer of the Company authorised generally or specifically in that behalf by the Board. Any provision of the Statutes or of the Articles requiring or authorising a thing to be done by or to a Director and the Secretary is not satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

136    AUTHENTIFICATION OF DOCUMENTS

       Any Director or the Secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or holders of a class of shares or the Board or any committee of the Board and any books, records, documents and accounts relating to the business of the Company and to certify copies or extracts as true copies or extracts.

REGISTERS

137    REGISTER OF DIRECTORS' INTERESTS

       The register of Directors' interests shall be kept in
       accordance with the Statutes and shall be open to the
       inspection of any Member or of any other person between the hours of 10am and noon on each day during which the same is bound to be open for inspection pursuant to the Statutes.
       The said register shall be produced at the commencement of each annual general meeting and shall remain open and
       accessible during the continuance of the meeting to any
       person attending such meeting.
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138    OTHER REGISTERS

       The register of Directors and Secretaries, the register of charges, the Register, the register of interests in shares, any overseas branch register and all other associated registers and indices shall be kept in accordance with the Statutes and the fee to be paid by a person other than a creditor or Member for each inspection of any register is the maximum sum prescribed by the Statutes or, failing which, decided by the Board.

DIVIDENDS

139    RECORD DATES

       Notwithstanding any other provision of the Articles, but subject to the Statutes and any preferential or other special rights attached to shares, the Company or the Board may fix any date as the record date for a dividend, distribution, allotment or issue. The record date may be on or at any time before or after a date on which the dividend, distribution, allotment or issue is declared, made or paid.

140    ENTITLEMENT TO DIVIDENDS

       Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is declared and paid. Dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid. If any share is issued on terms that it shall rank for dividend as from a particular date then it shall rank for dividend as from that date. No amount paid up on a share in advance of a call may be treated as paid up for the purpose of this Article.

141    DECLARATION OF DIVIDENDS

       Subject to the Statutes and the Articles, the Company may by ordinary resolution declare a dividend to be paid to the Members according to their respective rights and interests.
       No dividend shall exceed the amount recommended by the Board.

142    INTERIM DIVIDENDS

       Subject to the Statutes, the Board may declare and pay to the Members such interim dividends (including a dividend payable at a fixed rate) as appear to the Board to be justified by the profits of the Company available for distribution. If the share capital of the Company is divided into different classes, the Board may pay interim dividends in respect of shares which rank after shares conferring preferred rights, unless at the time of payment a preferential dividend is in arrears. If the Directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss that they may suffer by reason of the lawful payment of an interim dividend on any shares ranking after those with preferred rights.

143    PAYMENT OF DIVIDENDS IN KIND

       The Board may, with the prior authority of an ordinary
       resolution of the Company, direct that dividends may be
       satisfied in whole or in part by the distribution of
       specific assets including paid up shares, debentures or
       other securities of any other company. The Board may make
       all such valuations, adjustments and arrangements and issue all certificates or documents of title as may seem to it to be expedient with a view to facilitating the distribution
       and may vest assets in trustees on trust for the persons
       entitled to the dividend as may seem to the Board to be
       expedient.
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144    METHOD OF PAYMENT

       The Company may pay any dividend, interest or other amount payable in cash in respect of any share by cheque, dividend warrant or money order or by direct debit or a bank or other funds transfer system or by such other method as the holder or joint holders of the share in respect of which the payment is made may in writing direct. In respect of uncertificated shares, where the Company is authorised to do so by or on behalf of the holder or joint holders in such manner as the Company shall from time to time consider sufficient, the Company may also pay any such dividend, interest or other amount by means of the relevant system concerned (subject always to the facilities and requirements of that relevant system). Any joint holder may give an effective receipt for a dividend, interest or other amount paid in respect of the share. The Company may send a cheque, warrant or order by post (1) in the case of a sole holder, to his registered address or (2) in the case of joint holders, to the registered address of the person whose name stands first in the Register or (3) in the case of a person or persons entitled by transmission to a share, as if it were a notice given in accordance with Article 160 or
       (4) in any case, to a person and address that the person or persons entitled to the payment may in writing direct.
       Payment of the cheque, warrant or order, the collection of funds from or transfer of funds by a bank in accordance with such direct debit or bank or other transfer or, in respect of shares in uncertificated form, the making of payment in accordance with the facilities and requirements of the relevant system concerned shall be a good discharge to the Company. Every cheque, warrant or order is sent at the risk of the person entitled to the payment and shall be made payable to or to the order of the person or persons entitled or to such other person as the holder or joint holders may in writing direct. Every such payment made by direct debit or a bank or other funds transfer or by another method at the direction of the holder or joint holders shall be made to the holder or joint holders or to or through such other person as the holder or joint holders may in writing direct.
       In respect of uncertificated shares, every such payment made by means of the relevant system concerned shall be made in such manner as may be consistent with the facilities and requirements of the relevant system concerned. Without prejudice to the generality of the foregoing, in respect of shares in uncertificated form, such payment may include the sending by the Company or by any person on its behalf of an instruction to the Operator of the relevant system to credit the cash memorandum account of the holder or joint holders or, if permitted by the Company, of such person as the holder or joint holders may in writing direct. The Company shall not be responsible for any loss of any such cheque, warrant or order and any payment made by direct debit, bank or other funds transfer system or such other method shall be at the sole risk of the holder or joint holders. Without prejudice to the generality of the foregoing, if any such cheque, warrant or order has or shall be alleged to have been lost, stolen or destroyed, the Directors may, on request of the person entitled to it, issue a replacement cheque, warrant or order subject to compliance with such conditions as to evidence and indemnity and the payment of out of pocket expenses of the Company in connection with the request as the Directors may think fit.

145    CESSATION OF PAYMENT OF DIVIDEND

145.1  If a cheque, warrant or order in respect of a dividend, or other amount payable in respect of a share, is returned
       undelivered or left uncashed or transfer made by a bank or other funds transfer systems is not accepted on
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       145.1.1  2 consecutive occasions; or

       145.1.2  one occasion and the Board, on making reasonable enquiries, has failed to establish any new address or account of the
                person concerned
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       then the Board may determine that the Company shall cease
       sending or transferring a dividend, or other amount payable in respect of that share, to the person concerned until he notifies the Company of an address or account to be used for that purpose.
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146    DIVIDENDS DO NOT BEAR INTEREST

       No unpaid dividend, or other amount payable in respect of a share, bears interest as against the Company unless otherwise provided by the rights attached to the share.

147    DEDUCTION FROM DIVIDEND

       The Board may deduct from any dividend or other amounts payable to a person in respect of a share, either alone or jointly with any other person, all amounts due from him, either alone or jointly with any other person, to the Company on account of calls or otherwise in respect of a share.

148    UNCLAIMED DIVIDENDS

       All unclaimed dividends, interest or other amounts payable by the Company in respect of a share may be invested or otherwise made use of by the Board for the benefit of the Company until claimed and the payment of any unclaimed dividend, interest or other amount payable by the Company in respect of a share into a separate account or the investment of it does not constitute the Company a trustee in respect of it. Any dividend which has remained unclaimed for a period of 12 years from the date it became due for payment is forfeited and ceases to remain owing by the Company.

149    DIVIDEND MAY BE WITHHELD

       Without prejudice to Articles 42 to 45, the Board may withhold payment of a dividend (or part of a dividend) payable to a person entitled by transmission to a share until he has provided any evidence of his right that the Board may reasonably require.

150    PAYMENT OF SCRIP DIVIDENDS

150.1  Subject to the Statutes, but without prejudice to
       Article 42, the Board may, with the prior authority of an ordinary resolution of the Company, allot to those holders of a particular class of shares who have elected to receive them further shares of that class or ordinary shares, in either case paid up ("new shares"), instead of cash in respect of all or part of a dividend or dividends specified by the resolution, subject to any exclusions, restrictions or other arrangements the Board may in its absolute discretion deem necessary or expedient to deal with legal or practical problems under the laws of, or the requirements of a recognised regulatory body or a stock exchange in, any territory.

150.2 Where a resolution under Article 151.1 is to be proposed at a general meeting and the resolution relates in whole or in part to a dividend to be declared at that meeting, then the resolution declaring the dividend is deemed to take effect at the end of that meeting.

150.3 A resolution under Article 151.1 may relate to a particular dividend or to all or any dividends declared or paid within a specified period, but that period may not end later than the beginning of the fifth annual general meeting following the date of the meeting at which the resolution is passed.

150.4  The Board may make any provision it considers appropriate in relation to an allotment made pursuant to this Article,
       including but not limited to:
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       150.4.1  the giving of notice to holders of the right of election offered to them;

       150.4.2 the provision of forms of election (whether in respect of a particular dividend or dividends generally);

       150.4.3 determination of the procedure for making and revoking elections;

       150.4.4  the place at which, and the latest time by which, forms of election and other relevant documents must be lodged in
                order to be effective; and
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       150.4.5  the disregarding or rounding up or down or carrying forward of fractional entitlements, in whole or in part, or the
                accrual of the benefit of fractional entitlements to the
                Company (rather than to the Members concerned).
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150.5  The dividend (or that part of the dividend in respect of which a right of election has been offered) is not declared or payable on shares in respect of which an election has
       been duly made ("ELECTED SHARES"); instead new shares are
       allotted to the holders of the elected shares on the basis of allotment calculated as in Article 151.4. For that
       purpose, the Board may resolve to capitalise out of amounts standing to the credit of reserves (including a share
       premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, a sum equal to the aggregate nominal amount of the new shares to be allotted and apply it in paying up in full the
       appropriate number of new shares for allotment and
       distribution to the holders of the elected shares. A
       resolution of the Board capitalising part of the reserves
       has the same effect as if the capitalisation had been
       declared by ordinary resolution of the Company pursuant to
       Article 153. In relation to the capitalisation the Board may exercise all the powers conferred on it by Article 153
       without an ordinary resolution of the Company.

150.6 The new shares will rank equally with each other and with every other paid share of the same class in issue on the record date for the dividend in respect of which the right of election has been offered, but they will not rank for a dividend or other distribution or entitlement which has been declared or paid by reference to that record date.

RESERVES

151    PROVISION OF RESERVES

       The Board may, before recommending any dividend, set aside out of the profits of the Company (including any premiums received upon the issue of debentures or other securities or rights of the Company) such amounts as it thinks proper as a reserve fund or funds which shall at the discretion of the Board be applicable for any purpose for which the profits of the Company may lawfully be applied. The Board may employ the amounts in the business of the Company or invest the same in such securities (other than the shares of the Company or its holding company) as it may select. The Board may also from time to time carry forward such amounts as it may deem expedient not to distribute.

152    CAPITALISATION OF PROFITS AND RESERVES

152.1  Subject to the Statutes, the Board may, with the authority of an ordinary resolution of the Company:
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       152.1.1  resolve to capitalise an amount standing to the credit of reserves or to the credit of the profit and loss account and whether or not available for distribution and appropriate
                the sum resolved to be capitalised to the Members in
                proportion to the nominal amount of ordinary shares (whether or not paid up) held by them respectively and to apply that sum on their behalf either in or towards paying up the
                amounts (if any) for the time being unpaid on any shares
                held by such Members respectively or in paying up in full
                unissued shares or debentures of the Company of a nominal
                amount equal to such sum and allot such shares or
                debentures, paid up, to and amongst such Members in those
                proportions or partly in one way and partly in the other.
                Any sums standing to the credit of a share premium account and a capital redemption reserve and profits which are not available for distribution may, for the purposes of this
                Article, only be applied in the paying up of unissued shares to be allotted to Members credited as paid up;

       152.1.2  make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve and, in particular, where shares or debentures become distributable in
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                fractions, the Board may deal with the fractions as it
                thinks fit, including by the issue of certificates in
                respect of fractional entitlements, disregarding fractions or selling shares or debentures representing the fractions to a person for the best price reasonably obtainable and
                distributing the net proceeds of the sale in due proportion amongst the Members (except that if the amount due to a
                Member is less than L3, or such other sum as the Board may decide, the sum may be retained for the benefit of the
                Company);

       152.1.3 authorise a person to enter into, on behalf of all the Members concerned, an agreement with the Company providing for either the allotment to the Members, paid up, of shares or debentures to which they may be entitled on the capitalisation or the payment by the Company on behalf of the Members, by applying their respective proportions of the reserves resolved to be capitalised, of the amounts remaining unpaid on their existing shares. An agreement entered into under this Article is effective and binding on all affected Members; and

       152.1.4 generally do all acts and things required to give effect to the resolution.
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ACCOUNTS

153    INSPECTION OF ACCOUNTS

153.1 The Board shall ensure that proper accounts and accounting records are kept in accordance with the Statutes. The books of account and accounting records shall be kept at the Office or, subject to the Statutes, at such other place or places as the Board thinks fit and shall be open to the inspection of any Director or other officer during business hours.

153.2 No Member (not being a Director or other officer) has any right of inspecting any account or book or document of the Company, except as conferred by the Statutes or authorised by the Board or by an ordinary resolution of the Company.

154    PREPARATION OF ACCOUNTS

       The Board shall, in accordance with the Statutes, cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, balance sheets, Group accounts (if any) and reports as are referred to in the Statutes.

155    ACCOUNTS SENT TO THE MEMBERS

155.1  Subject to the Statutes, either:
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       155.1.1  a printed copy of every Directors' report and Auditors'
                report accompanied by the Company's annual accounts and
                every document required by law to be attached to them; or

       155.1.2  where permitted by the Statutes, a summary financial statement derived from the Company's annual accounts
                prepared in accordance with the Statutes
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       shall not less than 21 clear days before the date of the
       meeting be delivered or sent to every Member (whether or not entitled to receive notices of general meetings) and to
       every holder of debentures of the Company (whether or not
       entitled to receive notices of general meetings) and to
       every other person who is entitled to receive notices of
       general meetings from the Company under the provisions of
       the Statutes or of these Articles. This Article does not
       require a copy of such documents to be sent or delivered to any Member or holder of debentures of whose address the
       Company is not aware nor to more than one of the joint
       holders of any shares or debentures; but any Member or
       debenture holder to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Office.
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155.2  The accidental omission to deliver or send a copy of any document required to be delivered or sent to any person
       pursuant to this Article or the non-receipt of any document by any person entitled to receive it does not invalidate any such document or the proceedings at any general meeting.

UNTRACED SHAREHOLDERS

156    POWER OF SALE

156.1  The Company is entitled to sell at the best price reasonably obtainable any share of a Member or any share to which a
       person is entitled by transmission if:
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       156.1.1  during a period of 12 years prior to the date of the publication of the advertisements referred to in
                Article 156.1.2 (or, if published on different dates, the
                earlier date) at least 3 dividends (whether interim or
                final) in respect of the share in question have been paid
                and all warrants, orders and cheques in respect of the share sent in the manner authorised by these Articles have been
                returned undelivered or remained uncashed and no
                communication has been received by the Company from the
                Member or person entitled by transmission; and

       156.1.2 the Company, on expiry of the period of 12 years, has inserted advertisements in a national daily newspaper and in a newspaper circulating in the area of the registered address of the Member, or other person entitled by transmission, appearing in the Register or the last known address given by the Member or other person, giving notice of its intention to sell the share; and

       156.1.3 during the period of 3 months following the publication of the advertisements (or, if published on different dates, the later of the 2 advertisements) and prior to the date of sale the Company has not received any communication from the Member or person entitled by transmission; and

       156.1.4 notice has been given to the London Stock Exchange of its intention to sell the share.
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156.2  If, during the period of 12 years or a further period ending on the date when all the requirements of Article 156.1 have been satisfied, an additional share has been issued in right of that held at the beginning of, or previously so issued during, those periods and all the requirements of
       Article 156.1 are satisfied in respect of the additional share, the Company is entitled to sell the additional share.

156.3  To give effect to any such sale, the Board may:
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       156.3.1  in relation to certificated shares, appoint any person to execute as transferor an instrument of transfer of the
                shares to, or in accordance with the directions of, the
                purchaser and such instrument of transfer shall be as
                effective as if it had been executed by the holder of, or
                person entitled by transmission to, such shares; and

       156.3.2  in relation to uncertificated shares, exercise any of the
                Company's powers under Article 13.3 to effect the transfer of the shares to, or in accordance with the directions of, the purchaser and the exercise of such powers shall be as
                effective as if exercised by the registered holder of, or
                person entitled by transmission to, such shares
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       and the transferee is not bound to see to the application of the purchase money and the title of the transferee is not
       affected by any irregularity or invalidity in the
       proceedings relating to the sale.

157    APPLICATION OF PROCEEDS OF SALE

       The net proceeds of sale shall belong to the Company which shall be obliged to account to the Member or other person entitled by transmission for an amount equal to such proceeds and shall enter the name of such Member or other person in the books of the Company as a creditor for such amount. No trust is created and no interest is payable in respect of the debt and the Company is not required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested as the Directors think fit.

NOTICES

158    NOTICES IN WRITING

       A notice to be given to or by the Articles shall be in writing except that a notice convening a meeting of the Board or a committee of the Board need not be in writing.

159    SERVICE OF NOTICES

       A notice or other document may be given to a Member by the Company personally or by letter. Any letter shall be sent by post stamped first class and addressed to such Member at the address in the Register or shall be left at that address (or at another address notified for the purpose) in an envelope addressed to that Member.

160    NOTICE TO JOINT HOLDERS

       In the case of joint holders of a share, a notice or other document shall be given to whichever of them is named first in the Register and notice given in this way is sufficient notice to all the joint holders.

161    ADDRESS OUTSIDE THE UNITED KINGDOM

       Subject to the Statutes, if any Member (or, in the case of joint holders, the person first named in the Register) has a registered address not within the United Kingdom he is entitled to have notices given to him at that address.

162    DEEMED NOTICE

       A Member present in person or by proxy at a general meeting or a meeting of the holders of a class of shares is deemed to have received due notice of the meeting and, where required, of the purposes for which it was called.

163    EVIDENCE OF SERVICE

163.1 Any notice or other document addressed to a Member at his registered address or address for service in the United
       Kingdom is deemed to be received, if personally delivered, at the time of delivery or, if sent by first class post, on the Business Day after the letter is posted or, if sent by second class post, on the second Business Day after the letter is posted. In proving service it is sufficient to prove that the letter was properly addressed and, if sent by post, stamped and posted. A notice or document left at a registered address for service in the United Kingdom is deemed to be received on the day it is left.

163.2 Any notice or other document addressed to a Member at his registered address or address for service outside the United
       Kingdom is deemed to be received, if personally delivered, at the time of delivery or, if sent by airmail, on the second Business Day after the letter is posted. In proving service it is sufficient to prove that the letter was properly addressed and, if sent by post, stamped and posted.

164    NOTICE BINDING ON TRANSFEREES ETC.

       A person who becomes entitled by transmission to a share, transfer or otherwise is bound by a notice in respect of that share (other than a notice served by the Company under section 212 of the Act) which, before his name is entered in the Register, has been properly served on a person from whom he derives his title.

165    NOTICE IN CASE OF ENTITLEMENT BY TRANSMISSION

       Where a person is entitled by transmission to a share, the Company may give a notice or other document to that person as if he were the holder of a share by addressing it to him by name or by the title of representative of the deceased or trustee of the bankrupt Member (or by similar designation) at an address in the United Kingdom supplied for that purpose by the person claiming to be entitled by transmission. Until an address has been supplied, a notice or other document may be given in any manner in which it might have been given if the death or bankruptcy or other event had not occurred. The giving of notice in accordance with this Article is sufficient notice to all other persons interested in the share.

166    NOTICE BY ADVERTISEMENT

       If by reason of the suspension or curtailment of postal services in the United Kingdom the Company is unable effectively to convene a general meeting by notices sent through the post the Board may, if it thinks fit and as an alternative to any other method of service permitted by the Articles, resolve to convene a general meeting by a notice advertised in at least one national newspaper and such notice shall be deemed to have been duly received at noon on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least 5 days prior to the meeting the posting of notices again becomes practicable.

WINDING UP AND INDEMNITY

167    WINDING UP

       If the Company shall be wound up (whether the liquidation is voluntary, under supervision or by the Court) the liquidator may, with the authority of an extraordinary resolution and any sanction required by law, divide among the Members in kind the whole or any part of the assets of the Company and whether or not the assets consist of property of one kind or of different kinds and may for this purpose set such value as he deems fair on any class or classes of property and may determine on the basis of that valuation and in accordance with the then existing rights of Members how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the same authority, vest any part of the assets in trustees upon such trusts for the benefit of Members as the liquidator shall think fit but so that no Member shall be compelled to accept any asset in respect of which there is a liability or potential liability.

168    INDEMNITY

168.1 Subject to the Statutes and without prejudice to any indemnity to which he may otherwise be entitled, every Director, Secretary or manager of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or the exercise of his powers, authorities and discretions, including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability in respect of negligence, default, breach of duty or breach of trust, in relation to the affairs of the Company.

168.2 Subject to the Statutes, the Board may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is an officer or employee, or former officer or former employee, of the Company or a Subsidiary Undertaking or in which the Company has an interest, direct or indirect, or who is or was a trustee of a retirement benefits scheme or another trust in which an officer or employee or former officer or former employee is or has been interested indemnifying him against any liability for negligence, default, breach of duty or breach of trust or any other liability which may lawfully be insured against by the Company.

                                                                     APPENDIX II

                        DELAWARE GENERAL CORPORATION LAW
                         SECTION 262--APPRAISAL RIGHTS

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section258, Section 263 or Section 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.


        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:


           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections
(d) and (e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each consitutent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constitutent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection
(f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    English law does not permit a company to indemnify a director or an officer of the company or any person employed by the company as an auditor against any liability that, by virtue of any rule of law, would otherwise attach to him in respect of negligence, default, breach of duty of breach of trust in relation to the company, except liability incurred by such director, officer or auditor in defending any legal proceedings (whether civil or criminal) in which judgement is given in his favour or in which is acquitted or in certain instances in which, although he is liable, a court finds that such director, officer or auditor acted honestly and reasonably and that, with regard to all the circumstances, he ought fairly to be excused and relief is granted by the court. English law enables companies to purchase and maintain insurance for directors, officers and auditors against any liability that would otherwise attach to them in respect of any negligence, default, breach of duty or breach of trust in relation to the company. World Gaming Plc's articles of association provide that:

"INDEMNITY"

168.1 Subject to the Statutes and without prejudice to any indemnity to which he may otherwise be entitled, every Director, Secretary or manager of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or the exercise of his powers, authorities and discretions, including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability in respect of negligence, default, breach of duty or breach of trust, in relation to the affairs of the Company.

168.2 Subject to the Statutes, the Board may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is an officer or employee, or former officer or former employee, of the Company or a Subsidiary Undertaking or in which the Company has an interest, direct or indirect, or who is or was a trustee of a retirement benefits scheme or another trust in which an officer or employee or former officer or former employee is or has been interested indemnifying him against any liability for negligence, default, breach of duty or breach of trust or any other liability which may lawfully be insured against by the Company."

ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS.

    The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

    (a) List of Exhibits:


EXHIBIT NO.                             EXHIBIT
-----------                             -------
    2.0       Agreement and Plan of Reorganization (1)
    3.1       Memorandum of Association of World Gaming Plc (2)
    3.2       Articles of Association of World Gaming Plc (2)
    5.0       Opinion of Orchard Solicitors regarding legality of the
              securities being registered (4)
    8.1       Opinion of Greenberg Traurig, LLP regarding certain U.S.
              federal tax consequences (4)
    8.2       Opinion of Kingston Smith regarding certain U.K. tax
              consequences (4)
   21.0       Subsidiaries of Registrant (4)
   23.1       Consent of Orchard Solicitors (contained in the opinion
              included as Exhibit 5.0) (4)
   23.2       Consent of Greenberg Traurig, LLP (contained in opinion
              included as Exhibit 8.1) (4)
   23.3       Consent of Kingston Smith (contained in opinion included as
              Exhibit 8.2) (4)
   23.4       Consent of HJ & Associates
   24.0       Power of Attorney (included in the signature page to the
              initial filing of this Registration Statement)
   27.0       Financial Data Schedule (3)
   99.0       Form of Proxy Card (4)


------------------------

(1) Filed as Appendix I annexed to the proxy statement/prospectus included in this Registration Statement.

(2) Filed as an exhibit to Appendix I annexed to the proxy statement/prospectus included in this Registration Statement.

(3) Incorporated herein by reference from the Form 10-Q of Starnet Communications International (DE) Inc. for the quarter ended July 31, 2000 and filed on September 14, 2000, as amended.


(4) Previously filed.


    (b) Financial Statements Schedules

    Not applicable.

    (c) Reports, Opinions or Appraisals

    None.

ITEM 22. UNDERTAKINGS

    The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    The undersigned registrant hereby undertakes to (i) respond to requests for information that is incorporated by reference into the prospectus pursuant to Items (4), 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, World Gaming Plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this amendment number 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in St. John's, Antigua on the 7th day of November, 2000.


                                                      WORLD GAMING PLC

                                                                      /s/ FRED HAZELL
                                                      ------------------------------------------------
                                                          Fred Hazell, Chairman, President and CEO


    Pursuant to the requirements of the Securities Act of 1933, this amendment number 1 to the registration statement has been signed below by the following persons in the capacities and on the date indicated.



                                                   /s/ FRED HAZELL
                                     -------------------------------------------
Date: November 7, 2000                Fred Hazell, Chairman, President and CEO
                                            (principal executive officer)

                                              /s/ CHRISTOPHER THOMPSON*
                                     -------------------------------------------
Date: November 7, 2000              Christopher Thompson, Vice President, Finance
                                    (principal financial and accounting officer)

                                                  /s/ WOLF BERGELT*
Date: November 7, 2000               -------------------------------------------
                                               Wolf Bergelt, Director

                                                  /s/ JASON BOLDUC*
Date: November 7, 2000               -------------------------------------------
                                               Jason Bolduc, Director

                                               /s/ BROWNELL COMBS II*
Date: November 7, 2000               -------------------------------------------
                                             Brownell Combs II, Director

                                                /s/ NICHOLAS JACKSON*
Date: November 7, 2000               -------------------------------------------
                                             Nicholas Jackson, Director

                                                 /s/ CLARE ROBERTS*
Date: November 7, 2000               -------------------------------------------
                                               Clare Roberts, Director

                                                /s/ MATTHEW STASIOR*
Date: November 7, 2000               -------------------------------------------
                                              Matthew Stasior, Director



*By:  /s/ FRED HAZELL
      --------------------------------------
      Fred Hazell as Attorney-in-Fact


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